As filed with the Securities and Exchange Commission on March 10, 1998
                         Registration No. _________


                   U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                       -------------------------------
                                Form SB-2/A-1
                           REGISTRATION STATEMENT
                                    Under
                         THE SECURITIES ACT OF 1933
                      --------------------------------
                           THE CASTLE GROUP, INC.
           (Exact name of registrant as specified in its charter)

           Utah                           7011                  99037845
  (State or jurisdiction of     Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identificatio No.)
                      ---------------------------------
                               745 Fort Street
                                 Suite 1000
                           Honolulu, Hawaii  96813
                               (808) 524-0900
                       (Address and telephone number,
        principal executive offices and principal place of business)

                              Michael S. Nitta
                           Chief Financial Officer
                         745 Fort Street Suite 1000
                           Honolulu, Hawaii  96813
                               (808) 524-0900
                    (Name, address and telephone number,
                            of agent for service)
                      ---------------------------------
                                 Copies to:
                           William J. Carey, Esq.
                           Davis Wright Tremaine
                       1001 Bishop Street Suite 1360
                          Honolulu, Hawaii  96813
                      ---------------------------------
      Approximate date of commencement of proposed sale to the public:
 As soon as practicable after this Registration Statement becomes effective
                      ---------------------------------
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number on the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for that offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE






  Title of                           Proposed       Proposed
each class of         Amount          Maximum        Maximum      Amount of
securities to         to be        offering price   aggregate    registration
be registered       registered       per share    offering price     fee
-----------------   ----------     -------------- -------------- ------------
Common Stock, par
  value $.02         1,600,000     $              $                $ 1,455



     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                           THE CASTLE GROUP, INC.
       Cross Reference Sheet Pursuant to Item 501(b) of Regulation S-K

                                                        Caption or Location
     Item of Form SB-2                                      in Prospectus

1.   Forepart of the Registration Statement and
     Outside Front Cover page of Prospectus...... Outside Front Cover Page

2.   Inside Front and Outside Back Cover
     Pages of Prospectus......................... Inside Front Cover Page;
                                                  Table on Outside Back
                                                  Cover Page

3.   Summary Information and Risk Factors........ Prospectus Summary; The
                                                  Company, Risk Factors,
                                                  Selected Financial Data

4.   Use of Proceeds............................. Prospectus Summary; Use of
                                                  Proceeds

5.   Determination of Offering Price............. Risk Factors; Underwriting

6.   Dilution.................................... Dilution

7.   Selling Security Holders.................... Not Applicable

8.   Plan of Distribution........................ Outside Front Cover Page
                                                  of Prospectus;
                                                  Underwriting

9.   Legal  Proceedings.......................... Legal Proceedings

10.  Directors, Executive Officers,
     Promoters and Control Persons............... Management

11.  Security Ownership of Certain
     Beneficial Owners and Management............ Security Ownership of
                                                  Certain Beneficial Owners
                                                  &  Management; Certain
                                                  Transactions; Risk Factors

12.  Description of Securities to be Registered.. Description of Capital
                                                  Stock

13.  Interests of Named Experts and Counsel...... Not Applicable

14.  Disclosure of Commission Position on
     Indemnification for Indemnification for
     Securities Act Liabilities.................. Not Applicable

15.  Organization Within Last Five Years......... Management; Certain
                                                  Transactions; Corporate
                                                  Organization; Security
                                                  Ownership of Certain
                                                  Beneficial Owners and
                                                  Management; The Company

16.  Description of  Business.................... The Company; Management's
                                                  Discussion and Analysis of
                                                  Financial Condition and
                                                  Results of Operation; Plan
                                                  of Operation

17.  Management's Discussion and
     Analysis or Plan of Operation............... Management's Discussion
                                                  and Analysis of Financial
                                                  Condition and Results of
                                                  Operation; Plan of
                                                  Operation

18.  Description of Property..................... Management's Discussion
                                                  and Analysis of Financial
                                                  Condition and Results of
                                                  Operation; Financial
                                                  Statements

19.  Certain Relationships and
     Related Transactions........................ Security Ownership of
                                                  Certain Beneficial Owners
                                                  &  Management; Certain
                                                  Transactions; Risk Factors

20.  Market for Common Equity and
     Related Stockholder Matters................. Description of Capital
                                                  Stock; Market Information

21.  Executive Compensation...................... Executive Compensation

22.  Financial Statements........................ Financial Statements

23.  Changes in and Disagreements with
     Accountants on Accounting and Financial
     Disclosure.................................. Not Applicable

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BY ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

    SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED MARCH 10, 1998

                              1,600,000 Shares

                     THE CASTLE GROUP, INC. COMMON STOCK

      All of the shares of Common Stock, par value $.02 per share (the "Common Stock"), of The Castle Group, Inc., a Utah corporation (the "Company"), are being offered herewith (the "Offering") on behalf of the Company, of which 800,000 shares (the "Minimum") are being offered on a "best efforts, all or none" basis and all 800,000 shares above the Minimum, up to a total of 1,600,000 shares (the "Maximum") are being offered on a "best efforts" basis.

      Prior to the Offering, the Common Stock of the Company has been listed on the Over-The-Counter Bulletin Board of the National Association of Securities Dealers, Inc. (the "Bulletin Board") under the ticker "CAGU." Prior to the Offering, there has been extremely limited public market for the Common Stock. See "Rick Factors - Liquidity and Absence of Public Market for Common Stock" and "Determination of Offering Price." It is currently expected that the offering price of the Common Stock offered herewith will be between $__________ and $ __________ per share. For information relating to the determination of such offering price, see "Underwriting" and "Determination of Offering Price." See also "Risk Factors - Penny Stock Regulation," On January 31, 1998, the last reported sale price of the Common Stock on the Bulletin Board was $2.6875 per share.

      The Company expects to use the net proceeds of the Offering to repay certain indebtedness and for general corporate purposes. See "Use of Proceeds."

      The Company intends to apply to have the Common Stock listed for trading on the NASDAQ SmallCap Market ("NASDAQ SmallCap"). The Company believes that if all Common Stock offered herewith is sold, the Company may satisfy the NASDAQ qualifications for its Common Stock to be listed on NASDAQ SmallCap. However, the Company believes it will not qualify for SmallCap if only the Minimum offered herewith is sold. There can be no assurance that such listing on NASDAQ SmallCap can or will be obtained by the Company, or that the Common Stock will ever be listed in NASDAQ SmallCap. See "Risk Factors - No Assurance of Approval for Listing on NASDAQ SmallCap."

      SEE "RISK FACTORS" REGARDING MATTERS WHICH SHOULD BE CAREFULLY CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

                      --------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                        Price         Underwriting   Proceeds to
                                      to Public      Commissions(1)   Issuer(2)

Per Share                        $              $              $

Total Minimum (3)

Total Maximum (3)



(1) See "Underwriting" for information concerning indemnification of the Underwriters and other matters.

(2)   Before deducting expenses payable by the Company estimated at $220,000.

(3) The Underwriters have agreed to sell, on a best efforts basis, all or none basis, a minimum of 800,000 shares of Common Stock and, on a best efforts basis, all shares above the minimum, up to a maximum of 1,600,000 shares.

                              __________________


      The shares of Common Stock are being offered by the Underwriters herein, when, as and if delivered to and accepted by the Underwriters and subject to their right to reject any order in whole or in part.

__________________________________________________________________________


                       FORTRESS FINANCIAL GROUP LIMITED

              The date of this Prospectus is March 10, 1998

The Company intends to furnish to its shareholders annual reports containing audited financial statements and quarterly reports for the first three-quarters of each fiscal year containing unaudited interim financial statements.

                              PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by the more detailed information and financial statements and the notes thereto appearing elsewhere in this Prospectus. Unless the context otherwise indicates, (i) all references to the "Company" refer to The Castle Group, Inc. and its wholly owned subsidiaries, and (ii), the proforma financial information assumes an offering price of $3.00 per share.


                                  THE COMPANY

      The Castle Group, Inc. is engaged in the business of hotel and resort management, sales and marketing. The Company operates its business through its subsidiaries "KRI, Inc. dba Hawaiian Pacific Resorts" and "Castle Resorts and Hotels Inc.". At February 1, 1998 the Company had 31 management, sales or marketing contracts covering 3,383 rooms. The majority of the properties currently under management are located on all of the major islands within the State of Hawaii. The Company has one management contract for a 68 room condominium resort located in Saipan.

      The Company manages a wide variety of hotels and resorts from small budget inns to luxury condominium resorts. Room rates for the properties range from $40 to over $1,000. With such a wide variety of products, the Company is able to appeal to all levels of traveler. In times of changing economic conditions, this diversity provides a wide base of potential travel clientele as well as property owner.

      The majority of hotels and resorts managed by the Company have experienced substantial increases in both revenues and operating profits over the past three years. In achieving highest operating profits for the managed properties, the Company at the same time increases its own revenues. Many of the management contracts allow for the participation by the Company in operating profits through incentive management fees. It is management's belief that property owners have in recent years looked more favorably upon management agreements based more on net profits than those based on gross revenues. Management also believes that its past success in improving the operating results for its managed properties will enhance its competitive position when bidding for new properties.

      The Company's principal business strategy is the expansion of its revenue base. This entails two primary goals: (i) increasing the profitability of the properties currently under management, and (ii) expansion through the acquisition of additional management contracts.

      Growth within the current client base is met by meeting the financial goals of profitability and asset appreciation for its clientele--the owners of the hotels and resorts. This is accomplished through increasing revenues and decreasing operating expenses. Revenues are enhanced through the Company's' commitment to provide quality accommodations and service at a reasonable price to the Company's equally important client--the leisure and business traveler. Operating expenses may be decreased through the implementation of bulk purchasing and centralized services. Each facet of the Company's operations are tailored to effectively and efficiently meet the ever changing needs of the individual properties whether it be assistance in obtaining renovation financing or the implementation of value added marketing programs.

      The Company intends to increase its portfolio of management contracts by expanding into new markets as well as the Hawaii market. Management believes, although no assurances can be given, that there are numerous opportunities to add properties outside of its existing geographical area. The expansion of the Company's' management contract portfolio may include management contracts, sales and marketing contracts, joint venture investments, and acquisitions.

                                 THE OFFERING


Common Stock offered by the Company                    1,600,000 shares

Common Stock to be outstanding after the Offering      6,911,130 shares (1)

Use of Proceeds                                        Repayment of debt,
                                                       acquisition of
                                                       management contracts
                                                       and/or companies, and
                                                       general and corporate
                                                       purposes.

NASDAQ Symbol                                               "CAGU"

(1) Excludes 25,000 shares reserved for issuance upon the exercise of a warrant held by Van Kasper & Company. Excludes 1,000,000 shares of Common Stock reserved for issuance upon the exercise of options granted under the Company's Stock Option Plan. Excludes 500,000 shares reserved for issuance upon the exercise of options granted under the Company's Stock Purchase Plan. Excludes 50,000 shares reserved for issuance upon the exercise of an option held by Hawaiian Reservations Center Corp. Includes 222,100 shares sold in a private placement. See "Management -- Compensation Plans", "Dilution", "Stock Option Plan", "Stock Purchase Plan" and "Options, Warrants & Rights".


           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

  Certain statements contained in "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," including statements regarding the anticipated development and expansion of the Company's business, the intent, belief or current expectations of the Company, its directors or its officers, primarily with respect to the future operating performance of the Company and the products and/or services it expects to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the factors set forth in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

                                RISK FACTORS


  An investment in the Common Stock involves various risks. In addition to general investment risks and those factors set forth elsewhere in this Prospectus, prospective investors should carefully consider, among other things, the following risk factors before making an investment.

  Operating Losses and Limited Operating History.   The Company has
experienced net operating losses of $2,652,620 during the first three years of operations prior to the current year's profit of $188,552. These losses were not unexpected, as it was the Company's plan to build the necessary corporate and personnel infrastructure in order to properly service the additional hotel and resort management contracts which the Company acquired. Since the current operations of the Company commenced in November of 1993, there is limited operating history for use to project future operations
(see "Selected Financial Data").

  Lack of Liquidity and Absence of Public Market for Common Stock.
There is no extensive public market for the Company's securities. Potential investors should be aware that there may not be an extensive public market in the near future. Accordingly, an investor may be unable to liquidate an investment in the Shares and should be prepared to withstand the economic risk of an investment in the Shares for an indefinite period.

  Dependence on Acquisition of Management Contracts.   The Company's
success is highly dependent upon the acquisition and/or purchase of additional management contracts. There can be no assurance that the Company can acquire additional management contracts and/or contracts. Investors should be aware that the failure of the Company to acquire additional management contracts could adversely affect the Company's results of operations and financial condition (see "Plan of Operation").

  Dependence on Certain Property Owners.   Management contracts are
acquired, renegotiated or terminated in the ordinary course of the Company's business. Some management contracts may be terminated if certain financial criteria are not met in the profitability of the property, while other management contracts may be terminated without cause on short-term notice. There can be no assurances that the Company will be able to keep its current portfolio of properties, nor that the Company would be able to replace any contracts terminated by the property owner. Investors should be aware that the loss of one or more management contracts could have a material adverse effect on the Company's results of operations and financial condition (see "Plan of Operation").

  Competition for Management Contracts.   The management and marketing of
hotels and resorts is very competitive. The Company competes with national, regional and local management companies, some of which have a larger network of locations, greater financial resources, and better name recognition than the Company. The Company currently operates substantially within the State of Hawaii and there are a number of competitors within the state with substantial operating histories and financial reserves. (see "Plan of Operation").

  Inexperience in Regions Outside of Hawaii.   The Company's strategy is
to expand its current portfolio of management contracts. Some of this growth is expected to take place outside of the geographic region of Hawaii, where the Company is situated and currently has all but one of its management contracts located within. There can be no assurance, however, that the Company has the experience or financial and other resources necessary to adequately support such expansion (see "Plan of Operation").

  Need for Additional Financing.   The Company is dependent upon the net
proceeds of this offering, currently available financing and anticipated cash flow from operations to implement its business plan. There can be no assurance that the Company will be able to raise additional capital on terms satisfactory to the Company or the holders of Shares (see "Use of Proceeds", "Management Discussion and Analysis of Financial Condition and Results of Operations").

  Dependence upon Management.   The success of the Company is highly
dependent on the continued involvement of certain key personnel, including, in particular, Mr. Rick Wall, Chairman and Chief Executive Officer and founder of the Company, and Mr. Kelvin Bloom, Chief Operating Officer and Senior Vice President. The absence of Mr. Wall or Mr. Bloom may have a material adverse effect upon the Company's operations and expansion plans. The Company has an employment and non-competition agreement with Mr. Bloom. The Company has no employment or non-competition agreement with Mr. Wall, although he is one of the Company's largest shareholders. See "Management". The Company does not currently have any key man insurance covering any of its personnel.

  Potential Conflicts of Interest.   Certain of the current directors and
officers owning stock in the Company are direct or indirect parties to a management contract between the Company and the Hanalei Bay Resort (HBR) Following this offering, directors and officers with interests in HBR will beneficially own approximately 50% of the outstanding shares of the Common Stock of the Company and will therefore have the ability to direct the Company's operations and financial affairs and the ability to influence the election of members of the Board of Directors of the Company. Currently, eight of the twelve board of directors are affiliated with HBR. These relationships, coupled with these stockholders' ownership of Common Stock and their representation on the Company's Board of Directors could give rise to conflicts of interest (see "Certain Transactions").

  Voting Control.   Following this offering, current holders of the
Company's Common Stock will beneficially own approximately 77% of the outstanding shares of the Common Stock and will therefore have the ability to direct its operations and financial affairs and to substantially influence the election of members of the Board of Directors of the Company. Current officers and directors of the Company will beneficially own 59% of the outstanding shares of the Common Stock and will also have the ability to direct its operations and financial affairs and to substantially influence the election of members of the Board of Directors of the Company (see "Security Ownership of Certain Beneficial Owners and Management").

  Shareholder Approval of Acquisitions. Management shall have the discretion and flexibility to use a substantial percentage of the proceeds received in this offering to make investments and acquisitions (see Use of Proceeds). Shareholders shall not be able to review or vote on any such investments or acquisitions. There can be no assurance that any investments or acquisitions made by the Company with the proceeds received in this offering shall be profitable.

  Quarterly Fluctuations in Earnings. The hotel industry is seasonal in nature. The first and third quarters of the Company's fiscal year account for a large portion of the Company's management fees. Because the operating expenses of the Company do not fluctuate with seasonality, this will cause large quarterly fluctuations in the Company's reported earnings. Other factors outside of the Company's control may also adversely affect earnings such as poor weather conditions, economic factors, competition and other occurrences affecting travel.

  Dependence on Travel Industry. The Company is highly dependent on the travel industry as a whole. Certain economic events such as recession, depression, competition and other factors will adversely affect the results of operations and financial condition of the Company. In addition to this, the Company is highly dependent upon the travel industry for the State of Hawaii, as the majority of its current revenues are derived within Hawaii. Hawaii's travel industry is highly dependent upon the airline industry to provide the necessary volume of airline seats for visitors from the United States and other International regions. A decrease in the number of flights to Hawaii, or an airline labor dispute resulting in a strike could adversely affect the earnings and financial condition of the Company.

  Government Regulations.   The Company is subject to both federal and
state regulation. The Company is not currently aware of any federal or state pending legislation that would adversely affect the financial conditions and earnings of the Company. The extent and future promulgation of new regulation detrimental to the visitor industry could have a substantial impact on the Company's profitability. The hotel industry may be adversely affected by regulations which cover wages, benefits, pricing, taxes and availability of financing. In addition, the Company is planning to expand outside of the United States and would become subject to International laws and the laws and regulations of other countries. Investors should be aware that there is a possibility of future changes in these regulations which may adversely affect the Company's earnings.

  Environmental Regulations.   Under various federal, state and local
environmental laws and regulations, a current or previous owner or operator of real property may be liable for the costs to remove or remedy hazardous or other toxic substances located on, in or under such real property. These laws may impose such liability whether or not the owner or operator had knowledge of the presence of these substances. In connection with the Company's operation of its properties under contract, the Company could be potentially liable for such removal and remediable costs. The Company is not aware of any environmental claims pending or threatened against it or against the owners of the properties operated by the Company, however, no assurance can be given that such a claim will not be asserted against the Company in the future. Investors should be aware that the potential uninsured cost of defending the Company against such claims may have a material adverse affect on the earnings and financial condition of the Company.

  Price Volatility. The market price of the Common Stock could be subject to significant fluctuations in response to variations in quarterly or annual operating results and other factors such as expansion or the loss of management contracts. In addition, the securities markets in general have experienced significant price and volume fluctuations from time to time in recent years that may have been unrelated to the operating performances of certain industries or individual companies. These broad fluctuations may adversely affect the market price of the Common Stock.

  Dilution. Assuming a purchase price of $3.00, the proforma book value per share of the Company will be $.62. Purchasers of shares under this offering shall receive an immediate and substantial dilution of $2.38 or 79% of the share price (see "Dilution").

  Management's Discretion in Allocating Proceeds.   Investors should be
aware that management of the Company shall have broad discretion in the allocation of the proceeds received in this offering. Although management has stated herein the allocation of the proceeds (see "Use of Proceeds"), there can be no assurance that the funds received shall be allocated according to managements current plan.

  Pending Litigation.   There is current litigation pending against the
Company (see "Legal Proceedings"). Investors should be aware that an uninsured judgement against the Company , or a judgement in excess of insurance coverage could have a material adverse affect on the financial condition of the Company.

  Inexperience of Underwriters. Although the principals of the Underwriters have experience in investment banking and the brokerage industry, the Underwriters have no prior experience with respect to public offerings (see "Underwriters").

  No Assurance of Listing Upon NASDAQ SmallCap Market; Risks of Potential Reduced Liquidity. The Common Stock is currently traded upon the Over-The-Counter Bulletin Board (the "Bulletin Board"). The Company intends to apply to have the Common Stock listed upon the NASDAQ SmallCap Market ("NASDAQ SmallCap") after the Offering. The Company believes that if the Maximum of this Offering is not sold, the Company will not satisfy NASDAQ requirements and the Common Stock will not be listed. There can be no assurance that either the Minimum or the Maximum will be sold, that the successful sale of the Maximum will result in the Common Stock being approved for listing on NASDAQ SmallCap, or that approval of such listing will be timely forthcoming or not conditioned on the Company's continued satisfaction of other equity or net revenue requirements.

  If the Company does not obtain NASDAQ SmallCap listing approval, the Common Stock will remain listed for trading on the Bulletin Board. As a consequence, investors could find it more difficult to sell or dispose of, or obtain accurate quotations as to the price of, the Common Stock. The continued listing of the Common Stock on the Bulletin Board may result in reduced liquidity of the Common Stock. In addition, reduced liquidity and difficulty in establishing an accurate or current market price may result in the inability or difficulty of prospective sellers of the Common Stock to receive a sale price at or near to the actual then-current market value of the Common Stock. Furthermore, if the Company's Common Stock is not quoted on NASDAQ SmallCap trading in the Common Stock would be subject to Rule 15g-9 promulgated under the Exchange Act for non-NASDAQ and non-exchange listed securities ("Rule 15g-9"). Under Rule 15g-9 broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Moreover, the Common Stock will not be eligible for exemption from Rule 15g-9 unless it is offered at a price of at least $5.00 per share, and it is anticipated that the price of the Common Stock offered herein will be less than $5.00 per share. See "Determination of Offering Price."

  Penny Stock Regulation. The Common Stock offered herein will be considered "penny stock" and subject to certain regulations and the imposition of certain delivery requirements. The Commission has adopted regulations that generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Such exceptions include an equity security listed on NASDAQ, and an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a risk disclosure schedule explaining the penny stock market and the risks associated therewith.

  The Offering Price of the Common Stock is expected to be less than $5.00 per share. Accordingly, the Company expects that the Common Stock will be considered "penny stock"and thus subject to the regulations applicable to penny stock, in which event the market liquidity for the securities will in all likelihood be severely affected, limiting the ability of broker-dealers to sell the securities and the ability of purchasers in this Offering to sell their securities in the secondary market or at an acceptable price. There is no assurance that trading in the Company's securities will not be subject to these or other regulations that would adversely affect the market for such securities.




                            CORPORATE ORGANIZATION

  The Company is a Utah corporation engaged in the business of hotel and resort management. The Company operates its business under its subsidiaries, "KRI, Inc. dba Hawaiian Pacific Resorts" and "Castle Resorts & Hotels Inc.", both organized under the laws of the State of Hawaii.
The Company was organized under the laws of the State of Utah on August 21, 1981, under the name "Vector Communications, Inc." The Company was formed primarily for the purpose of conducting business activities in the communications industry and to invest in real estate, minerals and oil and gas development. On November 22, 1983, the Company changed its name to "Quest National, Inc.".

  During the fiscal year ending July 31, 1984, the Company acquired a fifty percent interest in Guam Productions, Inc. ("GPI"), a corporation organized under the laws of the Territory of Guam, in exchange for 11,000,000 shares of the Company's "unregistered" and "restricted" common stock and $100,000. Persons affiliated with GPI were elected to serve as directors and executive officers of the Company. GPI's sole asset was an exclusive franchise to operate a lottery in the Territory of Guam through December 31, 1988. The Company's investment in GPI was written off in fiscal year ending July 31, 1985 after initial attempts to operate the Guam lottery profitably were unsuccessful. The Company did not renew its annual option to extend the franchise. Its interest in GPI was abandoned, and the Company ceased business operations in 1986.

  The Company was inactive until fiscal 1993.  On June 4, 1993, the
Company filed Articles of Amendment to its Articles of Incorporation with the Department of Commerce of the State of Utah, changing its name to "The Castle Group, Inc.", reducing the authorized shares of common stock from 50,000,000 shares of $.001 par value per share to 20,000,000 shares of $.02 par value per share common stock and effecting a reverse split of the outstanding shares on a basis of one for twenty. As a result of the reverse split, the 21,330,500 outstanding shares of common stock were reduced to 1,066,530 shares (including an additional 5 shares resulting from "rounding" following the reverse split. The reverse split did not affect the proportional interest of any of the Company's stockholders.

  On November 8, 1993, the Company and all of the stockholders of Castle Group, Ltd., a Hawaii corporation ("Castle Limited") entered into an Agreement and Plan of Reorganization (the "Castle Plan"). Pursuant to the Castle Plan the Company acquired all of the assets of Castle Limited, consisting primarily of management contracts on two resort properties located in Hawaii, in exchange for 2,100,000 post-split "unregistered" and "restricted" shares of the Company's common stock. The Company did not acquire any significant assets other than the management contracts and did not assume any material liabilities. In connection with the closing of the Castle Plan, the Company sold 1,000,000 post-split "unregistered" and "restricted" shares of its common stock at a price of $2.00 per share in a private placement.

  The beneficial owners of Castle Limited prior to its acquisition by the Company were Mr. Rick Wall, Mr. John Tedcastle, Mr. Hideo Nomura and LCC Management, Inc., a corporation owned and controlled by Ms. Janet Parmar, spouse of Mr. Judhvir Parmar.

  On November 10, 1993, the Company purchased all of the stock of KRI, Inc. ("KRI"), a Hawaii corporation doing business as "Hawaiian Pacific Resorts," in exchange for 650,000 post-split "unregistered" and "restricted" shares of the Company's common stock and $400,000 in cash. An additional $800,000 was paid to the selling stockholders of KRI in exchange for certain non-competition covenants.

  The beneficial owners of KRI, Inc. prior to its acquisition by the Company were Keawe Resorts, Inc., a corporation owned and controlled by Mr. Kimo Keawe; Maui Beach Hotel, Inc.; TN Group Hawaii, Inc.; M.K. & Sons, Inc.; Michael S. Nitta, Saburo Maruyama, James Kurita and Shigeru Shinno.

  On December 29, 1993, the Company purchased all of the stock of TQCG, Ltd., a Hawaii corporation, for $1,000, and on January 24, 1994, changed the name of TQCG, Inc. to Castle Resorts & Hotels, Inc., to manage condominium resorts and associations of apartment owners ("AOAO"). TQCG was an inactive corporation prior to its acquisition by the Company.

  The business operations of KRI at the time of its acquisition were far more significant than those of Castle Limited. KRI was a twenty-five year old management company that managed and controlled the operations of nine hotels within the State of Hawaii. At the time of its acquisition by the Company, KRI did not have any significant assets other than its management contracts and accounts receivable, had no material liabilities other than its trade accounts payable, and had approximately 250 employees. The business operations of KRI at the time of acquisition also included a 62% interest in HPR Advertising, Inc. ("HPR Advertising"), a Hawaii corporation. HPR Advertising was incorporated in 1989, with its primary operation being the advertising of hotels & resorts managed by KRI. The 38% minority interest in HPR Advertising was owned by certain employees of KRI. On July 31, 1995, KRI purchased all of the minority interests in HPR Advertising for $380 in cash and HPR Advertising became a wholly owned subsidiary of KRI.

  On February 1, 1994, the Company filed with the Securities and Exchange Commission a Registration Statement on Form 10-SB to register its common stock, $.02 par value, under the Securities and Exchange Act of 1934. The Registration Statement became effective on May 2, 1994.

  References to the "Company" herein include the Company and its subsidiaries. The Company's executive offices are located at 745 Fort Street, Suite 1000, Honolulu, Hawaii 96813. The Company's telephone number is (808) 524-0900 and its facsimile number is (808) 521-9994.

                                USE OF PROCEEDS

  The net cash proceeds to the Company from this Offering under the minimum and maximum shares to be sold, is estimated to be $4,087,500 and $1,827,500, respectively, after giving effect to estimated underwriting commissions and expenses payable by the Company.

  Although no assurance can be given, the Company intends to use the net proceeds from the maximum shares and minimum shares offered herein, respectively, in accordance with the following table:

                                    Maximum Shares         Minimum Shares
                                ---------------------   ---------------------
Repayment of Notes
 Payable and Interest           $   200,000        5%    $   200,000      11%
Repayment of Lines of Credit        550,000       13         550,000      30
Working Capital                     200,000        5         200,000      11
General Corporate Purposes        3,137,500       77         877,500      48
                                ------------    -----    ------------   -----
Total Proceeds                  $ 4,087,500      100%    $ 1,827,500     100%
                                ============    =====    ============   =====

  The Castle Group intends to use the net proceeds from the sale of the shares of Common stock to repay approximately $200,000 of notes payable and interest representing the balance of the purchase price payable on the acquisition of KRI, Inc., (see "The Company"), $200,000 in accounts payable and $550,000 representing the outstanding balance of the lines of credit. The notes payable to the former stockholders of KRI, Inc. are dated January 1, 1996 and bear interest at the rate of 6% per annum. The lines of credit are personally guaranteed by certain of the Company's directors and bears interest at the rate of prime plus 2%.

  The balance of the net proceeds will be used for general corporate purposes, which may include making debt and equity investments in hotel properties and/or management companies in connection with the acquisition of future management contracts and/or management companies. Expenditures may also be infused into staffing and equipment necessary to fund the operations necessary to manage and control the possible growth in the Company's management contract portfolio. Pending such use, the Company intends to invest the funds in short-term, interest bearing investment grade securities.

                        DETERMINATION OF OFFERING PRICE

  The stock of the Company is currently trading at $2.00 - $2.125. The stock has been thinly traded as the current Board of Directors and Executive Officers own over 80% of the outstanding stock.

  The Board of Directors determined the offering price for the Shares based upon:

  1. Directors and Executive Officers own 80% of the issued and authorized stock.

  2. Because the stock is very thinly traded, it would be difficult for an investor to acquire a large number of shares.

  3. It is the Company's belief, although no assurance can be given, that as a result of the financial resources provided by this offering, the Company would be able to acquire additional management contracts, enhancing the profitability and earnings per share of the Company.

  4. The acquisition of additional management contracts and/or companies could have a significant impact on the profitability of the Company.

                                DIVIDEND POLICY

  The Company has never paid cash dividends. The Company currently intends to retain any future earnings, if any, for use in the Company's operations and does not anticipate the payment of cash dividends in the near foreseeable future.

                                CAPITALIZATION


  The following table sets forth the actual capitalization of the Company as of October 31, 1997 and the pro forma capitalization of the Company after giving effect to the sale of 1,600,000 (the maximum shares), and 800,000 (the minimum shares) of Common Stock offered hereby at an assumed public offering price of $3.00 per share and the application of the net proceeds therefrom as described under "Use of Proceeds."


                                       Maximum Shares Sold                                     Minimum Shares Sold
                           July 31, 1997             October 31, 1997             July 31, 1997             October 31, 1997
                         Actual    Proforma        Actual    Proforma         Actual     Proforma         Actual     Proforma
Short-Term debt...... $  268,000   $        0   $  434,400  $         0   $  268,000   $        0   $  434,400   $        0
                      ===========  ===========  ===========  ===========  ===========  ===========  ===========  ===========
Long-Term debt.......    166,400            0            0            0      166,400            0            0            0

Shareholders' equity:

Common Stock, $.02
 par value,
 20,000,000 shares
 authorized;
 5,311,130 shares
 issued and
 outstanding actual;
 6,911,130 shares
 issued and
 outstanding
 proforma(1).........    101,781      133,781      106,223      138,223      101,781      117,781      106,223      122,223

Additional paid-
 in Capital (2)......  2,502,972    6,558,472    2,539,175    6,594,675    2,502,972    4,312,472    2,539,175    4,348,675

Retained Earnings.... (2,464,068)  (2,464,068)  (2,637,548)  (2,637,548)  (2,464,068)  (2,464,068)  (2,637,548)  (2,637,548)
                      -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------

Total shareholders'
equity .............     140,685    4,228,185        7,850    4,095,350      140,685    1,966,185        7,850    1,833,350
                      -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------

Total capitalization. $  575,085   $4,228,185   $  442,250   $4,095,350   $  575,085   $1,966,185   $  442,250   $1,833,350
                      ===========  ===========  ===========  ===========  ===========  ===========  ===========  ===========

(1) Excludes 25,000 shares reserved for issuance upon the exercise of a warrant held by Van Kasper & Company. Excludes 50,000 shares reserved for issuance upon the exercise of an option held by Hawaiian Reservations Center Corp. Excludes 1,000,000 shares of Common Stock reserved for issuance upon the exercise of options granted under the Company's Stock Option Plan. Excludes 500,000 shares reserved for issuance upon the exercise of options granted under the Company's Stock Purchase Plan. See "Management -- Compensation Plans", "Dilution", "Stock Option Plan", "Stock Purchase Plan" and "Options, Warrants & Rights". Excludes, as of July 31, 1997, a private placement sale of 222,100 shares subscribed for but not yet issued as of July 31, 1997 to Development Funding, Ltd.

(2) Excludes as of July 31, 1997, subscription receivable of $40,649 related to a private placement sale of 222,100 shares subscribed for but not yet issued as of July 31, 1997 to Development Funding, Ltd.

                                   DILUTION

  The following pro forma net tangible book value of the Company at July
31, 1997 was $.03 per share of Common Stock, taking into account the 222,100 shares subscribed and paid for but subsequently issued private placement shares. Pro forma book value per share represents the total assets of the Company less its total liabilities, divided by the number of shares outstanding as of July 31, 1997. Without taking into account any changes in net book value of the Company at July 31, 1997, other than to give effect to the sale of Common Stock offered hereby (after deduction of the Underwriter's commissions, and the application of the estimated net proceeds therefrom), the pro forma net book value of the Company at July 31, 1997 if the maximum or minimum shares under this offering is sold would have been 4,268,830 or $.62 per share and 2,006,830 or $.36 per share, respectively . This represents an immediate increase in net book value of $.59 or $.33 per share should the maximum or minimum number of shares be sold, respectively, of Common Stock to existing stockholders and an immediate dilution of approximately $2.38 or $2.64, respectively, per share of common stock to new investors purchasing shares in this offering. The following table illustrates the per share dilution to new investors:

                                       Maximum Shares Sold           Minimum Shares Sold
Assumed initial offering price per
 share of Common Stock (1)             $    3.00     100%            $     3.00      100%

Pro forma net book value per share
  as of July 31, 1997  (2)                   .03       1                    .03        1
Increase in per share attributable
  to new investors                           .59      20                    .33       11
                                       ---------    -----            ----------     -----
Pro forma net tangible book value
  per share after offering                   .62      21                    .36       12
                                       ---------    -----            ----------     -----
Dilution per share to new investors    $    2.38      79%            $     2.64       88%
                                       =========    =====            ==========     =====

(1) Before subtracting underwriting commissions and estimated expenses of the Offering.

(2) Includes 222,100 shares subscribed and paid for but unissued as of July 31, 1997 to Development Funding, Ltd. under a private placement. The shares were subsequently issued on November 5, 1997.

  The following table summarizes, on a pro forma basis as of July 31, 1997, the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price per share of Common Stock paid by the existing stockholders and by the new investors participating in this Offering if the maximum or minimum shares under this offering are sold:


                          Shares Purchased     Total Consideration       Average Price
                           Number   Percent      Amount   Percent          Per Share
                        ----------- -------    ---------- -------       --------------
Maximum Shares Sold:

Existing stockholders..  5,311,130      7%      2,645,400     36%        $       .50
                        ----------- -------    ----------- -------      -------------
New Investors..........  1,600,000     23%      4,800,000     64                3.00
                        ----------- -------    ----------- -------      -------------
                         6,911,130    100%      7,445,400    100%        $      1.08
                        =========== =======    =========== =======      =============

Minimum Shares Sold:

Existing stockholders..  5,311,130     87%      2,645,400     52         $       .50

New Investor...........    800,000     13%      2,400,000     48                3.00
                        ----------- -------     ---------- -------       ------------
                         6,111,130    100%      5,045,400    100%        $      1.08
                        =========== =======     ========== =======       ============

  The foregoing table includes a private placement sale of 222,100 shares for an net aggregate of $425,395 subscribed and paid for as of September 22, 1997, and subsequently issued to Development Funding, Ltd. and excludes 25,000 shares reserved for issuance upon the exercise of a warrant held by an Kasper & Company, 1,000,000 shares of Common Stock reserved for issuance upon the exercise of options granted under the Company's Stock Option Plan, 500,000 shares reserved for issuance upon the exercise of options granted under the Company's Stock Purchase Plan and 50,000 shares reserved for issuance upon the exercise of an option granted to Hawaii Reservations Center Corp. See "Management -- Compensation Plans", "Dilution", "Stock Option Plan", "Stock Purchase Plan" and "Options, Warrants & Rights".

                            SELECTED FINANCIAL DATA

     The following tables set forth selected combined historical financial data for The Castle Group, Inc. as of and for each of the years in the four year period ended July 31, 1997. In the opinion of management, the financial statements include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth herein.

     The following selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and all of the financial statements and notes thereto included elsewhere in this Prospectus.

                                                                                    Three Months Ended October 31
                                       Year Ended July 31, (Thousands)                       (Unaudited)
                                 1994(1)       1995         1996         1997             1997         1996
                               ----------   ----------   ----------   ----------       ----------   ----------
Statement of Operations Data:
Operating Revenues
 Management Operations             1,118        2,790        3,659        4,294              924          981
Hotel Operations                       0            0          452        1,892              424          461
                               ----------   ----------   ----------   ----------       ----------   ----------
Total Revenues                     1,118        2,790        4,111        6,186            1,348        1,442
                               ----------   ----------   ----------   ----------       ----------   ----------
Operating Expenses
Management Operations              1,816        3,300        3,671        3,788            1,023          974
Hotel Operations                       0            0          452        1,894              478          482
                               ----------   ----------   ----------   ----------       ----------   ----------
Total Department Expenses          1,816        3,300        4,123        5,682            1,501        1,456
Depreciation & Amortization          220          453          465          263                8          119
Interest Expense                       4           54           68           52               12           13
                               ----------   ----------   ----------   ----------       ----------   ----------
Total Operating Expense            2,040        3,807        4,656        5,997            1,521        1,588
                               ----------   ----------   ----------   ----------       ----------   ----------
Net Income (Loss)
 before income taxes           (     922)   (   1,017)   (     545)         189        (     173)   (     146)
                               ----------   ----------   ----------   ----------       ----------   ----------
Net Income (Loss)              (     922)   (   1,017)   (     545)         189        (     173)   (     146)
                               ----------   ----------   ----------   ----------       ----------   ----------
Net Income (Loss) per share    (     .23)   (     .20)   (     .11)         .04        (     .03)   (     .03)
                               ==========   ==========   ==========   ==========       ==========   ==========

Weighted Average Shares
 Outstanding (2)               3,933,859    5,066,530    5,085,280    5,109,903        5,311,130    5,089,030

Consolidated Balance
 Sheet Data:
Cash and Cash Equivalents            207          277          221          269              110          200
Total Assets                       2,530        2,312        2,031        1,617            1,570        1,773
Long-term debt, net of
 current portion                     348          772           76          166              166           64
Total Liabilities                  1,409        2,208        2,464        1,476            1,562        2,352
Stockholders' equity               1,121          104    (     433)         141                8    (     579)

Other Related Data
Property Contracts, beginning         13           17           25           28               28           25
Property Contracts,
 end of year/quarter                  17           25           28           28               28           28
Rooms Covered, beginning
 of year                           1,678        2,032        2,805        3,193            2,948        2,805
Rooms Covered, end of
 year/quarter (3)                  2,032        2,805        3,193        2,948            3,016        2,749


(1) Represents nine month's operating results from inception at November 1993 to July 1994.

(2) Excludes 25,000 shares reserved for issuance upon the exercise of a warrant held by Van Kasper & Company. Excludes 1,000,000 shares of Common Stock reserved for issuance upon the exercise of options granted under the Company's Stock Option Plan. Excludes 500,000 shares reserved for issuance upon the exercise of options granted under the Company's Stock Purchase Plan. Excludes 50,000 shares reserved for issuance upon the exercise of an option held by Hawaii Reservations Center Corp. Includes 222,100 shares sold in a private placement subscribed for as of July 31, 1997, but subsequently issued in November 1997. See "Management -- Compensation Plans", "Dilution", "Stock Option Plan", "Stock Purchase Plan" and "Options, Warrants & Rights".

(3) On November 1, 1997, the Company acquired the management contract for 125 condominium units located within the Kiahuna Plantation Resort. Also on November 1, 1997, the Company acquired the AOAO management agreement for a 29 condominium unit association located within the Kiahuna Plantation Resort. On February 1, 1998, the Company acquired the management contract for the Waikiki Terrace Hotel, a 242 room hotel located in Waikiki.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

     The Company is a Utah corporation which earns revenues primarily by providing management, reservations and sales and marketing services to hotels and resorts. The Company currently operates within the State of Hawaii under the trade names "Hawaiian Pacific Resorts" and "Castle Resorts and Hotels".

     The Company's revenues are derived from management fees, sales & marketing fees, reservation fees, accounting fees, commissions, incentive fees and other fees from the properties it represents pursuant to the terms and conditions of its management contracts. In addition to the fees described, the Company also earns revenues from transient and long term rentals and other hotel related income from its leased hotel. The revenues of the properties which are managed by the Company, except as mentioned herein, are not recorded as revenues of the Company.

     The Company's operating expenses are comprised of labor, reservations fees and other costs associated with operating as a management company. The expenses of the properties which are managed by the Company, except as mentioned herein, are not recorded as expenses of the Company.

     As of February 1, 1998, the Company had 31 contracts covering 3,383 rooms, all except 68 rooms located in Saipan being situated within the State of Hawaii. Under the management contracts, the Company is typically responsible for the supervision and day to day operations of the property in exchange for a base management fee which is based on gross revenues. In some cases, the Company also participates in the profitability of the properties it manages and may earn an incentive fee based on the net operating profits of the property managed. Sales and marketing and reservation fees earned from the properties are based on the gross revenues of the property. The Company is also reimbursed for direct advertising and marketing expenditures it makes on behalf of the property, all in accordance with the terms and conditions of the management contracts. The Company also earns commissions and other fees from the properties managed by providing centralized purchasing services to the hotel owners. Under these arrangements, the net savings to the property owner from centralized purchasing are shared between the Company in the form of commissions and the property owner in the form of cost savings.

     Hotel revenues consist of revenues from 167 rooms leased by the Company. Under this arrangement, the Company includes as its own revenues the entire property revenues which includes hotel transient rental income as well as the total expenses incurred to operate the property. The property is situated in Waikiki, Hawaii. The Company does not currently own any other real property interest in fee or leasehold.

Overview

     The lodging industry has been, historically, seasonal in nature. The Company generally reflects higher revenues from the fees generated by its properties in the first and third quarters of its operating year, which may cause expected fluctuations in the Company's quarterly revenues and net earnings.

     Revenues from management operations grew at a compound annual rate of 56.6% from 1994 through 1997, from $1,118,386 to $4,294,216. Total revenues grew at a compound annual rate of 76.9% from 1994 through 1997, from $1,118,386 to $6,185,798. The growth in revenues attained by the Company over the past three years has been impressive, however, management gives no assurances that these increases will continue in future periods.

     The increase in revenues together with smaller increases in operating expenses resulted in the Company being able to reduce net losses from 1994 through 1996, and record a profit in 1997. Net losses decreased from $922,644 for the nine months ended July 31, 1994 to a profit of $188,552 for the twelve months ended July 31, 1997. Included in fiscal 1997 was a reduction in expenses of $187,500 for the forfeiture of an option granted to an officer of the Company. Even without this adjustment, the Company would have reported a net profit of $1,052 for the twelve months ended July 31, 1997. Management attributes the improvements in operating losses to the growth in revenues coupled with effective cost control. There can be no assurance that these improvements will continue in future periods.

Results of Operations

For the Quarters Ended October 31, 1997 and 1996

     For the quarters ended October 31, 1997 and 1996, the Company had total revenues of $1,347,875 and $1,441,563, respectively, a decrease of $93,688 or 6.5%. Revenues from management operations decreased by $55,846 or 6%. The decrease in revenues is attributed to a decrease in fees collected from two properties managed by the Company. The first property is located in Maui and hotel revenues for the quarter ended October 31, 1997 were $45,000 lower than the prior year; the other property is located on Oahu and net fees from this property were $32,500 lower than the prior year. Also contributing to the variance is other income of $45,000 earned for the quarter ended October 1996, representing commissions and consulting fees earned by the Company on the renovation of one of the properties managed by the Company. Much of the variance occurred during the month of October and management is confident, although no assurances can be given, that the revenue decrease when compared to the prior year shall be made up during the balance of fiscal year July 1998. Although no assurance can be given, other properties managed by the Company will also be renovating during fiscal July 1998 and the Company is confident that it shall be retained as the project manager for these projects. Revenues from hotel operations decreased by $37,842, or 8%. The decrease in hotel revenues is attributed to the deferred maintenance work on the hotel property by the building owner. Management is currently evaluating the feasibility of renewing the lease for this property in fiscal year 1998, due to the possibility that the deferred maintenance shall continue.

     Operating expenses for the quarters ended October 31, 1997 and 1996 were $1,501,848 and $1,455,285, respectively, an increase of $46,563 or 3%. Operating expenses for management operations increased by $49,940, or 5%, and operating expenses for hotel operations decreased by $3,377, or 1%.

     Depreciation and amortization expenses decreased by $111,317 for the quarter ended October 31, 1997 primarily due to the absence of the amortization of the non-competition agreements for $67,000 and the absence of the amortization of property rights of $42,000. The non-competition agreements were fully amortized in October 1996 and the amortization of property rights was fully amortized in June of 1997.

     Interest expense decreased by $1,779, from $13,681 to $11,902 for the quarter ended October 31, 1997. The decrease in interest expense is related to the full amortization in June of 1997 of the discount on the contract payable. (See note 5 to the financial statements).


For the Years Ended July 31, 1997 and 1996

     For the year ended July 31, 1997 and 1996, the Company had total revenues of $6,185,798 and $4,111,626, respectively, representing an increase of $2,074,172 or 51%. The increase in revenues was attributable to $1,439,195 in hotel revenues and $634,977 in management and other management related income. Because the Company acquired the leasehold interest to 167 rooms operated as a hotel in May of 1996, total revenues for the two periods will not provide an accurate comparison for means of measuring increased revenue performance. For the nine months ended April 30, 1997 and 1996, the Company had unaudited management related revenues of $3,239,276 and $2,811,895, an increase of $427,381 or 15%.

     Operating expenses for management operations were $3,788,482 for the year ended July 31, 1997 as compared to $3,671,369 for the prior year, an increase of $117,113 or 3%. Operating expenses for hotel operations were $1,893,635 for the year ended July 31, 1997 as compared to $452,386 for the three months of hotel operations ending July 31, 1996.

     Depreciation and amortization expense decreased by $201,574 for the year ended July 31, 1997, primarily due to the amortization in full of the non-competition agreements incurred upon the purchase of KRI, Inc. as of October 31, 1996. See "Corporate Organization". The non-competition agreements were purchased for $800,000 in November of 1993 and covered a period of three years. Monthly amortization expense of $22,222 was recorded between the months of November 1993 through October 1996. The decrease of $201,574 is mainly attributed to the non-existence of this amortization expense for the months of November 1996 through July, 1997.

     Interest expense decreased by $16,032, to $51,934 from $67,966 for the years ended July 31, 1997 and 1996, respectively. The decrease in interest expense is attributed to a lower amount of indebtedness. The Company fully paid off its contract payable in June of 1997 and during the year reduced its indebtedness on the line of credit by $25,000 in February of 1997 (See
Note 5 to the financial statements).

For the Years Ended July 31, 1996 and 1995

     Total revenues for the year ended July 31, 1996 were $4,111,626, an increase of $1,321,294 or 47% over total revenues for 1995. Revenues from management operations were $3,659,239 as opposed to $2,790,332 for the prior year, an increase of $868,907 or 31%. Revenues from hotel operations were $452,387, representing the revenues attributed to a lease agreement on 167 hotel rooms entered into on May 1, 1996.

     Operating expenses for management operations were $3,671,369 for the year ended July 31, 1996 as compared to $3,300,427 for the prior year, an increase of $370,942 or 11%. The increase in operating expenses for the management operations were primarily attributable to the increase in management related income. Operating expenses for hotel operations were $452,386 for year ended July 31, 1996 on revenues of $452,387.

     As mentioned previously, the hotel industry is subject to seasonal fluctuations in revenues. The first and third quarters of the Company's fiscal year are typically busier months for the tourist industry. The Company signed the lease agreement for the 167 hotel units on May 1, 1996. As of July 31, 1996, the results of operations from hotel operations encompassed the fourth quarter ended July 31, 1996. The hotel operations reported an operating loss of $14,000 for the three month period, as this quarter is one of the low seasons for tourism in Hawaii, where the property is situated and is not indicative of the results of operations for a whole year. (See "Quarterly Fluctuations in Earnings").

     Depreciation and amortization expense increased by $12,000 for the year ended July 31, 1996 due to the depreciation of equipment and furnishings exceeding the decrease caused by assets becoming fully depreciated or amortized.

     Interest expense increased by $14,000, from $54,000 to $68,000 for the year ended July 31, 1996 when compared to the prior year. The increase in interest expense is attributed to interest incurred on the borrowing against a line of credit and the conversion of advances received from former KRI, Inc. stockholders to a note payable at 6% interest on July 31, 1995. See "Use of Proceeds" and "The Company".

For the Years Ended July 31, 1995 and 1994

     The fiscal year ended July 31, 1994 encompassed nine months of hotel management operations, as the Company commenced its hotel management operations on November 8, 1993 with the acquisition of Castle Limited and KRI, Inc. See "Corporate Organization".

     Total revenues for the year ended July 31, 1995 was $2,790,332, an increase of $1,671,946 or 149% over total revenues of $1,118,386 for 1994. The revenue increase is attributed to the fiscal year ending July 1995 encompassing twelve months of operations as opposed to nine months for the previous year. On an average basis, monthly revenues for the fiscal year ended July 31, 1995 averaged $232,528 as opposed to an average of $124,265 for the prior year, an increase of 87%. Revenues also increased due to the addition of eight management contracts during the fiscal year. The number of rooms managed increased by 440 rooms, from 1,909 to 2,349.

     Operating expenses were $3,300,427 for the year ended July 31, 1995 as compared to $1,816,274 for the prior year, an increase of $1,484,153 or 82%. The increase in operating expenses is attributed to the fiscal year ending July 1995 encompassing twelve months of operations as opposed to nine months for the previous year. On an average basis, monthly operating expenses for the fiscal year ended July 31, 1995 averaged $290,000 as opposed to an average of $202,000 for the prior year, an increase of 44% which is attributed to the 99.2% increase in management operation revenues.

     Depreciation and amortization expense increased by $233,000 for the year ended July 31, 1995 over the prior year due to the depreciation of equipment and amortization covering twelve months in fiscal 1995 as opposed to nine months for fiscal 1994.

     Interest expense increased by $49,764, from $4,314 to $54,078 for the year ended July 31, 1995 when compared to the prior year. The increase in interest expense is attributed to interest incurred on the borrowing against a line of credit dated October 21, 1994. The increase in interest is also attributed to the amortization of a discount on a contract payable dated July 1, 1994 to a property manager to secure management contracts on behalf of the Company, payable in monthly installments of $14,500 plus tax through June 1997. The contract payable is discounted at an effective interest rate of 8%.


Liquidity and Capital Resources

     The Company's primary sources of working capital are cash flow from operations and borrowing. Net cash provided from operations was a deficit of $805,779 in fiscal 1994, a deficit of $292,929 in fiscal 1995, $890 in fiscal 1996 and a deficit of $374,600 in fiscal 1997. Net cash used in operations was $172,689 for the quarter ended October 31, 1997 as compared to cash provided of $7,979 for the quarter ended October 31, 1996. The Company had unrestricted cash of $207,675, $277,706, $220,951, $268,938,
$110,242 and $199,771 at July 31, 1994, 1995, 1996 and 1997, and October 31,
1997 and 1996, respectively.

     At July 31, 1997, the Company's balance sheet reflected $268,938 of cash representing an increase of $47,987 from July 31, 1996. During the year ended July 31, 1997, cash used in operating activities exceeded cash provided by operating activities by $333,957. Cash provided by investing activities was $22,194 and cash provided by financing activities was $359,750. At October 31, 1997, the Company's balance sheet reflected $110,242 of cash representing a decrease of $89,529 from October 31, 1996. During the quarter ended October 31, 1997, cash used in operating activities exceeded cash provided by operating activities by $172,689. Cash provided by investing activities was $39,403 and cash used in financing activities was $25,410.

     The Company has available a $300,000 line of credit dated October 21, 1994 which is personally guaranteed by four of the directors of the Company. The line of credit was initially due on October 21, 1995, and has been extended for periods of three months each through September 1997. The Company subsequently applied for and received an extension of the line of credit through April 15, 1998. The Company made draws against the line of credit for $275,000 during the fiscal year ended July 31, 1995. The Company subsequently repaid $25,000 of the line of credit in April 1997 and subsequently drew down $50,000 against the line in December of 1997.

     In November of 1997, the Company secured an additional $250,000 line of credit from a Hawaii bank which is personally guaranteed by the Chairman of the Company. The line of credit is due on May 17, 1998.

     Proceeds received from the sale of shares of Common Stock offered hereby will be utilized to repay the outstanding balance of $550,000 on the lines of credit. Management plans to have the line of credit available following the payment of the outstanding balance, in order to provide additional liquidity to the Company if needed. Management believes, although no assurances can be given, that the line of credit may be further extended if necessary.

     The Company had net working capital of $158,097 and $11,750 as of July 31, 1994 and 1995, respectively, a net working capital deficit of $764,731 as of July 31, 1996 and net working capital of $87,325 as of July 31, 1997. At October 31, 1997 and 1996, the Company had a net working capital deficit of $213,856 and $821,129, respectively.

     As of July 31, 1997, net working capital included liabilities due to affiliates in the amount is $40,128 consisting of $18,000 in notes payable to former stockholders of KRI, Inc. representing the undistributed cost on the acquisition of the stock of KRI, Inc., and $22,128 in interest accrued on the notes payable. See "Corporate Organization". Proceeds received from the sale of shares of Common Stock offered hereby will be utilized to repay the outstanding notes payable of $184,400, together with interest accrued through the repayment dates. Also included in net working capital is $76,230 in unamortized deferred revenues related to a signing bonus of $316,000 in cash paid to the Company by one of its vendors in April of 1994 as a result of the Company entering into a three year contract with the vendor. The deferred revenues are being amortized over three years.

     Management believes, although no assurances can be given, that the combination of the net proceeds of this Offering, net of repayment of borrowing, net cashflow generated from operations, and the future availability of credit facilities will be sufficient to fund the operations of the Company and its future anticipated growth.

                               PLAN OF OPERATION


     The Company is one of the leading regional hotel and resort management companies within the State of Hawaii. At February 1, 1998, the Company had 31 management or sales, reservations and marketing contracts covering 3,383 rooms. The Company also leases and operates as a hotel 167 rooms in a condominium complex domiciled in Waikiki in the State of Hawaii.

     The properties represented by the Company appeal to a wide variety of the public market as the Company manages a wide spectrum of property types from the luxury condominium resorts with room rates of $1,000 to the small budget inns with an average rate of $40. The Company believes that the availability of differing products provides appeal to all levels of business or leisure traveler.

     The Company has experienced significant growth since its commencement of operations in November of 1993. From November of 1993 through February of 1998, the number of contracts has more than doubled, from 13 to 31; the number of rooms managed also increased substantially during this period, from 1,678 to 3,383.

     The Company plans to expand its portfolio of management contracts both within the State of Hawaii and outside of Hawaii in areas such as Saipan, Guam and other Pacific Basin destinations, however no assurances can be given that the Company will be successful in expanding outside of Hawaii.
In addition to opportunities within the State of Hawaii, management believes that there are many opportunities to expand its portfolio in emerging markets within the Pacific Basin. In addition to signing on independent hotels & resorts, The Company may achieve its desired expansion goals through joint venture investments, leases and acquisitions of management contracts and/or companies. Currently, the Company is engaged in various stages of discussions for the management of several properties located in Hawaii and the Pacific Basin.

     Effective November 1, 1997, the Company acquired the management contract for 125 condominium units located within the Kiahuna Plantation Resort. Also on November 1, 1997, the Company acquired the AOAO management agreement for a 29 condominium unit association located within the Kiahuna Plantation Resort. The Kiahuna Plantation Resort is located in Poipu on the island of Kauai.

     On February 1, 1998, the Company acquired the management contract for the Waikiki Terrace Hotel, a 242 room hotel located in Waikiki.

     Effective August 1, 1997, the Company was successful in entering the foreign market of the Pacific Basin when it signed a management agreement with the Aquarius Beach Tower, a 68 unit condominium resort located in Saipan. Although no assurance can be given, it is management's belief that it will be able to effectively manage this property and to also continue its expansion in the Pacific Basin.

     Upon the completion of the sale of Common Stock offered hereunder, the Company will have substantial capital available for growth. The working capital may be used to acquire management contracts and/or management companies. The Company may use a portion of the capital to make improvements to properties in consideration of long-term leases or management contracts. Management believes that the ability to make such investments in the properties makes the Company more attractive to hotel and resort owners.

The Lodging Industry


Overview

     The lodging industry has experienced substantial improvement in recent years. According to "Trends in the Hotel Industry - USA Edition 1996" published by PKF Consulting, 73.2% of hotels surveyed reported increases in Income Before Other Fixed Charges for the year ended December 31, 1995 when compared to the prior year, and that Income Before Other Fixed Charges increased an average of 16.5% for all hotels surveyed. Hawaii's statewide occupancy has, over the past ten years, ranged from the low seventies to the low eighties. Statewide occupancy in 1994, 1995 and 1996 averaged 76.0%, 76.6%, and 76.0%, respectively. Room rates in Hawaii experienced steady growth in the late 1980s and were relatively flat from 1990 to 1994. Statewide average daily rates increased from $68.84 in 1985 to $102.90 in 1990. Average rates from 1990 to 1994 increased only marginally to $113.70, but increased by 5.2% to $119.65 in 1995 and by 7.3% in 1996 to $128.38.

     The majority of the Company's properties under contract are located in Hawaii. According to "Travel and Tourism and Hawaii's Economy - Impact and Perspective Millennium Vision 1997" published by the World Travel and Tourism Council, tourism is Hawaii's largest industry, providing 24% of the Gross State Product. It is estimated that in 1997, tourism will account for approximately 31% of the State's total work force. During the last ten years, the average statewide occupancy has ranged from the low seventies to the low eighties. Management believes that the improving economy of the mainland United States will continue to improve and therefore the lodging industry as a whole will continue to experience growth in earnings. Management also believes that the convention center currently under construction in Waikiki and scheduled to open in 1998 shall allow the State to capture a portion of the lucrative convention travel market, further increasing the demand for guest rooms.


Hotel Management

     Other than the large chains, many hotels are often owned by entities that are not in the hotel management business nor are affiliated with any brand name. It is these properties that are likely to seek management, sales and marketing and other services from third parties. The hotel owner, whether it be a single owner of a hotel or individual condominium resort unit owners, would benefit through cost savings and exposure. The management company would provide economies of scale in the areas of centralized services such as reservations, sales and marketing, advertising and purchasing. Certain management companies such as the national chains provide a name brand for which the hotel owner must pay a franchise or royalty fee. The Company does not brand name its properties but instead promotes the hotel on its own. It is management's belief that in the long term, brand naming a property may cause a loss of identity for the individual property.

     Management believes that over the past ten years, hotel owners have moved towards favoring management contracts where a portion of the risks involved in owning or developing a hotel is shifted to the management company as well. This may be accomplished by the management company earning less fees which are based on gross revenues and more fees based upon performance such as incentive management fees. In some cases, if performance levels are not met, a management company may not earn any fees from an underperforming property; in certain cases, this may lead to an actual loss as the Company expends certain resources in the management of a property. The Company believes that it has the ability and resources available to make improvements to a hotel's operations and thus, improve the operating profits and earn an acceptable fee. Management carefully analyzes all aspects of risk sharing prior to entering into any management contract and has earned acceptable fees from each of its properties.


Business Strategy

     The Company's principal business strategy is to provide the property owners with efficient and effective services which are tailored to the individual needs of each of its properties. By meeting these goals, the Company believes that it will be able to sustain the growth that it has experienced over the past three years. Major components of the Company's strategy are:

     Profitability for Hotels. The Company focuses on increasing the profitability for each of its properties, whether it be through increased revenues or control of operating expenses. Management believes that operating profits for its properties have shown marked increases in operating profits when compared to operating results prior to the Company's acquisition of the contract. Management accomplishes its revenue goals through its advertising, sales and marketing network, which management believes is as complete as many of its competitors. The Company is also committed to providing quality accommodations and guest services for the business and leisure traveler. This is accomplished through employee training, guest satisfaction surveys, guest history, and value added programs for our visitors. The Company's goal is to exceed the expectations of our guests in order to build customer loyalty and repeat business. Operating expenses are reduced through centralized services such as advertising, reservation, sales and marketing, and centralized purchasing. For a small property, there are advertising, marketing and other expenses which may have been cost prohibitive for the property on its own, however, the property can participate in these programs under the combined group represented by the Company. As the Company continues its expansion, future reduction in costs may be obtained as the purchasing power of the Company as a whole will increase.

     Homeowner Associations. The Company also provides savings through economies of scale in the operating expenses of homeowner associations, which results in lower monthly common area maintenance fees paid by the individual condominium unit owners. Management works closely with the board of directors of the associations to reduce operating expenses and increase the asset values of the property as a whole.

     Asset Appreciation. In addition to adding value to the asset through increased profitability, the Company provides services to enhance the physical plant of each property. Management is experienced in the renovation of properties whether it be cosmetic improvements such as carpeting, drapery and furniture packages, or the reconstruction of a property as a whole. The Company focuses on attaining the best value for the amount of funds spent on the physical plant.

     Direct Sales & and Marketing. The Company has an extensive corporate and consumer direct network, including its own membership club. The Company has a sales force which concentrates on soliciting both local, national and international group business. The Company also participates in cooperative direct mailouts with other travel industry partners such as airlines and car rental companies. A successful program results in higher yields which further enhances the operating results for the properties.

     Flexible Management Terms. The Company does not have a standard management contract which it offers to prospective clients. The Company, instead, tailors its agreements specifically for the needs and requests of each individual property. The Company provides a full array of management services from full management of a property to reservation, sales and marketing services. Following the receipt of net proceeds from the sale of Common Stock hereunder, management believes that it will have the ability to provide capital to prospective hotel owners in exchange for a longer term contract. It is management's belief that the flexibility in contract terms which the Company offers allows it to have a competitive edge over some of its competitors.

     Product Lines. The Company does not concentrate its efforts on a single product line. Instead, the Company accepts responsibility for the management of a full variety of products from small budget inns with average room rates under $40 to the luxury condominium resorts with average room rates exceeding $200. Sales and marketing and operational management programs are instituted to accommodate the needs and objectives of each product line. Management believes that it has the ability to effectively manage the operations of these diverse product lines and that this ability allows the Company to bid on a wide variety of hotel and resort management contracts.

     Property Identity. The Company keeps in constant communication with the property owners and reacts immediately to reasonable requests from the owners. The Company does not focus its efforts on selling the Company, but rather the individual property itself. This allows the properties to keep their identities while at the same time benefit from the management services provided by the Company. Management believes that this also provides a competitive edge when bidding for hotel and resort management contracts.

Growth Strategy

     The Company believes that the improving lodging industry together with the current economic environment will provide excellent opportunities for future growth. Under the current sluggish economy of the hotel industry, the Company would be able to provide more benefits to the owners of properties which are underperforming in the form of economies of scales in advertising, sales and marketing which should translate to higher revenues for the property. Since the Company allocates the cost of each individual advertisement to all of the managed properties, property owners would enjoy a substantial increase in the exposure to the general public, travel agents and wholesalers. The operational expertise provided by the Company would also assist the property owner in reducing operating expenses through staffing and centralized purchasing. Other contributing factors to the future growth of the Company over the next few years are:

     Existing Contracts. The Company has been successful in improving the performance for its properties over the past three years. Further improvements in revenues and net operating profits for the Company's current portfolio of properties will result in higher management fees for the Company. The additional fees from the Company's current portfolio of properties would generally not entail additional incremental expenses to the Company. Instead, an expansion of the Company's management contract portfolio would provide better savings to the existing properties which in certain contracts would translate into higher management incentive fees.

     Additional Contracts. Although no assurance can be given, Management believes that it will be successful in attaining additional management contracts in the future. Opportunities for additional contracts may arise from a myriad of factors which include sales of properties, foreclosures, underperformance and dissatisfaction with current management. Management has a proven track record over the past three years of improving the performance of the properties it manages. Management is constantly looking for properties in need of the Company's' services.

     Emerging Markets. The Company currently has all of its contracts located within the State of Hawaii. Management believes that there are emerging markets in which the services provided by the Company will be needed. These areas include Guam, Saipan and other Pacific Basin regions. Although no assurance can be given, management is confident that it will be able to obtain management contracts for properties located within this region and will be successful in enhancing the profitability of these properties through the services it provides.

     Acquisitions. The net proceeds received from the sale of Common Stock offered hereby will give the Company the ability to acquire management contracts and/or management companies. Management contracts may be acquired from other companies that do not have the ability to effectively operate a property for reasons such as geographic location. The Company would also seek opportunities to acquire other hotel management companies that would result in further synergies for the Company and its managed properties.


Operations

     The Company provides management and other related services for hotels, resorts, and condominium resorts. Principal clients include owners of these hotels and resorts which may include individuals, general and limited partnerships, corporations and associations.

     The management of the properties represented by the Company is coordinated from the Company's corporate offices located in Honolulu, Hawaii. The Company also has sales and marketing representatives situated on the West Coast, Pacific Northwest and Europe. Most of the properties currently managed by the Company are located in Hawaii.

Hotel Rental Management

     The Company provides total management of the facilities, including supervision, training and staffing of employees, food and beverage services, housekeeping, accounting, budgeting and physical repairs and maintenance. The Company earns a base management fee for these services which is typically based on a percentage of gross revenues. The Company may also participate in the profitability of the property through an incentive fee based on a percentage of the net operating profits generated by the property. The Company also provides centralized services such as reservations for which the Company typically receives a reservations fee to cover its costs which is based on a percentage of gross revenues. In addition, the Company is reimbursed for its sales and marketing costs by collecting a sales and marketing fee which is also based on gross revenues. Other costs which are reimbursed to the Company are for corporate support in areas such as accounting, training and advertising. The Company also earns a commission on its centralized advertising and purchasing services provided to its properties. Under this arrangement, the Company contracts with its vendors to supply all of its properties with various products or services at a discount. The Company earns a fee based on the discount and passes on a portion of the savings to the properties, further enhancing the profitability of the property. The Company also earns fees from the properties by providing reconstruction and design fees for hotels under renovation.

     Under the majority of the management contracts, the Company is not responsible for any of the direct operating expenses of the client hotels and resorts. All of the operating expenses are paid directly and are the responsibility of the facility owners. These expenses may include payroll, employee benefits, repairs and capital improvements, supplies, taxes, inventory, advertising, sales and marketing and other operating expenses.

Condominium Association Management

     In addition to management of the hotel rental operations of a property, the Company may also manage the Association of Apartment Owners ("AOAO") of a property. The Company operates and supervises all aspects of the property's day to day operations, subject to direction from the AOAO's board of directors, including employee training, property maintenance, accounting, finance, benefits administration, and purchasing. The Company earns a fixed monthly fee for providing these services.

     The management of the AOAO of a property together with the hotel operations creates synergies in the operation of the property as a whole.
In instances such as these, the property owners (the AOAO) and the individual owners participating in the hotel rental operations, can benefit through reduced costs in areas such as personnel. By reducing the operating expenses to the rental operation through cost sharing with the AOAO, the

Company is able to return higher profits to the individual owners participating in the hotel rental operation which results in higher incentive management fees to the Company. The AOAO also benefits from this cost sharing through reduced annual common area maintenance fees.


The Properties

     The properties represented by the Company are all located within the State of Hawaii. The Company manages or represents both hotel operations and condominium operations for the properties. The following table sets forth, as of February 1, 1998 certain information with respect to the existing properties under contract.

                                      Type of           Hotel          AOAO        Total
                          Island     Management        Room(1)         Room       Managed
   Property Name         Location    Contract           Managed       Managed     Room(2)
-----------------------  --------  -------------------  -------       -------     --------
Queen Kapiolani Hotel      Oahu    Sales & Marketing     315                          315
Waikiki Terrace Hotel      Oahu    Full Management       242                          242
Kuhio Village Resort       Oahu    Lease Agreement       167           225            225
Pacific Marina Inn         Oahu    Sales & Marketing     110                          110
Inn on the Park            Oahu    Full Management        96                           96
Waikiki Hana Hotel         Oahu    Full Management        73                           73
Hilo Hawaiian Hotel       Hawaii   Full Management       285                          285
Elima Lani Resort         Hawaii   Full Management       216                          216
Kona Reef Resort          Hawaii   Full Management        60           130            130
Waimea Country Lodge      Hawaii   Full Management        21                           21
Hanalei Bay Resort        Kauai    Full Management       200           134            200
Kiahuna Plantation Resort Kauai    Full Management       125            29            125
Makahueana Resort         Kauai    Full Management        32            79             79
Poipu Shores Resort       Kauai    Full Management        33            40             40
Lanikai Resort            Kauai    Full Management        11            18             18
Kamaole Sands Resort      Maui     Full Management       295           440            440
Maui Park Hotel           Maui     Full Management       220                          220
Maui Beach Hotel          Maui     Sales & Marketing     150                          150
Maui Palms Hotel          Maui     Sales & Marketing      96                           96
Maui Oceanfront Hotel     Maui     Full Management        86                           86
Kaluakoi Villas          Molokai   Full Management        78           148            148
Aquarius Beach Towers    Saipan    Full Management        68                           68
                                                      -------       -------        -------
                                                       2,979         1,243          3,383
                                                      =======       =======        =======

(1) The Company may have numerous individual management agreements with each owner of a unit in a condominium, or one agreement for a hotel property owned or controlled by one entity.

(2) The total number of rooms managed represents the number of rooms under management contract for the property whether the agreement be for operation of the individual room as a hotel rental or for the management of the property as a whole under the AOAO management contract. The Company in these cases may have two management contracts for one room, one management contract between the Company and the individual condominium unit owner for the operation of the room as a hotel rental, and the other contract between the Company and the AOAO of the property for the management of the project and its common areas.

Competition

  The management and marketing of hotels and resorts is very competitive. The Company competes with national, regional and local management companies, some of which have a larger network of locations, greater financial resources, and better name recognition than the Company. The Company primarily operates within the State of Hawaii and there are a number of competitors within the state with substantial operating histories and financial reserves.

  The Company's properties under management are also subject to competition within the lodging industry such as room rates, geographic location, name recognition, supply and demand, service levels, value added services and quality of accommodations. Each of the properties under contract is located in areas that includes competing facilities. Increases in the number of competitive lodging facilities in these areas could have an adverse effect on the occupancy and average room rates of the property. To the best of management's knowledge, there are no new planned development of competitive properties in any of the areas in which the Company is present.

  The executive officers and key employees of the Company possess substantial experience in the hotel and resort management industry. The senior management team and the Company's infrastructure relative to sales and marketing, central accounting, central reservations and administrative support are believed by management to be as comprehensive and complete as many of its competitors. Although the Company commenced operations in November 1993 with thirteen contracts, management has been successful in more than doubling the number of contracts, many of which were previously managed by competitors of the Company. The Company has over its brief history lost only one property to one of its competitors.

Governmental Approvals and Regulations

  To the best of management's knowledge, the products and services provided by the Company are not subject to governmental approval. The extent and future promulgation of new regulation detrimental to the visitor industry could have a substantial impact on the Company's profitability.
The hotel industry may be adversely effected by regulations which cover wages, benefits, pricing, taxes and availability of financing. In addition, the Company is planning to expand outside of the United States and would become subject to International laws and the laws and regulations of other countries.

Environmental Regulations

  Under various federal, state and local environmental laws and regulations, a current or previous owner or operator of real property may be liable for the costs to remove or remedy hazardous or other toxic substances located on, in or under such real property. These laws may impose such liability whether or not the owner or operator had knowledge of the presence of these substances. In connection with the Company's operation of its properties under contract, the Company could be potentially liable for such removal and remediable costs. The Company is not aware of any environmental claims pending or threatened against it or against the owners of the properties operated by the Company, however, no assurance can be given that such a claim will not be asserted against the Company in the future.

Employees

  At October 31, and July 31, 1997, the Company had approximately 650 employees. Approximately 500 employees were full time and 150 were part time. The Company considers its relationships with employees to be excellent. The total number of employees employed at all properties represented by the Company was approximately 1,100 at October 31, and July 31, 1997, of which approximately 850 were full time and 250 were part time. The number of categories in which these employees serve may vary greatly from month to month, depending on the season. The Company considers its relations with its employees and employees of its clients whom it supervises to be excellent.

  The wages, salaries, taxes and other employee benefits of personnel employed at the properties are paid out of the operations of the property. The wages and other related payroll costs for personnel of the corporate headquarters are paid directly out of the Company's operations.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

  With the exception of the management contracts and the trade names
"Castle Resorts and Hotels" and "Hawaiian Pacific Resorts", the Company does not have any material patents, trademarks, licenses, franchises, concessions or royalty agreements, the loss, or expiration, of which would have a material adverse impact on the Company. None of the employees of the Company are subject to collective bargaining agreements or labor unions.


Research and Development

  The Company's present business operations do not center in areas where the Company is or believes it is necessary to conduct material research and development activities. The Company and its competitors often receive information derived from research conducted by federal, state and private foundations related to tourism and marketing statistics. The Company also expends minimal costs (which are reimbursed by the hotels managed) to develop internet web pages and other computer related marketing programs.


Property

  The Company's corporate headquarters are located in Honolulu, Hawaii.
The Company leases 11,357 square feet of office space on the tenth floor of 745 Fort Street, Honolulu, Hawaii. The initial lease for these premises was for a five year period commencing June 1, 1994 and ending May 31, 1999 at a monthly rental of $11,130 plus the costs of common area maintenance. The Company has the right to an additional five year extension at a monthly rental rate to be mutually determined and agreed upon by the lessor and the Company.

  The Company also leases approximately 3,035 square feet of office space at a rental of $6,374 per month plus the costs of common area maintenance, located at 1150 South King Street, Honolulu, Hawaii. These premises are used for the operation of the central reservations department. The initial lease commenced on April 1, 1988, and was extended on April 1, 1993 to March 31, 1998. The Company has the right to an additional five year extension at a monthly rental rate to be mutually determined and agreed upon by the lessor and the Company.

  The Company also leases 167 rooms and the furniture and equipment included within the rooms in the Kuhio Village Resort, located in Waikiki, Hawaii. The Company operates the 167 rooms as a hotel. The initial lease commenced in May 1996 under a non-cancelable agreement ending in March 1998. The lessor is entitled to a fixed monthly rental plus a percentage of operating profits for the hotel operation in excess of certain thresholds of return. The Company has the option to extend the lease for an additional four years.

  Other than the leases mentioned above, the Company does not have any other tangible fixed assets other than office equipment, computer equipment and furniture.


Insurance

  The Company currently has various types of insurance coverage, including comprehensive general liability insurance with an occurrence limit of $1,000,000, including bodily injury, The Company also has additional excess umbrella liability insurance with a coverage limit of $10,000,000. The Company believes that these coverages and limits are appropriate for its line of business. While management believes that these coverages are adequate, if the Company were held liable for a claim for amounts exceeding the policy limits or for claims not covered under the scope of its insurance coverages, the Company's business, results of operations and financial condition could be materially and adversely affected.

Legal Proceedings

   The Company is a named defendant in HODGE V. CASTLE GROUP, LTD., ET
AL., Civil No. 96-00766., United States District Court, District of Hawaii. The case was filed on September 16, 1996 as BERKE V. CASTLE GROUP, LTD., ET AL., but the court dismissed both the original and the first amended complaint on procedural grounds. When the second amended complaint was filed on January 27, 1997, the identity of the plaintiffs and therefore the title of the case changed. However, the original, first amended, and second amended complaints all improperly identified the Company and several other defendants. On September 15, 1997, plaintiffs filed a third amended complaint, which finally corrected the misidentification of the Company. The plaintiffs are the owners of nine apartments and the owners of partial interests in three other apartments. One of the plaintiffs purports to be suing derivatively on behalf of the Association of Apartment Owners of Hanalei Bay Resort. The other plaintiffs claim injury only to themselves. The plaintiffs allege that the Company and the other defendants are liable under the federal Racketeer Influenced and Corrupt Organizations Act. So far as the Company is concerned, the allegations in the third amended complaint relate to the Company's performance of its functions as managing agent for the Association. Remedies sought against the Company include special and general damages of an unspecified amount and statutory treble and punitive damages.

   Management vehemently disagrees that the Company acted without the authorization of the AOAO Hanalei Bay Resort and intends to vigorously defend against the plaintiffs. The AOAO Hanalei Bay Resort set up a litigation committee and has conducted an independent investigation of the allegations contained in the claim. Their investigation has determined that the Company acted properly and with authorization in its capacity as managing agent. The Company has filed a motion to dismiss the lawsuit. Because of the foregoing, management believes that the lawsuit is frivolous and without merit and will be dismissed or adjudicated in favor of the Company, although no assurances can be given.

   The Company is a named defended in connection with a discrimination complaint, Federal No. 3343, filed by Gregory Dean Broyles with the Hawaii Civil Rights Commission ("HCRC"). Mr. Broyles alleges that during the course of his employment at Hanalei Bay Resort, he was subjected to sexual orientation harassment. Currently, the HCRC is investigating the complaint and the merits of the case have not been determined. Because the case is still under investigation, it is too soon to predict whether the HCRC will find reasonable cause to believe discrimination occurred in this case, or the outcome of the case if it ultimately went to trial. The complaint does not state any dollar amount of damages actually suffered by Mr. Broyles.

   There are various other claims and lawsuits pending against the Company involving complaints which are normal and reasonably foreseeable in light of the nature of the Company's business. Management believes that such litigation is not material to the business of the Company, either individually or in the aggregate. In the opinion of management, although no assurance can be given, the resolution of these claims will not have a material adverse effect on the Company's financial position. Further, to the knowledge of management, no director, officer, affiliate or beneficial owner of record of more than 5% of the common voting stock of the Company is a party adverse to the Company or has a material adverse interest to the Company in any material legal proceeding.

                                  MANAGEMENT

     The following table sets forth certain information concerning the directors and executive officers of the Company as of February 1, 1998. Except as otherwise stated below, the directors will serve until the next annual meeting of stockholders or until their successors are elected or appointed, and the executive officers will serve until their successors are appointed by the Board of Directors.

      Name                  Age             Position
-----------------------    -----   -----------------------------------------
Rick Wall                   54     Chief Executive Officer,
                                   Director and Chairman of the Board

John Tedcastle              64     Vice Chairman of the Board and Director

Kelvin M. Bloom             38     Chief Operating Officer, Director and
                                   Senior Vice President

Kimo M. Keawe               48     Director

Hideo Nomura                47     Director

Charles E. McGee            61     Director

Ryoji Takahashi             57     Director

Judhvir Parmar              54     Director

Motoko Takahashi            53     Secretary and Director

Michael S. Nitta            38     Chief Financial Officer and Vice
                                   President Finance

Shari W. Chang              47     Senior Vice President Sales & Marketing

Steve Townsend              43     Senior Vice President Operations

Stanley Mukai               65     Interim Director

Edward Calvo, Sr.           60     Interim Director

Noboru Sekiguchi            70     Interim Director


     Rick Wall. Mr. Wall was appointed the Company's Chief Executive Officer and Chairman of the Board upon consummation of the Castle Plan. Mr. Wall was instrumental in the formation of Castle Limited, the negotiation and consummation of the Castle Plan and the acquisition of KRI. He was the president, director and founder of Castle Limited. During the past six years, Mr. Wall has been the managing director of HBII, which owns 62% of the Hanalei Bay Resort. Mr. Wall has been elected to the board of directors of the Hawaii Visitors & Convention Bureau and resides in Honolulu, Hawaii.

     Charles E. McGee. Mr. McGee was appointed as director of the Company in November, 1993. Mr. McGee has 36 years of diversified experience in marketing, management and computer technology. From 1975 until 1992, he was senior vice president of First Insurance Company of Hawaii, Ltd., overseeing the marketing, information systems, administration and service departments. Mr. McGee had previously been president of two independent data processing services companies. In addition, he has held various senior management positions with IBM Corporation, including division manager of the Pacific region. Mr. McGee has been a resident of Hawaii for over thirty years. Mr. McGee is a graduate of LaSalle University, and has studied at Massachusetts Institute of Technology.

     Kimo M. Keawe. Mr. Keawe was appointed as Senior Vice President and director of the Company in November, 1993 following the acquisition of KRI, Inc. Mr. Keawe was also the president and chief operating officer of KRI, the company's wholly owned subsidiary doing business as Hawaiian Pacific Resorts. Mr. Keawe was instrumental in the formation of KRI in 1988, purchasing Hawaiian Pacific Resorts from its original founders. He has held numerous senior management positions throughout his hotel and resort management career, which spans over 20 years. Mr. Keawe left the companies' employ in July 1997 to pursue other interests and resigned as senior vice president of the Company and as chief operating officer of KRI, Inc. Mr. Keawe is on the advisory board of the Travel Industry Management School of Hawaii Pacific University. Mr. Keawe is a graduate of Oregon State University, and was born and raised in the State of Hawaii.

     Kelvin M. Bloom. Mr. Bloom was appointed Senior Vice President and director of the Company in November, 1993, and was appointed Chief Operating Officer in July, 1995. Mr. Bloom is also president of Castle Resorts & Hotels, Inc., a wholly-owned subsidiary of the Company, responsible for all facets of the Condominium Resort Management Division of the Company. Prior to joining the Company, Mr. Bloom was the Vice President of the Hawaii Region of Village Resorts, Inc./Horizon Hospitality Group, responsible for all Hawaiian interests and operations of that company. During his 15 years with Village Resorts, Mr. Bloom served as general manager for the Kiahuna Plantation Resort in Poipu, Kauai, and the Lakeland Village Beach and Ski Resort in Lake Tahoe, California; and executive assistant manager for the Whaler on Kaanapali Beach in Kaanapali, Maui. Mr. Bloom was previously employed by Menefee Resorts in Kihei, Maui and Sheraton Hotels in Hawaii.

     Hideo Nomura. Mr. Nomura was appointed as a director of the Company in November, 1993. Since 1987, Mr. Nomura has been president of Nomura Holdings and Nomura Hitchcock Corporation, Ltd., a property related investment consulting firm based in Tokyo, Japan. Mr. Nomura is the operational executive of the Marina del Rey Residential Development in California, and was the manager of Mitsui & Company (N.Z.) Ltd. from 1982-1987. Mr. Nomura is a resident of Japan.

     Ryoji Takahashi. Mr. Takahashi was appointed as a director of the Company in November, 1993. Mr. Takahashi, a resident of Japan, has, for over thirty years, been a substantial principal of Nichiman Kosan, a corporation which specializes in coordinating the installation of air conditioning and sound control systems in commercial buildings and subcontracts with over 300 companies. He is also the major stockholder of Nikkankyo Group which consists of six independent companies and has over five hundred employees. Mr. Takahashi is a graduate of Hosei University in Tokyo, Japan, where he majored in economics.

     Motoko Takahashi. Ms. Takahashi is the sister of Ryoji Takahashi and was appointed Secretary of the Company in August of 1994 and as director in March of 1995. Ms. Takahashi had previously served as director for various Japanese investment companies in the United States. She also currently holds the position as Vice President of N.K.C. Hawaii, Inc. Ms. Takahashi was born and completed her education in Tokyo, Japan and has resided in the United States for more than 30 years.

     Judhvir Parmar. Mr. Parmar was formerly Senior Vice President of Investment Operations for International Finance Corporation (IFC), a wholly owned subsidiary of the World Bank. IFC was responsible for all private sector operations of the World Bank. A specialist in project corporate finance, Mr. Parmar was with IFC for more than 20 years and was responsible for the worldwide investment program at IFC. In August, 1993, Mr. Parmar retired from IFC to form his own consulting company. Mr. Parmar has served on the Board since November of 1995.

     John G. Tedcastle. Mr. Tedcastle was appointed as a director of the Company in November, 1993. Mr. Tedcastle is experienced in the travel and hotel industry, having been involved for several years as part owner and developer of an eleven property hotel chain in New Zealand. He has also been a senior partner in a prominent law firm in Auckland, where he specialized in property, financing and general business law. Mr. Tedcastle is also the owner/operator of the Takapuna Golf course in Auckland, New Zealand, where he resides.

     Michael S. Nitta. Mr. Nitta joined the Company in November, 1993 following the acquisition of KRI, Inc. Prior to joining the Company, Mr. Nitta served as Secretary and Treasurer of KRI. Together with Mr. Keawe, Mr. Nitta was instrumental in the formation of KRI Inc. and the acquisition of Hawaiian Pacific Resorts in 1987. Prior to the formation of KRI, Inc. Mr. Nitta served as Secretary and Treasurer of Hawaiian Pacific Resort Hotels Inc. from 1982. Born and residing in Hawaii, he is a graduate of the University of Hawaii and holds a Masters of Accounting Degree.

     Shari W. Chang. Ms. Chang joined the Company in July, 1994 as Senior Vice President of Sales and Marketing. Prior to joining the Company, Ms. Chang was Vice President of Sales for Aston Hotels and Resorts and Vice President of Island Holiday Tours. She has also served as consultant to the Hawaii Visitors Bureau. Ms. Chang graduated from the University of Hawaii, and resides in Honolulu, Hawaii.

     Steve Townsend. Mr. Townsend joined the Company in July, 1997 as Senior Vice President of Operations. Mr. Townsend has 23 years of hotel and resort management experience. During his career he has held numerous senior management positions with resort and hotel management companies. Prior to joining the Company, Mr. Townsend was director of operations for Interstate Hotels prior to a one year assignment entailing rebuilding and re-opening a hurricane damaged resort in the Virgin Islands. Prior to Interstate, Mr. Townsend spent 8 years with Village Resorts, managing properties located in Hawaii. Mr Townsend is a graduate of the Hotel and Restaurant Administration School at Florida State University.

     Stanley Mukai. Mr. Mukai was appointed interim director on September 22, 1997. Mr. Mukai is a graduate of the Harvard Law School and a partner in the law firm of McCorriston Miho Miller Mukai located in Honolulu, Hawaii. His expertise is in the area of taxation and Mr. Mukai has held various positions such as Advisory Board Member, Hawaii Tax Institute; Trustee, Tax Foundation of Hawaii; Co-Chairman, Tax Subcommittee, American Bar Association; Chairman, Tax Subcommittee on U.S. District and Portfolio Investment by Foreigners; and Chairman, Section of Taxation, Hawaii Bar Association.

     Edward Calvo, Sr. Mr. Calvo was appointed interim director on September 22, 1997. Mr. Calvo is vice president of Calvo Enterprises, Inc., a conglomerate of ten businesses with fifteen hundred employees. They are the largest private employer on Guam. Mr. Calvo has served as a Senator in the Guam legislature and is currently the Board Chairman of the Guam Waterworks Authority.

     Noboru Sekiguchi. Mr. Sekiguchi was appointed interim director on September 22, 1997. Mr. Sekiguchi is a graduate of Waseda University and is a Director and controller of Nikkankyo Group, which is the parent company of N.K.C. Hawaii. He has worked for Toyo Menka Company, one of the leading trading companies in Japan for forty years as a financial officer.


                     Committees of the Board of Directors

     Audit Committee. The Board has established an Audit Committee to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. The Audit Committee is made up of Messrs. Mukai, Calvo and Ms. Takahashi.

     Compensation Committee. The Board has established a Compensation Committee to determine compensation for the Company's executive officers and to administer the Company's benefit plans. Messrs. Mukai, Parmar, Tedcastle and Ms. Takahashi are the members of the Compensation Committee.

     Executive Committee. The Board has established an Executive Committee to provide additional direction to management. The Executive Committee is an advisory committee only and does not have authority to vote and approve any actions on behalf of the board of directors. Messrs. Parmar, Tedcastle, Wall and Takahashi are members of the Executive Committee.

     Nominating Committee. The Board has established a Nominating Committee to recommend to the board the slate of nominees of directors to be elected by the shareholders (and any directors to be elected to the Board to fill vacancies) and to recommend directors to be selected for membership on the various Board Committees. Messrs. Tedcastle and Calvo are members of the Nominating Committee.

Executive Compensation

     The following table shows for the fiscal year ended July 31, 1997, the aggregate annual remuneration of each of the three highest paid persons who were executive officers or directors of the Company and the executive officers and directors as a group. The reported compensation is based on cash compensation.


 Name of Individual      Capacities in which renumeration         Aggregate
or identity of group                was received                 renumeration
--------------------     --------------------------------        ------------
 Rick Wall               Chairman of the Board and                $120,000
                         Chief Executive Officer

 Kelvin M. Bloom         Chief Operating Officer and              $126,500
                         Senior Vice President

 Kimo M. Keawe           Senior Vice President                    $124,050(1)

 Officers and Directors as a Group                                $624,200(1)


(1) Includes payments made under consulting agreement between the Company and Kimo M. Keawe


Compensation of Directors

     The Company does not have any present arrangements regarding compensation of directors for service as a director, attendance at meetings of the Board of Directors, participation on committees or other special assignments. The Board of Directors may adopt resolutions providing for reasonable compensation for participation in Committees or special assignments No compensation for service as a director is presently contemplated.

     The Company entered into a Consulting Agreement with Mr. Keawe on April 16, 1997. Under the terms of the agreement, Mr. Keawe will receive a monthly fee of $10,000 per month for the months of May through and including November of 1997, and a monthly fee of $5,000 per month for the months of December 1997 through and including May 1998. See "Employment Contracts".

     There were no arrangements pursuant to which any director of the Company was compensated during the current and most recent fiscal year for services provided solely as a director, or for attendance at any meeting of the board of directors.


Employment Contracts

     The Company has entered into written employment contracts with Messrs. Bloom, Keawe and Nitta, as of November 1, 1993, Ms. Chang as of August 1, 1994, and Mr. Townsend as of July 31, 1997. Other than Messrs. Bloom, Keawe, Nitta, Townsend and Ms. Chang, the Company has entered into no employment contract with any director or executive officer.

     The remaining employment agreements provide for a base salary, to be increased annually by a percentage no less than the increase in the Honolulu Consumer Price Index for the preceding twelve months. Under their respective employment agreements, the current base salary for each of Messrs. Bloom, Keawe and Nitta is $120,000 per year. However, Mr. Nitta has agreed to reduce his base salary for the current fiscal year to $90,000.
The current base salary for Ms. Chang and Mr. Townsend under the terms of their agreements is $100,000. The employment agreements further provide for paid vacation; a monthly automobile allowance; an annual performance bonus potential of up to 20% of the base salary (up to 15% for Ms. Chang and Mr. Townsend), depending upon attaining pre-determined goal criteria; membership in a pension plan (not yet established) that would contribute the equivalent of 10% of base salary annually; a business development bonus (which has been waived in the past and current fiscal years); membership in a 401(k) plan; and full medical, dental and disability insurance.

     The employment agreements contain a "change-in-control" provision which gives each of the employees under contract the right, upon the occurrence of a "change-in-control," to terminate their employment and receive as severance pay the total compensation remaining to be paid under the agreement as of the date of such termination or the total compensation for three years following the date of termination, whichever is greater. The term "change-in-control" is defined in each agreement as the date when persons other than the shareholders of record on the date of commencement of the term of such agreement become the beneficial owner of 51% of the Company's voting stock.

     Mr. Keawe resigned as an officer and employee of the Company in accordance with an Agreement dated April 16, 1997 and the Company and Mr. Keawe have agreed to a termination of his employment contract and its related terms and conditions, to be effective as of April 1997. The Agreement specifies that the Company shall pay to Mr. Keawe a fee of $10,000 per month for the seven months ending November 1997 and $5,000 per month for the six months ending May, 1998 for a total consulting fee of $100,000. Mr. Keawe, for the consideration given, shall render consulting and advisory services to the Company on marketing, managerial and operational matters. The Agreement also calls for Mr. Keawe to transfer 32,250 shares of the Company's Common Stock owned by Mr. Keawe to the Company upon the occurrence of certain events as set forth in the Consulting Agreement.


Long Term Incentive Plans

     No Options (with the exception of the Options discussed below in the section entitled "Options, Warrants and Rights"), stock appreciation rights or long term incentive plan awards were issued or granted to the Company's management.

     The Company has a 401(k) profit sharing plan generally available to all of its employees. Under the terms of the plan, the Company is required to match 50% of the amounts contributed by participants through payroll deductions, up to a maximum of 1% of their compensation. Any employee with one year of service who is at least 21 years of age is eligible to participate.


Stock Plans

     The Company's stockholders have approved a 1995 Stock Option Plan and a 1995 Stock Purchase Plan for the purposes of: (i) attracting and retaining employees, executive management and key employees with ability and initiative; (ii) providing incentives to those deemed material to the success of the Company; and (iii) attaining a common interest for these individuals to coincide with the interests of the Company and its shareholders. No stock grants were issued for the years ended July 31, 1995
through July 31, 1997.   The summaries of the 1995 Stock Option Plan and the
1995 Stock Purchase Plan set forth below are qualified in their entirety by reference to the text of plans which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.


1995 Stock Option Plan

     Amount of Stock. A total of 1,000,000 shares of Common Stock shall be reserved for issuance under the Plan. Shares of Common Stock issued hereunder may be authorized and reissued or issued shares acquired by the company or its Subsidiaries on the market or otherwise.

     Administration. The Plan will be administered by the Compensation Committee (the "Committee") of the Company's Board of Directors. The Committee, which is composed of a majority of non-employee directors, has the authority under the Plan, subject to its provisions, to select the individuals to receive grants of options and to specify the terms and conditions of such grants.

     Eligibility. Options may be granted only to present or future officers and key employees of the Company and its Subsidiaries, including Subsidiaries which become such after the adoption of the Plan. Any officer or key employee of the Company or of any such Subsidiary shall be eligible to receive one or more options under the Plan. Any director who is not an officer or employee of the Company or one of its Subsidiaries and any member of the Committee, during the time of the member's service as such or thereafter, shall be ineligible to receive an option or award under the Plan. The adoption of this Plan shall not be deemed to give any officer or employee any right to be granted an Option to purchase Common Stock of the Company, except to the extent and upon such terms and conditions as may be determined by the Committee.

     Options. Both nonqualified stock options ("NQOs") and incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted under the Plan. Options will have a maximum term of ten years. The Option exercise price must be at least 100% of the Fair Market Value of the Common Stock on the date of the Option grant.

     Share Authorizations. All awards made under the Plan shall be evidenced by a written Stock Option Agreement executed by the Company and the optionee in such form as the Committee shall approve, which may be subject to and contain additional terms and conditions not inconsistent with the Plan, and in the case of an ISO, shall not be inconsistent with the provisions of the Code applicable to incentive stock options, as the Committee shall prescribe.

     Nontransferability. No Options granted under the Plan shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and such Option shall be exercisable, during the optionee's lifetime, only by the optionee.

     Consideration. Each optionee, as consideration for the grant of an Option, shall remain in the continuous employ of the Company or one of its Subsidiaries for at least one year from the date of the granting of such Option. No Option shall be exercisable until after the completion of such one year period of employment by the optionee.

     Shareholder Rights. An optionee will have no rights as a shareholder with respect to the shares subject to the Option granted until such Option is exercised and the shares are issued to the optionee.

     Tax Consequences. Under the present provisions of the Code, the federal income tax consequences of the Option Plan are summarized as follows:

     1. Nonqualified Stock Options. The granting of a NQO to an optionee will not result in taxable income to the optionee or a deduction in computing the income tax of the Company. Upon exercise of an NQO, the excess of the fair market value of the shares acquired over the option price is (a) taxable to the optionee as ordinary income and (b) deductible in computing the Company's income tax, subject to satisfying applicable withholding requirements and general rules relating to reasonableness of compensation.

     2. Incentive Stock Options. An optionee will not be deemed to receive any income at the time an ISO is granted or exercised, although the exercise may give rise to alternative tax liability for the optionee. If an optionee does not dispose of the shares acquired on exercise of an ISO within the two year period beginning on the day after the day of the grant of the ISO or within the one year period beginning on the day after the day of the transfer of the shares to the optionee, the gain (if any) on a subsequent sales (i.e., the excess of the proceeds received over the option price) will be long term capital gain and any loss the optionee may sustain on such sale will be a long term capital loss.

If the optionee disposes of the shares within the two year or one year period referred to above, the disposition is a "disqualifying disposition," and the optionee will generally realize ordinary income taxable as compensation in the year of the disqualifying disposition to the extent of the excess of the fair market value of the shares on the date of purchase over the option price, and the balance, if any, will be long term or short term capital gain depending, generally, on whether the shares were held more than one year after the ISO was exercised. To the extent the optionee recognizes compensation income with respect to a disqualifying disposition, the Company will be entitled to a corresponding deduction, subject to general rules relating to reasonableness of compensation.

     Amendment of the Plan. The Board of Directors may amend or suspend the Plan at any time and from time to time. No such amendment of the Plan may, however, increase the maximum number of shares to be offered under options, or change the manner of determining the option price, or change the designation of employees or class of employees eligible to receive options, or permit the transfer or issue of stock before payment therefore in full or, without the written consent of the optionee, alter or impair any option previously granted under the Plan.

1995 Stock Purchase Plan

     Amount of Stock. There shall be reserved for the granting of Options under the Plan and for issuance and sale pursuant to such Options 500,000 shares of Common Stock of the Company. The shares of Common Stock issued upon the exercise of Options under the Plan shall be made available from authorized and unissued shares of Common Stock. If for any reason shares of Common Stock as to which an Option has been granted cease to be subject to purchase thereunder, then such shares of Common Stock again shall be available for issuance pursuant to Options under the Plan.

     Offering Date. The Offering Date shall be semi-annual dates as set by the Board of Directors in each of the years 1996 through 2000. The Company has made no offerings in 1996.

     Offering Period.   The Offering Period shall be each of the six-month
periods commencing on an Offering Date.

     Eligibility. Eligible Employees shall mean all Employees who have been in the employ of the Company or any of its Subsidiaries continuously for at least one year other than persons who after purchasing shares of Common Stock under the Plan would own shares of capital stock possessing five percent or more of the total combined voting power or value of all classes of outstanding capital stock of the Company or any of its Subsidiaries. Eligible Employees must be active, regular full-time or active, regular part-time employees of the Company or any of its Subsidiaries, including but not limited to officers of the Company and its Subsidiaries, provided that such employee's normal work week is at least 20 hours per week and whose customarily employment by the Company for at least five months in the calendar year and provided further that and Eligible Employee shall not include any employee who is on leave or layoff status or is otherwise inactive. For purposes of the preceding sentence, capital stock that any person may purchase under outstanding stock options shall be treated as owned by the person and the provisions of Section 425(d) of the Code shall apply. As of any Offering Date, each Eligible Employee shall be granted an Option, which shall entitle the Eligible Employee to purchase shares of Common Stock in accordance with the terms and conditions of the Plan. The maximum number of shares of Common Stock that an eligible Employee shall be entitled to purchase pursuant to such Option shall equal the lesser of (1) the number of whose shares of Common Stock purchasable for $25,000 based on the Stock Price on the applicable offering date, or (2) the number of whole shares of Common Stock purchasable for 15% of the Eligible Employee's Base Salary based on the Stock Price on the applicable offering date.

     Subscription Agreements. Approximately 30 days prior to each offering date the Company will make subscription agreements available to all Eligible Employees. To subscribe for shares of Common Stock in connection with an offering period, an Eligible Employee must complete and execute a subscription agreement and deliver it to the Company prior to the offering date, or such later date as may be established by the Board of Directors of the Company for all Eligible Employees. A separate subscription agreement must be executed for each offering period under the Plan.

     Purchase Date. The purchase date for the purchase of the Common Stock under the Plan shall be the last day of the offering period.

     Purchase Price. The purchase price per share of Common Stock purchasable under Options granted in respect to each offering period under the Plan shall be equal to the lesser of 85% of ( i) the Stock Price on the offering date, or (ii) the Stock Price on the Purchase Date, adjusted down to the nearest one-eighth point. No fractional shares of Common Stock shall be issued under any circumstances under the Plan. In lieu of any such fractional shares, Participants shall receive a cash payment based on the stock price of the applicable purchase date.

     Payment.  Payment for the shares of Common Stock shall be made either
(i) in cash in a single lump sum on or before the purchase date, or (ii) through payroll deductions in equal installments over a period of 25 weeks, with no right of prepayment. The Participant shall select the method of payment in the subscription agreement. If a Participant electing to make a lump sum payment fails to make such payment on or before the purchase date, the Option shall terminate automatically without any further action by the Company.

     Cancellation of Participation. A Participant may cancel his or her subscription in respect of any offering period at any time prior to the applicable purchase date by giving written notice of cancellation of the subscription to the Company. As soon as practicable after receipt of such notice, the Company will return the funds previously deposited by the Participant, without interest thereon.

     Termination of Employment. In the event that a Participant's employment with the Company and its Subsidiaries is terminated as a result of death, retirement or any other reason (other than as a result of layoff subject to recall within 90 days) prior to the purchase date applicable to an offering period in which the Participant is participating in the Plan, his or her subscription and the Option relating thereto shall be deemed canceled automatically without further action by the Participant or Company. In the event that a Participant is laid off or is on leave of absence prior to the purchase date applicable to an offering period in which such Participant is participating in the plan, the Participant shall continue to participate in the Plan, unless he or she does not resume employment within

90 days beginning on the date such layoff or leave commenced, in which case his or her subscription and the Option relating thereto shall be deemed automatically canceled at the close of business on the 90th day after the date such layoff or leave commenced. As soon as practicable after any such cancellation, the Company will return the funds previously deposited by such Participant, without interest thereon.

     Transferability. Except for the issuance of shares to a Participant in the name of the Participant and his or her spouse as tenants by the entirety or as joint tenants with full rights of survivorship, an Eligible Employee's rights to subscribe for shares of Common Stock under the Plan and rights in respect to any Option granted under the Plan belong to the Eligible Employee alone and may not be transferred, assigned to or availed of for any purpose or for any other person. Any attempt to transfer or assign any rights granted under the Plan would constitute withdrawal from the Plan.

     Tax Consequences.  The Stock Purchase Plan is intended to qualify under
Section 423 of the Code. As such, if no disposition of the shares of Common Stock purchased by an employee occurs within two years of the applicable offering date or within one year from the applicable purchase date, no tax consequences will arise for the employee at the time of purchase. The employee will instead be subject to tax on the shares at the time of their disposition, and there will be no tax consequences to the Company. If the employee disposes of the shares of Common Stock prior to the time periods referenced in the preceding sentence, the employee will be deemed to have received compensation equal to the difference between the value of the shares on the date of purchase and the purchase price paid by the employee, and the Company will be allowed a tax deduction equal to the amount of compensation deemed to have been received by the employee.

     Voting Required. The adoption of the Stock Purchase Plan received an affirmative vote of the holders of a majority of the shares of Common Stock at the annual meeting of the shareholders held on March 15, 1995.

     Amendment and Termination. The Board of Directors of the Company may amend or terminate the Stock Purchase Plan at any time without notice; provided, however, that no participating employee's existing rights are adversely affected and that no such amendment may ( i) decrease the purchase price for shares, (ii) increase the maximum number of shares purchasable by a participating employee, (iii) extend the duration of the Stock Purchase Plan or (iv) increase the number of shares offered under the Stock Purchase Plan.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of February 1, 1998 by: (i) each of the three highest paid persons who were officers and directors of the Company,
(ii) all officers and directors of the company as a Group, and (iii) each shareholder who owned more than 10% of the Company's Common Stock, including those shares subject to outstanding Options.

        Name                        Beneficially         Shares %
     and Address                     Owned  (1)      of Class (2)(3)
-------------------------------    --------------   -----------------
     Rick Wall
     745 Fort Street
     Honolulu, HI 96813              815,000                15%

     Kimo M. Keawe
     745 Fort Street
     Honolulu, HI 96813              322,500 (3)             6%

     John G. Tedcastle
     745 Fort Street
     Honolulu, HI 96813              525,000                10%

     Hideo Nomura
     745 Fort Street
     Honolulu, HI 96813              525,000                10%

     LCC Management Inc. (4)
     745 Fort Street
     Honolulu, HI 96813              525,000                10%

     N.K.C. Hawaii, Inc. (5)
     745 Fort Street
     Honolulu, HI 96813              900,000                17%

     All directors and officers
     as a group (12 persons)       4,263,500                80%

(1) Except as otherwise noted, the Company believes the persons named in the table have sole voting and investment power with respect to the shares of the Company's Common Stock set forth opposite such persons' names. Amounts shown are as of February 1, 1998 and are presented prior to the sale of the Shares in this offering.

(2) Determined on the basis of 5,386,130 shares outstanding, exclusive of the shares in this offering and including 50,000 shares issuable to a wholly owned company of Mr. Charles E. McGee, a director of the Company. Also includes 25,000 shares issuable to Van Kasper & Company pursuant to a Common Stock Purchase Warrant.

(3) Includes 32,250 shares which Mr. Keawe has agreed to return to the Company in accordance with the terms and conditions of the Consulting Agreement between Mr. Keawe and the Company. The shares are owned by Mr. Keawe through Keawe Resorts, Inc., a corporation owned and controlled by Mr. Keawe.

(4) A corporation owned and controlled by Ms. Janet Parmar, spouse of Mr. Judhvir Parmar, a director of the Company.

(5) A corporation owned and controlled by the family of Mr. Ryoji Takahashi, a director of the Company.

(6) Includes 50,000 shares issuable to Hawaii Reservations Center Corporation, a wholly owned corporation of Mr. Charles E. McGee, a director of the Company, exercisable as of February 1, 1998 Includes 32,250 shares which Mr. Keawe has agreed to return to the Company.

Options, Warrants and Rights

     In November, 1993, the Company granted an option to Kelvin Bloom to purchase 125,000 shares of the Company's Common Stock at an exercise price of $0.000008 per share. Mr. Bloom did not exercise any of his options in 1994, 1995, 1996 or 1997. In July 1997, Mr. Bloom forfeited all of his rights, title and interest in the stock option.

     In May 1994, the Company entered into a Common Stock Purchase Warrant with Van Kasper and Company for services provided. The Warrant is for 25,000 shares exercisable on or before May 12, 1999 for a price of $1.25 per share.

     In August, 1994, the Company, as part of the employment agreement with Shari W. Chang, agreed to give to Shari W. Chang as a bonus, 22,500 shares of the Company's Common Stock. The shares were issued in September 1995 and represents 0.4% of the Company's Common stock currently outstanding.

     In May, 1997, the Company, as part of a renegotiation of its reservation services agreement, granted to Hawaii Reservations Center Corp. an option to purchase 50,000 shares of the Company's Common Stock at a price of $2.00 per share. The option may be exercised between May 21, 1997 and May 20, 2002. Hawaii Reservations Center is a wholly owned corporation of Mr. Charles E. McGee, a director of the Company.

     Other than the option granted to Mr. McGee there were no outstanding options, warrants or rights to purchase common stock held by any of the officers or directors of the Company or its principal shareholders.



                             CERTAIN TRANSACTIONS

     The Company has a management contract with Hanalei Bay International Investors ("HBII"), a Hawaii limited partnership, for eighty seven condominium units located within the Hanalei Bay Resort. The Company also has a management contract with the Association of Apartment Owners of the Hanalei Bay Resort ("AOAO HBR") to manage the common areas of the resort. HBII was formed through the efforts of HBII Management, Inc., owned by Mr. Rick Wall, with the following partners: Siam Commercial Bank; Voyage Fourteen, Ltd., owned by Mr. John Tedcastle; L.C.C. Management Inc., owned by Ms. Janet Parmar, spouse of Mr. Judvihr Parmar; and Nomura Firm and Nomura Holdings, owned by Hideo Nomura and Kenji Nomura. In 1988 HBII made an offer to purchase all 134 units within the Hanalei Bay Resort and eighty five owners accepted the offer. Subsequently, Nichiman International became an investor in HBII. Nichiman International's controlling stockholder is Mr. Ryoji Takahashi and Mr. Takahashi is also the controlling stockholder of N.K.C. Hawaii, Inc. HBII subsequently acquired two other units. Following the acquisitions, HBII elected to form its own management company and entered into a management contract with Castle Group Hawaii, which was one of the assets acquired by the Company pursuant to the Castle Plan. See "Corporate Organization". Under terms of the management contract between HBII and Castle Group Hawaii and as acquired by the Company, the Company is required to provide full management services to HBII. Mr. Wall, Mr. Tedcastle, Mr. Hideo Nomura and Mr. Ryoji Takahashi were elected to serve on the Board of Directors of the Company following completion of the Castle Plan. In March of 1995, Mr. Takahashi's sister, Ms. Motoko Takahashi, was appointed Secretary and director of the Company. In November 1995, Mr. Judvihr Parmar was elected to serve on the Company's Board of Directors. In November of 1995, Mr. Kelvin Bloom married the daughter of Mr. James Binger, who is a limited partner in HBII. In March of 1997, Mr. Michael Nitta was appointed Assistant Vice President of HBII Management Inc. Management believes that the terms of the management agreement between the Company and HBII are not at rates favorable to HBII, and are at rates commonly found in the industry and are similar or more profitable to the Company than other management contracts entered into by the Company.

     On July 31, 1995, HBII paid the Company $150,000 to be applied against HBII's account receivable as shown in the Company's books and records in anticipation of HBII receiving the sum of $150,000 on August 1, 1995 from one of its partners. The $150,000 was not received by HBII and as a result, the Company returned to HBII the $150,000 in the form of a note receivable. On September 19, 1995, HBII repaid the note to the Company in full, together with interest.

     On July 31, 1995, the Company invested $100,000 into a reorganization plan instituted by HBII. Under terms of the HBII Plan, the eighty seven units owned by HBII will be sold under a timeshare plan and investors in the timeshare plan will receive up to four times their investment over the life of the timeshare plan. It is estimated that the investors in the timeshare plan shall be paid over a period of three years. As of July 31, 1997, the Company has received a total of $155,040 from HBII, representing a return of its initial investment in the amount of $38,760, and an additional return of $116,280 representing a gain on the investment.

     On August 1, 1994, the Company entered into a contract with Hawaii Reservations Center Corp. ("HRCC"), a company wholly owned by Charles E. McGee, pursuant to which HRCC shall provide reservation services for the hotels and resorts managed by the Company. Since the purchase of KRI, Inc. in accordance with the completion of the Castle Plan, reservation services had been provided by KRI, Inc. until July 31, 1994. The terms of the contract called for the Company to pay a fixed fee plus commissions and the cost of office space. See "Property". The Company also agreed to sell to HRCC the central reservations system previously owned by KRI, Inc., which consisted of computer and other office equipment. As consideration for the equipment, HRCC agreed to employ the reservation employees of KRI, Inc. and assume the liability for the accrued vacation due to said employees. The Company realized a gain of $4,372 on the transaction, as the value of the accrued vacation exceeded the net book value of the equipment sold.

     Effective May 1, 1997, the Company and HRCC renegotiated the fees paid to HRCC by the Company to provide exclusive central reservations services. The renegotiated fees are based on a percentage of the room revenues for the properties managed by the Company, subject to a minimum monthly amount. Management believes that the contract between HRCC and the Company are not under favorable terms to HRCC and are at rates commonly found in the industry.

     On October 31, 1994, the Company secured a line of credit with a financial institution in the amount of $300,000. As of July 31, 1997, and October 31, 1997, the Company had an outstanding balance of $250,000 on the line of credit. The line of credit is personally guaranteed by Messrs. Wall, Keawe, Nomura and Tedcastle. The Company has received an extension of the due date for the line of credit through April 15, 1998. In December of 1997, the Company drew down the remaining $50,000 on the line, bringing the outstanding balance to $300,000.

     In November of 1997, the Company secured an additional $250,000 line of credit from a Hawaii bank which is personally guaranteed by the Mr. Wall. The line of credit is due on May 17, 1998.

     In July of 1997, the Company completed a private placement of 222,100 shares of its stock to Development Funding, Ltd. for $2.00 per share. The Company received $425,395 after the payment of commissions charged on the private placement by Reeves Moses Hudig & Co., Ltd., a merchant banker located in New Zealand. The proceeds from the private placement were received by the Company as of September 18, 1997, and the stock certificate was subsequently issued to Development Funding, Ltd.

                         DESCRIPTION OF CAPITAL STOCK

     The following description of the Company's capital stock does not purport to be complete and is subject in all respects to applicable Utah law and to the provisions of the Company's Articles of Incorporation and By-Laws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

General

     The Articles of Incorporation of the Company, as amended, provide that the Company may issue up to 20,000,000 capital shares, consisting of 20,000,000 shares of Common Stock, par value $.02 per share. Upon completion of the sale of Common Stock offered hereby, 6,911,130 shares of Common Stock will be issued and outstanding, exclusive of the exercise of various stock options and warrants and exclusive of shares reserved for issuance under the Company's' Stock Plans.

Common Stock

     Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors and, except as otherwise required by law or except as provided in the Articles of Incorporation or Bylaws with respect to any other class or series of shares of beneficial interest, the holders of Common Stock will possess exclusive voting power over matters submitted to a vote of shareholders. The Articles of Incorporation do not provide for cumulative voting.

     Holders of Common Stock have no preemptive, subscription, sinking fund or conversion rights. Holders of Common Stock will be entitled to receive dividends as may be declared by the Board of Directors out of legally available funds. See "Dividend Policy". In the event of the dissolution, liquidation or winding up of the Company's' business, holders of Common Stock will be entitled to share in all net assets remaining after payment, or provision for, all known liabilities.

     There is no provision in the Articles of Incorporation or By-Laws that would delay, defer or prevent a change in control of the Company.

Transfer Agent

     The Transfer Agent and Registrar for the Common Stock is American Registrar and Transfer Co.


                        SHARES ELIGIBLE FOR FUTURE SALE

     The sale of the Company's Common Stock in the public market after this offering could adversely affect the market price of the company's Common Stock. Upon completion of this offering, the Company will have 6,911,130 shares of Common Stock outstanding immediately following this offering, (exclusive of the exercise of certain stock options and warrants). The 1,600,000 shares offered hereby will generally be freely tradeable, except by affiliates and insiders of the Company. The shares owned by the officers and directors may not be sold in the absence of a registration under the Securities Act unless an exemption from registration is available, including the exemption contained in Rule 144. These stockholders have agreed, subject to certain limitations, not to offer or sell their shares of Common Stock for a period of 180 days after the date of this Prospectus. In addition, the Company has registered with the Securities and Exchange Commission a total of 1,000,000 and 500,000 reserved for issuance under the Company's Stock Option Plan and Employee Stock Purchase Plan, respectively. See "Stock Plans". The Company has also reserved 50,000 shares for issuance under a Reservations Agreement, and 25,000 for issuance in accordance with a stock warrant. See "Certain Transactions" and "Options Warrants and Rights".

                                 UNDERWRITERS

     The Underwriters named below, represented by Fortress Financial Group, Ltd. (the "Representatives"), have agreed to sell, on a best efforts basis, a minimum of 800,000 shares of Common Stock up to a maximum of 1,600,000 shares. The offering will commence on the date of this Prospectus and will continue until the earlier to occur of (i) the sale of 1,600,000 shares or
(ii) 60 days from the date of this Prospectus, unless extended by the Company and the Underwriters for an additional 30 days. Once the minimum of 800,000 shares is sold, the Company will conduct a closing on such shares. Subsequent closings may be held at the discretion of the Company with sales of the additional shares up to the maximum of 1,600,000 shares.

     Tendered subscription for all shares shall be subject to acceptance by the Company, which subscriptions may be reduced in the sole discretion of the Company and the Underwriters or rejected for any reason at the sole discretion of the Company or the Underwriters.

     Proceeds from the sale of the shares shall be held in escrow by American Stock Transfer & Trust Company (The Escrow Agent) pending a closing on the shares and if no such closing is conducted, all funds shall be returned to the subscribers, without interest, after termination of the offering period. All funds received will be held in a bank money market account insured by the Federal Deposit Insurance Company until closing.

     Fortress Financial Group, Ltd. was formed as a Broker-Dealer/Investment Banking Company in late 1996. Fortress Financial Group, Ltd. has no prior experience with respect to public offerings; however, the Principals of the firm have over twenty years of experience in the investment banking and brokerage industry. The principal business function of the investment banking department of Fortress Financial Group is to provide top-quality services to entrepreneurial corporate clients, and to assist them in implementing their capital and financial goals.

     The Company and each of the executive officers and directors of the Company have agreed that for a period of 180 days from the date this Registration Statement is declared effective by the Securities Exchange Commission and thereafter for a period of one year will refrain from selling in any three-month period more than 10 percent of the Common Stock owned by such person.

     The Underwriting Agreement provides that the Company will indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or will contribute to payments the Underwriters may be required to make in respect thereof.

                                 LEGAL MATTERS

     The validity of the Common Stock and certain other legal matters will be passed upon for the Company by Davis Wright Tremaine and Leonard W. Burningham and certain legal matters will be passed upon for the Underwriters by Krage & Janvey, L.L.P.


                                  ACCOUNTANTS

     The Board of Directors has appointed Coopers & Lybrand, L.L.P. as the Company's independent public accountants. Coopers & Lybrand has audited the Company's financial statements for the fiscal years ended July 31, 1997 and 1996.

                                    EXPERTS

     The audited financial statements of the Company included in this Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Coopers & Lybrand, L.L.P., independent auditors, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement, including the exhibits and schedules. Copies of such material may also be obtained from the Commission upon the payment of prescribed fees.

     Statements contained in the Prospectus as to any contracts, agreements or other documents filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

     The Company will be required to file reports and other information with the Commission pursuant to the Securities Exchange Act of 1934. In addition to applicable legal or NASDAQ requirements, if any, holders of the Common Stock will receive annual reports containing audited financial statements with a report thereon by the Company's independent certified public accountants.

     The Company will provide without charge to each person who receives a Prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the Prospectus (not including exhibits of the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such requests should be directed to Company's principal executive offices located at 745 Fort Street, Suite 1000, Honolulu, Hawaii 96813 (telephone:
(808) 524-0900)).

                              MARKET INFORMATION


     The Company's Common Stock is listed on the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc., under the symbol "CAGU." There has been only limited trading activity in the common stock of the Company. The following table sets forth the high and low bid and asked prices for the Company's stock for each full quarter for each of the last three fiscal years ending July 31, 1997, and through January 31, 1998. The following market quotations reflect inter-dealer prices, without retail markup, markdown or commission and may not necessarily represent actual transactions.

            Quarter Ended                 Bid Price       Asking Price

          October 31, 1994                  .6250            1.2500
          January 31, 1995                 1.0000            1.3750
          April 30, 1995                    .3750            1.0000
          July 31, 1995                     .3750             .6875
          October 31, 1995                  .6250             .8125
          January 31, 1996                  .6250            1.1250
          April 30, 1996                    .7500            1.5000
          July 31, 1996                     .8750            1.7500
          October 31, 1996                  .7500            1.6250
          January 31, 1997                  .7500            1.7500
          April 30, 1997                    .7500            1.7500
          July 31, 1997                    1.1250            2.3750
          October 31, 1997                 1.5000            2.3750
          January 31, 1998                 2.5000            2.7500

Holders

     The number of record holders of the Company's Common Stock as of February 1, 1998 was approximately 260.


Dividends

     The Company has not paid any dividends with respect to its Common Stock, and does not intend to pay dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company's business. There are no present material restrictions that limit the ability of the Company to pay dividends on Common Stock or that are likely to do so in the future.


Compliance With Section 16(a) of the Securities Act

     Section 16 of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of beneficial ownership (Form 3) and reports of changes in beneficial ownership (Forms 4 and 5) of the Company's Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, all directors, officers and holders of more than 10% of the Company's Common Stock filed all reports required of Section 16(a) of the Securities Exchange Act of 1934 during the current fiscal year as of the date of this Registration, summarized as follows:

Name of Reporting Person      Form Filed                Date Filed
------------------------      ----------          ----------------------
  John Tedcastle                Form 5              September 13, 1996

  Motoko Takahashi              Form 4              August 09, 1996

  Motoko Takahashi              Form 4              February 7, 1997

  Charles McGee                 Form 5              September 12, 1997

  Kelvin Bloom                  Form 5              September 12, 1997

  Kelvin Bloom                  Form 5 (1)          September 26, 1997

  Kimo M. Keawe                 Form 3              August 8, 1997

  Steve Townsend                Form 3              August 8, 1997

  Stanley Mukai                 Form 3              October 9, 1997

  Edward Calvo, Sr.             Form 3              October 10, 1997

  Noboru Sekiguchi              Form 3              October 9, 1997


(1)  Amended filing.



Reports on Form 8-K

     The Company filed a current report on Form 8-K on August 15, 1997 regarding its potential acquisition of 51% of the authorized issued and outstanding stock of a management company situated in Indonesia.

     The Company filed a current report on Form 8-K on September 26, 1997 regarding the resignation of Mr. Akira Fujii from its Board of Directors.

                         INDEX TO FINANCIAL STATEMENTS
                            THE CASTLE GROUP, INC.
                      CONSOLIDATED FINANCIAL STATEMENTS
  (ALL REFERENCES TO THE QUARTERS ENDED OCTOBER 31, 1997 AND 1996 ARE
                                   UNAUDITED)



                                                                      Page

Report of Independent
Accountants.........................................................   F-2

Consolidated balance sheets at July 31, 1997 and
1996 and October 31, 1997 and 1996..................................   F-3

Consolidated statements of operations for the years
ended July 31, 1997 and 1996 and for the quarters ended
October 31, 1997 and 1996...........................................   F-4

Consolidated statements of shareholder's equity for the
years ended July 31, 1997 and 1996 and the quarter ended
October 31, 1997....................................................   F-5

Consolidated statements of cash flows for the years
ended July 31, 1997 and 1996 and for the quarters ended
October 31, 1997 and 1996...........................................   F-6

Notes to consolidated financial statements..........................   F-8

                       REPORT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
The Castle Group, Inc.


     We have audited the accompanying consolidated balance sheets of The Castle Group, Inc. and Subsidiary as of July 31, 1997 and 1996 and the related statements of operations, stockholder's equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Castle Group, Inc. and Subsidiary as of July 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                       Coopers & Lybrand,
L.L.P.






Honolulu, Hawaii
September 19, 1997

                            THE CASTLE GROUP, INC.
                                AND SUBSIDIARY
                          Consolidated balance sheets

                                                                     10/31/97
                                 07/31/97      07/31/96        (Unaudited)
                              -------------  -------------    -------------
                                 Assets
Current Assets:
 Cash                         $    268,938   $    220,951     $    110,242
 Accounts receivable, less
  allowance for doubtful
  accounts of $25,405 and
  $18,200 in 1997 and 1996,
  respectively                     820,368        737,729          802,181
 Due from related party            197,730        371,717          269,512
 Prepaid expenses                   89,779         56,637          146,144
 Restricted cash                    19,941         26,536           19,941
 Deferred cost, current               --          159,432              --
 Deferred compensation
  expense, current                    --           50,000              --
                              -------------  -------------    -------------
Total current assets             1,396,756      1,623,002        1,348,020
                              -------------  -------------    -------------
Furniture, Fixtures and
 Equipment, Net                     82,571         92,936           79,343
Other Assets:
 Deposits                           63,021         62,971           71,330
 Investment in HBII
  Timeshare Program                 61,240        100,000           60,691
 Intangibles, net                   12,928         89,937           10,342
 Deferred compensation
  expense, non-current                --           62,500              --
Total other assets                 137,189        315,408          142,363
                              -------------  -------------    -------------
Total Assets                  $  1,616,516   $  2,031,346     $  1,569,726
                              =============  =============    =============
                Liabilities And Stockholders' Equity (Deficit)
Current Liabilities:
 Accounts payable             $    613,791   $  1,062,517     $    793,759
 Vacation payable                  109,233        111,183           88,099
 Wages payable                      84,567         94,269           81,333
 Taxes payable                      36,143         33,611           11,457
 Due to related party, current      18,000        184,400          184,400
 Long-term debt, current           250,000        434,432          250,000
 Deferred compensation payable        --          250,000             --
 Deferred income                    76,230        101,640           50,820
 Other accrued liabilities         121,467        115,681          102,008
                              -------------  -------------    -------------
Total current liabilities        1,309,431      2,387,733        1,561,876
                              -------------  -------------    -------------
Due to Related Party,
 non-current                       166,400           --               --
Deferred Income                       --           76,230             --
Commitments and Contingencies         --             --               --
Stockholders' Equity (Deficit)
 Common stock, $.02 par value,
  20,000,000 shares authorized,
  5,089,030 shares issued and
  outstanding on July 31, 1997
  and 1996 and 5,311,130 on
  October, 31 1997                 101,781        101,781          106,223
 Common stock subscribed and
  unissued, 222,100 shares         384,750           --                --
 Capital in excess of par        2,118,222      2,118,222        2,539,175
 Accumulated deficit           ( 2,464,068)   ( 2,652,620)     ( 2,637,548)
                              -------------  -------------    -------------
Total stockholders'
 equity (deficit)                  140,685    (   432,617)           7,850
                              -------------  -------------    -------------
Total Liabilities and
 Stockholder Equity (Deficit)  $ 1,616,516   $  2,031,346     $  1,569,726
                              =============  =============    =============

The accompanying notes are an integral part of the consolidated financial statements.

                     THE CASTLE GROUP, INC. AND SUBSIDIARY
                     Consolidated statements of operations
for the years ended July 31, 1997 and 1996 and for the quarters ended
                          October 31, 1997 and 1996

                                                                OCTOBER             OCTOBER
                                                                  1997                1996
                                    1997          1996        (Unaudited)         (Unaudited)
                               -------------  -------------  -------------       -------------
Revenues:
Hotel revenues and
 management fees (includes
 $167,053 and $142,082 in
 July 1997 and 1996 and
 $33,174 and $40,176 in
 October 1997 and 1996
 of Hawaii general
 excise taxes)                 $  5,219,506   $  3,742,408   $  1,185,251        $  1,245,188
 Other income                       966,292        369,218        162,624             196,375
                               -------------  -------------  -------------       -------------
Total revenues                    6,185,798      4,111,626   $  1,347,875        $  1,441,563
                               -------------  -------------  -------------       -------------
Expenses:
 Payroll and benefits             2,401,567      1,968,255        621,225             610,245
 Rent                             1,155,212        584,548        291,203             283,163
 Reservation expense                919,857        912,279        206,505             238,273
 Repairs and maintenance            358,655        103,995         87,620              88,720
 Depreciation and amortization      263,322        464,867          7,605             118,922
 Taxes                              215,470        151,522         45,017              51,981
 Professional fees                  131,271         88,822         57,965              22,819
 Advertising                        102,351         66,220         53,922              55,387
 Insurance                          101,984         93,351         18,235              27,948
 Travel and entertainment            80,881         37,906         49,666               5,507
 Utilities                           60,257         41,152         20,275              19,616
 Office expense                      50,197         35,408         25,800              31,365
 Other                              104,288         40,297         24,415              20,261
                               -------------  -------------  -------------       -------------
Total expenses                    5,945,312      4,588,622      1,509,453           1,574,207
                               -------------  -------------  -------------       -------------
Income (loss) from operations       240,486   (    476,996)  (    161,578)       (    132,644)

Other Expenses:
 Interest expense                    51,934         67,966         11,902              13,681
                               -------------  -------------  -------------       -------------
Net Income (Loss)              $    188,552   ($   544,962)  ($   173,480)       ($   146,325)

Per Share Data
Net income (loss)              $        .04   ($       .11)  ($       .03)       ($       .03)
                               =============  =============  =============       =============

The accompanying notes are an integral part of the consolidated financial statements

                     THE CASTLE GROUP, INC. AND SUBSIDIARY
           Consolidated statements of stockholders' equity (deficit)
                  for the years ended July 31, 1997 and 1996
                  and for the quarter ended October 31, 1997

                                                        Common
                                                         Stock      Capital in
                                  Common Stock         Subscribed    Excess of     Accumulated
                             Shares         Amount     & Unissued    Par Value       Deficit

Balances, August 1, 1995    5,066,530     $  101,331  $    --       $ 2,110,235    $(2,107,658)

Issuance of common stock       22,500            450       --             7,987           --

Net loss for the year
 ended July 31, 1996             --             --         --               --      (  544,962)
                           -----------     ---------  ----------    ------------   -------------

Balance, July 31, 1996      5,089,030        101,781       --         2,118,222     (2,652,620)

Stock subscriptions sold      222,100           --      425,399            --             --

Subscription receivable          --             --    (  40,649)           --             --

Net income for the year
 ended July 31, 1997             --             --         --              --          188,552
                           -----------    ----------  ----------    ------------   -------------

Balance, July 31, 1997     $5,311,130     $  101,781  $ 384,750     $ 2,118,222    $(2,464,068)

Subscription receivable          --            4,442   (384,750)        420,953           --

Net loss for the quarter
 ended October 31, 1997
 (Unaudited)                     --             --         --             --        (  173,480)
                           -----------    ----------  ----------    ------------   -------------

Balance October 31, 1997
 (Unaudited)               5,311,130      $  106,223  $    --       $ 2,539,175    $(2,637,548)
                           ===========    ==========  ==========    ============   =============

The accompanying notes are an integral part of the consolidated financial statements.

                     THE CASTLE GROUP, INC. AND SUBSIDIARY
                     Consolidated statements of cash flows
     for the years ended July 31, 1997 and 1996 and for the quarters ended
                           October 31, 1997 and 1996

                                                                             October       October
                                                                               1997          1996
                                                  1997           1996      (Unaudited)   (Unaudited)
                                              ------------- ------------   ------------  ------------
Cash Flows From Operating Activities:
Net income (loss)                             $    188,552 $(  544,962)   $(   173,480)  $(  146,325)
Adjustments to reconcile net income
 (loss) to net cash provided by (used in)
 operating activities -
  Depreciation and amortization                    263,322     464,867           7,605       118,921
  Amortization of deferred compensation
   expense                                         112,500      50,000            --          12,500
  Issuance of common stock for compensation           --         8,437            --            --
Changes in assets and liabilities -
 Decrease (increase) in restricted cash              6,595  (   26,536)           --            --
 Decrease (increase) in accounts receivab           91,348  (  192,621)         18,187       135,428
 Increase in prepaid expenses                  (    33,142) (   14,010)    (    56,365)       10,717
 Decrease in deferred income                   (   101,640) (  101,640)    (    25,410)    (  25,410)
 Decrease in contract payable                  (   159,432) (  161,138)           --       (  42,333)
 (Decrease) increase in accounts payable       (   448,726)    393,461         179,968     (  93,079)
 (Decrease) increase in wages payable          (     9,702)     14,965     (    3,234)        33,261
 (Decrease) increase in vacation payable       (     1,950)     33,687     (   21,134)     (  19,234)
 (Decrease) in deferred compensation payable   (   250,000)       --              --            --
 Decrease in due from related party                   --          --       (   71,782)     (  66,256)
 Increase in taxes payable                           2,532      21,682     (   24,686)     (  18,298)
 Increase in accrued liabilities                     5,786      54,698     (   19,459)        52,677
                                              ------------- ------------  -------------   -----------
Net cash provided by (used in)
 operating activities                          (   333,957)        890     (   189,790)    (  47,431)
                                              ------------- ------------  -------------   -----------
Cash Flows From Investing Activities:
 Purchase of furniture, fixtures & equipment   (    16,516)  (  27,645)    (     1,791)    (   3,749)
 Decrease in investment in HBII Timesharing         38,760        --               549           --
 (Payment) Receipt of deposits                 (        50)  (  30,000)    (     8,309)       30,000
                                              ------------- ------------  -------------   -----------
Net cash provided by (used in)
 investing activities                               22,194   (  57,645)    (     9,551)       26,251
                                              ------------- ------------  -------------   -----------
Cash Flows From Financing Activities
 Proceeds from stock subscription                  384,750        --            40,645          --
 Repayment of long-term debt                   (   275,000) (  275,000)           --            --
 Proceeds of long-term debt                        250,000     275,000            --            --
                                              ------------- ------------  -------------   -----------
Net cash provided by financing activities          359,750        --            40,645          --
                                              ------------- ------------  -------------   -----------
Net Increase (Decrease) In Cash                     47,987  (   56,755)    (   158,696)    (  21,180)
Cash At Beginning Of Period                        220,951     277,706         268,938       220,951
                                              ------------- ------------  -------------   -----------
Cash At End Of Period                         $    268,938  $  220,951    $    110,242    $  199,771
                                              ============= ============  =============   ===========




The accompanying notes are an integral part of the consolidated financial statements

                     THE CASTLE GROUP, INC. AND SUBSIDIARY
               Consolidated statements of cash flows (continued) for the years ended July 31, 1997 and 1996 and for the quarters ended
                           October 31, 1997 and 1996

                                                                      October           October
                                        July          July              1997              1996
                                        1997          1996          (Unaudited)        (Unaudited)
                                    ------------   -----------      -------------      ------------
Supplemental disclosure of cash
 flow information:
    Cash paid during the year
    for interest                    $    43,434    $   53,844       $      11,901      $     13,681

Supplemental schedule of noncash
 investing and financing
 activities:

   Issuance of common stock, 22,500
    shares for compensation
    and services                    $      --      $    8,437       $        --        $       --

   Assignment of the leased
    hotel's accounts receivable to
    the Company also recorded as
    an accounts payable to the
    lessor                                 --         150,000                --                --

   Stock subscription receivable         40,649          --                  --                --


























The accompanying notes are an integral part of the consolidated financial statements

                            THE CASTLE GROUP, INC.
                                AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    (Items referring to October 31, 1997 or October 31, 1996 are unaudited)



  The accompanying consolidated financial statements of The Castle Group, Inc. and subsidiary for the three months ended October 31, 1997 and 1996 have been prepared in accordance with generally accepted accounting principles. These financial statements have not been audited by independent public accountants, but include all adjustments (consisting of only normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial condition, results of operations and cashflows for such periods. The consolidated financial statements do not include all disclosures associated with annual financial statements and accordingly, should be read in conjunction with the annual consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10K-SB for the year ended July 31, 1997, as filed with the Securities and Exchange Commission. A copy of this report is available from the Company upon request. The results of operations for the three months ended October 31, 1997 and 1996 are not necessarily indicative of the operating results for the remainder of the year.



1.   Summary of Significant Accounting Policies

Organization -

The Castle Group, Inc. (the Company) was incorporated under the laws of the State of Utah on August 21, 1981. The Company operates in the hotel and resort management industry in the State of Hawaii.

New Accounting Pronouncements -

In February 1997, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 128, "Earnings Per Share" and SFAS No. 129, "Disclosure of Information About Capital Structure," which improves the earnings per share information provided in financial statements by simplifying the existing computational guidelines and revising the disclosure requirements. These statements are effective for financial statements issued for periods ending after December 15, 1997, including interim periods, and earlier application is not permitted. In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which are both effective for fiscal periods beginning after December 15, 1997. The impact of these statements on the Company's current disclosures is not expected to be significant.

Principles Of Consolidation -

The consolidated financial statements include The Castle Group, Inc. and its wholly-owned subsidiary, KRI, Inc. and KRI, Inc.'s wholly-owned subsidiary, HPR Advertising, Inc. All significant intercompany transactions have been eliminated in the consolidated financial statements.

Per Share Data -
Per share data is based on the weighted average number of shares outstanding during the period without regards to common stock equivalents due to their anti-dilutive effect. In 1997 and 1996, the weighted average shares outstanding was 5,109,903 and 5,085,280, respectively. As of October 31, 1997, the weighted average shares outstanding was 5,311,630.

Income Taxes -

The Company records deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in a Company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

                            THE CASTLE GROUP, INC.
                                 AND SUBSIDIARY
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
    (Items referring to October 31, 1997 or October 31, 1996 are unaudited)



Cash And Cash Equivalents -

The Company considered all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Furniture, Fixtures And Equipment -

Furniture, fixtures and equipment are recorded at cost. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

The costs of maintenance and repairs are charged to income as incurred. Renewals and betterments are capitalized and depreciated over their estimated useful lives.

At July 31, 1997 and 1996, and October 31, 1997, furniture, fixtures and equipment consisted of the following:

                                 July 1997      July 1996    October 1997

Office equipment                $  205,529     $  201,721    $  207,320
Less accumulated depreciation    ( 122,958)     ( 108,785)     (127,977)
                                -----------    -----------   -----------
                                $   82,571     $   92,936    $   79,343
                                ===========    ===========   ===========

Depreciation is computed using the declining balance and straight-line methods over the estimated useful life of the assets (5 to 7 years). For the years ended 1997 and 1996, depreciation expense was $26,881 and $26,719, respectively. For the quarter ended October 31, 1997 and 1996, depreciation expense was $5,019 and $14,173, respectively.

Intangibles -

Intangible assets consist of noncompetition agreements and organization costs. The noncompetition fees are being amortized over the life of the agreements (3 years) on a straight-line basis. Organization costs are being amortized on a straight-line basis over 5 years. At July 31, 1997 and 1996, and October 31, 1997, the balances of those intangibles were as follows:

                                   July 1997      July 1996    October 1997

Noncompetition agreements         $    --        $  800,000     $     --
Organization costs                   51,714          51,714         51,714
                                  ----------     -----------    -----------
                                     51,714         851,714         51,714
Less accumulated amortization     (  38,786)     (  761,777)    (   41,372)
                                  ----------     -----------    -----------
                                  $  12,928      $   89,937     $   10,342
                                  ==========     ===========    ===========

                            THE CASTLE GROUP, INC.
                                AND SUBSIDIARY
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
    (Items referring to October 31, 1997 or October 31, 1996 are unaudited)



Deferred Cost -

Deferred cost represents the cost of obtaining management contracts and is being amortized on a straight-line basis over the life of the contract (see
Note 4).

Deferred Compensation Expense -

Deferred compensation expense represents the cost of common stock options issued to an officer as an inducement to enter into an employment contract. The deferred compensation expense is being amortized on a straight-line basis over the life of the contract (5 years). In 1997, the stock options were forfeited by the above mentioned officer (see Note 6).

Income Recognition -

The Company recognizes income from the management of resort properties according to terms of its various management contracts.

Concentrations of Credit Risks -

The Company's cash is deposited in savings and demand deposit accounts with financial institutions in Hawaii.

Concentration In Market Area -

The Company manages hotels primarily in Hawaii and is dependent on the state's visitor industry. Subsequent to year end, the Company expanded its operation to Saipan and is currently contemplating expansion into other areas of the Pacific Basin.

Restricted Cash -

Restricted cash consists of cash held in client trust accounts and cash pledged as collateral for an equipment lease.

Management Estimates -

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            THE CASTLE GROUP, INC.
                                AND SUBSIDIARY
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
    (Items referring to October 31, 1997 or October 31, 1996 are unaudited)




Fair Value Of Financial Instruments -

The carrying value of long-term debt, and deferred compensation payable approximate the fair value because of the short maturity of those instruments. The fair value of the investment in HBII Time Share Program is estimated to be $400,000 at July 31, 1997 based on future cash flow projections.


2.     Related Party Transactions

Hanalei Bay International Investors -

The Company has a hotel management agreement with Hanalei Bay International Investors (HBII) to manage the Hanalei Bay Resort (HBR). The managing general partner of HBII is also the chairman and chief executive officer of the Castle Group, Inc. Under the agreement, the Company is to receive management and incentive fees based on a percentage of gross total revenue and net income respectively. The Company also receives reservation and marketing fees based on a percentage of room revenue. During the year ended July 31, 1997, and 1996, total fee income from HBR amounted to $774,372 and
$649,263, respectively.   For the quarters ended October 31, 1997 and 1996,
total fee income from HBR amounted to $226,997 and $229,707, respectively. At July 31, 1997 and 1996, the Company's receivable from HBR amounted to
$197,730 and $371,717, respectively.   At October 31, 1997, the Company's
receivable from HBII was $269,512.

On July 31, 1995, HBII paid the Company $150,000 to be applied against HBR's accounts receivable balance in anticipation of HBII receiving cash inflows on August 1, 1995. The anticipated cash was not received by HBII. Therefore, on August 2, 1995, the Company issued a $150,000, 6% promissory note to HBII. The promissory note matured on August 31, 1995. On October 3, 1995, HBII repaid the note in full.

On July 31, 1995, the Company invested $100,000 in HBII Time Share Program of the Hanalei Bay Resort. The Company will receive moneys based on a percentage of timesharing sales. During 1997, the Company received $155,000 from this investment of which $38,800 represents a return of the initial investment and $116,200 represents a gain recognized by the Company. At July 31, 1997, the investment was $61,240. As of October 31, 1997, the Company received an additional $2,236 from the investment of which $559 represents a return of the initial investment and $1,677 represents a gain recognized by the Company. At October 31, 1997, the investment was $60,691.


Reservations System -

Reservations services are provided by Hawaii Reservation Center Corporation, wholly owned by a stockholder/director who has a 2% interest in the Company. The expense in 1997 and 1996 was $919,857 and $912,279, respectively. For the quarters ended October 31, 1997 and 1996, the expense was $206,505 and $238,273, respectively.

                            THE CASTLE GROUP, INC.
                                AND SUBSIDIARY
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
    (Items referring to October 31, 1997 or October 31, 1996 are unaudited)



Due to Related Party -

                                 July 1997      July 1996      October 1997

6% loans from stockholders,
 $18,000 was due on January
 31, 1997 and $166,400 was
 extended to August 1, 1998      $ 184,400      $ 184,400      $ 184,400
Less current portion                18,000        184,400        184,400
                                 ----------     ----------     ----------

Long-term portion due in
 fiscal year 1999                $ 166,400      $    --        $    --
                                 ==========     ==========     ==========


3.     Commitments and Contingencies

Leases -

The Company leases office space, vehicles and equipment expiring at various dates through 1999. The office leases may be renewed for an additional five years. Additionally, in May 1996, the Company leased a hotel under a noncancelable agreement expiring in March 1998. The lease may be renewed for an additional four years. The lessor is entitled to a percentage of the operating profit of the hotel in excess of $100,000 until April 1997. All assets, liabilities, revenues and expenses have been included in the Company's operations.

At July 31, 1997, the future minimum rental commitment under these leases was as follows:

          Schedule of minimum lease payments:

               1998            $    863,000
               1999                 261,000
                               -------------
                               $  1,124,000
                               =============

Rent expense under these leases amounted to $1,076,000 and $513,400 for the years ended July 31, 1997 and 1996, respectively. Rent expense for the quarters ended October 31, 1997 and 1996 amounted to $114,600 and $113,300, respectively.

Management Contracts -

The Company manages several hotels and resorts under management agreements expiring at various dates through December 1999. Several of these management agreements contain automatic extensions for periods of 1 to 10 years. Management fees received are based on the revenues and net available cash flows of the hotels' operations as defined in the management agreements.

In addition, the Company has sales, marketing and reservations agreements with other hotels and resorts expiring at various dates through December 1997. Several of these agreements contain automatic extensions for periods of one month to three years. Fees received are based on revenues, net available cash flows or commissions as defined in the agreements.

                            THE CASTLE GROUP, INC.
                                AND SUBSIDIARY
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
    (Items referring to October 31, 1997 or October 31, 1996 are unaudited)



4.  Loan And Contract Payable

At July 31, 1997 and 1996, and as of October 31, 1997, loan and contracts payable consisted of the following:

                                     July 1997     July 1996   October 1997

Contract payable in
 monthly installments of
 $15,080, expiring in June
 1997 (see below).                  $    --       $  159,432   $     --

$300,000 line of credit from
 a bank with drawings due within
 90 days from withdrawal, with
 interest (10.50% at July 31,
 1997) at 2.00% above the bank's
 base rate due on April 15,
 1998.  The Company's accounts
 receivable are pledged as
 collateral and  several of the
 Company's directors are named
 as guarantors.                      250,000        275,000       250,000
                                   ----------    -----------   -----------
                                   $ 250,000     $  434,432    $  250,000
                                   ==========    ===========   ===========

In November of 1997, the Company obtained an additional $250,000 line of credit from a bank which is personally guaranteed by an officer of the Company. The line of credit is due in May, 1998. Additionally, the Company drew down the remaining $50,000 against its existing line in December of 1997. The Company expects to pay down both lines with the proceeds of their public offering, should it be successful. If the offering is not successful, an officer of the Company has agreed to personally meet debt service and operating cash requirements in fiscal 1998.


5.  Employee Benefits

The Company and its subsidiary have a 401(k) Profit Sharing Plan for its employees. Under the terms of the Plan, the Company may match 50% of the compensation reduction of the participants in the Plan up to 1% of compensation. Any employee with one year service and 1,000 credit hours of service, who is at least twenty-one years old is eligible to participate. For the years ended July 31, 1997 and 1996, no contributions were made by the Company.

The subsidiary has a flexible benefits plan. The participants in the plan are allowed to make pre-tax premium deductions which are intended to be excluded from income as provided by Section 125 of the Internal Revenue Code of 1986. To be eligible, an employee must have been employed for 90 days. Benefits include group medical insurance, vision care insurance, disability insurance, cancer insurance, group dental coverage, group term life insurance and accident insurance. On October 1, 1995, the Plan was amended to include all employees of the Company effective January 1, 1997.

                            THE CASTLE GROUP, INC.
                                AND SUBSIDIARY
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
    (Items referring to October 31, 1997 or October 31, 1996 are unaudited)



6. Capital Stock

Capital Stock Issuances -

On September 30, 1995, the Company issued to an officer 22,500 shares of common stock as compensation for services rendered. The compensation recorded was equivalent to the fair market value of the stock on September 30, 1995.

Common Stock Warrants -

In May 1994, the Company issued warrants to acquire up to 25,000 shares of common stock for $1.25 per share, exercisable through May 1999 in exchange for consulting services rendered. No warrants have been exercised for 1997 and 1996.

Common Stock Options -

In November 1993, as an inducement to enter into an employment contract with the Company, the Company issued options to an officer of the Company to obtain 125,000 shares of common stock for one dollar, exercisable by December 2, 1998. The transaction was recorded as deferred compensation expense and deferred compensation payable of $250,000, representing the fair value of the common stock option at the date of grant. In 1995, the option period was amended to be only exercisable after August 1, 1996 but before December 2, 1998. No options have been exercised for 1996 and in 1997, the options were forfeited by the officer. The deferred compensation payable of $250,000 and the unamortized balance of the deferred compensation expense of $62,500 were eliminated which reduced payroll and benefits expense by $187,500 in 1997.

In May 1997, the Company, as part of a renegotiation of its reservation services agreement, granted an option to purchase 50,000 shares of the Company's common stock at a price of $2 per share to Hawaii Reservation Center Corporation which is wholly owned by a stockholder/director of the Company. The option may be exercised between May 1997 and 2000 and had not been exercised as of July 31, 1997.

Stock Subscriptions -

In July 1997, 222,100 common shares were subscribed at $2 per share. As of July 31, 1997, the Company received $384,750, net of stock issuance expenses of $18,806, with a receivable balance of $40,649 at July 31, 1997. The subscription receivable was collected in September 1997, and the shares were subsequently issued to the subscriber.

                            THE CASTLE GROUP, INC.
                                 AND SUBSIDIARY
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
    (Items referring to October 31, 1997 or October 31, 1996 are unaudited)



7.  Income Taxes

Significant components of the Company's deferred tax assets and liabilities as of July 31, 1997 and 1996 are as follows:

                                  July 1997     July 1996    October 1997
Deferred tax assets-
 Vacation pay                   $     7,000   $     7,000   $     7,000
 Deferred compensation expense         --          55,000          --
 Noncompetition agreement           240,000       235,000       240,000
 Deferred income                     31,000        71,000        23,000
 Net operating loss                 738,000       775,000       793,000
                                ------------  ------------  ------------
                                  1,016,000     1,143,000     1,063,000
Deferred tax liability-
 Furniture, fixtures
  and equipment                  (    8,000)   (    7,000)   (    8,000)
                                ------------  ------------  ------------
Net deferred tax asset            1,008,000     1,136,000     1,055,000
Valuation allowance              (1,008,000)   (1,136,000)   (1,055,000)
                                ------------  ------------  ------------
                                $     --      $     --      $     --
                                ============  ============  ============

In fiscal July 1997, $37,000 of net operating losses was utilized to offset current year taxable income.

The net change during 1997 and 1996 in the total valuation allowance was a decrease of $128,000 and an increase of $304,000, respectively.
The Company has a net operating loss carryforward for income tax purposes of $1,844,400 at July 31, 1997 which expires at various dates through fiscal year 2011.

8.  Litigation

There are various claims and lawsuits pending against the Company involving complaints which are normal and reasonably foreseeable in light of the nature of the Company's business. In the opinion of management, the resolution of these claims will not have a material adverse effect on the Company's financial position.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS



Item 1.  Indemnification of Directors and Officers

     There is no provision in the Articles of Incorporation, Bylaws or any contract or other instrument that insures or indemnifies a controlling person, director or officer of the Company against liability in any of these capacities; however, the Utah Revised Business Corporation Act (the "Act") does contain provisions regarding such indemnity.

     The Act provides that a corporation may indemnify an individual who has been made a party to a proceeding because he or she was a director against liability incurred if the conduct was in good faith and he or she reasonably believed that the conduct was in or not opposed to the corporation's best interests; and in the case of any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful. A corporation may not indemnify a director under this Section in connection with a proceeding by or in the right of a corporation in which the director was adjudged liable to the corporation or in connection with any proceeding claiming the director derived an improper personal benefit, whether involving action in his or her official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.
The indemnification permitted by this Section is limited to reasonable expenses incurred in connection with the proceeding. The Act further provides that unless limited by the Articles of Incorporation, a corporation shall indemnify a director who is successful on the merits or otherwise in the defense of any proceeding or in the defense of any claim, issue or matter in the proceeding, to which he or she was a party because he or she was a director of the corporation, against reasonable expenses incurred in connection with the successful defense of any such proceeding or claim.

     A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the director furnishes the corporation with written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct described in the Act; the director furnishes the corporation with a written undertaking to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct; and a determination is made that the facts then known to those making such determination would not preclude such indemnification.

     A director may also seek court-ordered indemnification under the Act, provided that such indemnification is limited to reasonable expenses incurred, and the court may order such indemnification regardless of whether the director has met the applicable standard of conduct set forth in the Act.

     The Act outlines the requirements for determining and authorizing indemnification of directors, and provides that a determination shall be made by a majority vote of the Board of Directors, with only those directors not party to the proceeding being counted in satisfying the presence of a quorum; or, if a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors designated by the Board of Directors, which committee shall consist of two or more directors not party to the proceeding, except that directors who are party to the proceeding may participate in the designation of directors for the committee; or by special legal counsel selected by a quorum of the Board of Directors or its committee, or if a quorum cannot be obtained and a committee cannot be designated, selected by a majority vote of the full Board of Directors, in which selection directors who are party to the proceeding may participate; or by the stockholders, by a majority of the votes entitled to be cast by the holders of qualified shares present in person or by proxy at a meeting.

     Officers, employees, fiduciaries and agents may also be indemnified pursuant to the Act, unless the Articles of Incorporation provide otherwise. An officer is entitled to mandatory indemnification and may apply for court-ordered indemnification to the same extent as a director under the Act. A corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent to the same extent as to any director; and may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its Articles of Incorporation, Bylaws, general or specific action of its Board of Directors or contract. A corporation may purchase insurance to indemnify any such persons pursuant to the Act, regardless of whether the corporation has the power to indemnify any such persons under other provisions of this Act.

     The Act provides that provisions concerning a corporation's indemnification of or advance for expenses to a director contained in its Articles of Incorporation or Bylaws, or a resolution of its stockholders or Board of Directors, or in a contract (except an insurance policy) or otherwise, are valid only if and to the extent the provision is not inconsistent with the Utah Revised Business Corporation Act. If the Articles of Incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the Articles of Incorporation.

     There is no provision in the Articles of Incorporation or Bylaws of the Company granting, limiting or denying the right to indemnify directors, executive officers, employees, fiduciaries or agents of the Company.


Item 2.   Other Expenses of Issuance and Distribution

     The following table sets forth the estimated costs and expenses, other than underwriting commissions, payable by the Company in connection with the sale of the Common Stock being registered:


     SEC Registration Fee                              $     1,455
     NASD Filing Fee                                         1,000
     Nasdaq National Market application fee                 10,000
     Blue Sky fees and expenses                             15,000
     Printing and engraving expenses                        50,000
     Legal fees and expenses                               100,000
     Accounting fees and expenses                           25,000
     Transfer Agent and Registrar fees                       5,000
     Miscellaneous                                          12,545
                                                       ------------
     Total                                             $   220,000
                                                       ============

Item 3.   Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of the Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Item 4.   Unregistered Securities Issued or Sold Within One Year.

          In May, 1997, The Company, as part of a renegotiation of its reservation services agreement, granted to Hawaii Reservations Center Corp. an option to purchase 50,000 shares of the Company's common stock at a price of $2.00 per share. The option may be exercised between May 21, 1997 and May 20, 2002. Hawaii Reservations Center is a wholly owned corporation of Mr. Charles
E. McGee, a director of the Company.

     Other than the option to Mr. McGee, there were no other issuances of unregistered securities within the last year.

Item 5.   Exhibits and Financial Statement Schedules

(a) Exhibits
                                                                 Sequential
Exhibit                                                             Page
Number                Description                                  Number

1.1     Form of Placement Agency Agreement                            69


2.1     Restated Articles of Incorporation of The Castle Group,
        Inc., incorporated by reference to the Company's
        Registration Statement on Form 10-SB                           *

2.2     By-Laws as amended of The Castle Group, Inc.,effective
        02/01/95, incorporated by reference to Exhibit 2.2 to
        the Company's quarterly report on form 10-QSB for the
        quarter ending 04/30/96                                        *

5.2     Opinion of Davis Wright Tremaine                             104

5.3     Opinion of Leonard W. Burningham                             106

6.1     Agreement and Plan of Reorganization dated 11/08/93 by
        and among The Castle Group, Inc., Bernard Wall Trust,
        LCC, Ltd., John Tedcastle, Hideo Nomura, and Castle Group, Limited, with exhibits, incorporated by reference to
        Exhibit 10.1 to the Company's Registration Statement
        on Form 10-SB.                                                 *

6.2     Stock Purchase Agreement dated 11/10/93, by and among The
        Castle Group, Inc., Keawe Resorts, Inc., Maui Beach Hotel,
        Inc., M.K. & Sons, Inc., TN Group Hawaii, Inc., Michael S. Nitta, Saburo and Mitsue Maruyama, Shigeru Shinno, James
        Kurita, and KRI, inc., with exhibits, incorporated by
        reference to Exhibit 10.2 to the Company's registration
        statement on form 10-SB.                                       *

6.3     Kelvin Bloom Employment Agreement dated 12/02/93, between
        the Company and Kelvin Bloom, incorporated by reference to
        Exhibit 10.3 to the Company's Registration Statement on
        Form 10-SB.                                                    *

6.4     Kimo M. Keawe Employment Agreement dated 07/30/94,
        effective as of 11/10/93 between Kimo M. Keawe and the
        Company, incorporated by reference to Exhibit 6.4 to the
        Company's Annual Report on Form 10-KSB for the year
        ended 07/31/94.                                                *

6.5     Michael S. Nitta Employment Agreement dated 07/30/94,
        effective as of 11/10/93 between Michael S. Nitta and
        the Company, incorporated by Reference to Exhibit 6.5 to
        the Company's Annual Report on Form 10-KSB for the year
        ended 07/31/94.                                                *

6.6     Shari W. Chang Employment Agreement dated 07/15/94,
        effective as of 07/16/94, between Shari W. Chang and
        the Company, incorporated by reference to Exhibit 6.6
        to the Company's Annual Report on Form 10-KSB for
        the year ended 07/31/94.                                       *

6.7     Sublease Agreement dated 09/16/93, between rush Moore
        Craven Sutton Morry & Beh and The Castle Group Limited
        for the Company's principle executive offices,
        incorporated by reference to the Company's Registration
        Statement on Form 10-SB.                                       *

6.8     Lease Agreement dated 04/01/88, between Hirano
        Enterprises, Cen Pac Properties, Inc., and KRI, Inc.,
        dba Hawaiian Pacific Resorts, as renewed by agreement
        dated 05/03/93, incorporated by reference to Exhibit
        10.5 to the Company's Registration Statement on
        Form 10-SB.                                                    *

6.9     Reservation Services Agreement dated 08/01/94 between
        the Company and Hawaii Reservations Center Corp.,
        incorporated by reference to Exhibit 6.9 to the
        Company's Quarterly Report on Form 10-QSB for the
        quarter ended 10/31/94.                                        *

6.10    Stock Acquisition Agreement between the Company and
        Shari Chang dated 09/10/95, incorporated by reference
        to the Company's Annual Report on Form 10-KSB for the
        year ended 07/31/95.                                           *

6.11    Revolving Line of Credit Loan Agreement dated 10/21/94
        between the Company, Castle Resorts & Hotels, Inc., KRI,
        Inc., Hawaii National Bank, Rick Wall, John Tedcastle,
        Kimo M. Keawe and Hideo Nomura, incorporated by
        reference to Exhibit 6.11 to the Company's Annual Report
        on Form 10-KSB for the year ended 07/31/95.                    *

6.12    Letter dated 10/17/95 from Kimo M. Keawe to KRI, Inc.
        stockholders, together with Promissory Notes dated
        07/31/95 payable to Maui Beach Hotel, Inc. for $12,000,
        James Kurita for $6,000, Saburo or Mitsue Maruyama for
        $3,600, TN Group, Hawaii, Inc. for $6,000, M.K. & Sons,
        Inc. for $6,000, Michael S. Nitta for $16,800, and Keawe
        Resorts, Inc. for $122,000; incorporated by reference to
        Exhibit 6.12 to the Company's Annual Report on Form
        10-KSB for the year ended 07/31/95.                            *

6.13    Second Amendment to Letter of Agreement dated 12/02/93
        between Kelvin Bloom and the Company, incorporated by
        reference to Exhibit 6.13 to the Company's Annual Report
        on Form 10-KSB for the year ended 07/31/95.                    *

6.14    Extension of Revolving Line of Credit Agreement dated
        12/18/95 between The Castle Group, Inc., KRI, inc., Castle Resorts & Hotels, Inc., and Hawaii National Bank,
        incorporated by reference to Exhibit 6.14 to the Company's
        Annual Report on Form 10-KSB for the year ended 07/31/96.      *

6.15    Extension of Revolving Line of Credit Agreement dated
        01/18/96 between The Castle Group, Inc., KRI, inc., Castle Resorts & Hotels, Inc., and Hawaii National Bank,
        incorporated by reference to Exhibit 6.15 to the Company's
        Annual Report on Form 10-KSB for the year ended 07/31/96.      *

6.16    Extension of Revolving Line of Credit Agreement dated
        06/05/96 between The Castle Group, Inc., KRI, inc., Castle Resorts & Hotels, Inc., and Hawaii National Bank,
        incorporated by reference to Exhibit 6.16 to the Company's
        Annual Report on Form 10-KSB for the year ended 07/31/96.      *

6.17    Extension of Revolving Line of Credit Agreement dated
        12/11/96 between The Castle Group, Inc., KRI, Inc., Castle Resorts & Hotels, Inc., and Hawaii National Bank,
        incorporated by reference to Exhibit 6.17 to the Company's
        Annual Report on Form 10-KSB for the year ended 07/31/97.      *

6.18   Extension of Revolving Line of Credit Agreement dated
       03/05/97 between The Castle Group, Inc., KRI, Inc., Castle
       Resorts & Hotels, Inc., and Hawaii National Bank,
       incorporated by reference to Exhibit 6.18 to the Company's
       Annual Report on Form 10-KSB for the year ended 07/31/97.       *

6.19   Extension of Revolving Line of Credit Agreement dated
       06/30/97 between The Castle Group, Inc., KRI, Inc., Castle
       Resorts & Hotels, Inc., and Hawaii National Bank,
       incorporated by reference to Exhibit 6.18 to the Company's
       Annual Report on Form 10-KSB for the year ended 07/31/97.       *

6.20   Stock Option Agreement Dated May 1, 1997 between the
       Company and Hawaii Reservation Center Corporation,
       incorporated by reference to Exhibit 6.20 to the
       Company's Annual Report on Form 10-KSB for the year ended
       July 31, 1997.                                                  *

6.21   Employment Agreement dated May 1, 1997 between the Company and Steve Townsend incorporated by reference to Exhibit
       6.21 to the Company's Annual Report on Form 10-KSB for the
       year ended July 31, 1997.                                       *

6.22   Consulting Agreement between Kimo M. Keawe, Keawe Resorts,
       Inc. and The Castle Group, Inc. dated April 16, 1997
       incorporated by reference to Exhibit 6.22 to the Company's
       Annual Report on Form 10-KSB for the year ended July 31,
       1997.                                                           *

6.23   Amendment to Consulting Agreement between Kimo M. Keawe,
       Keawe Resorts, Inc. And The Castle Group, Inc. dated April
       16, 1997 incorporated by reference to Exhibit 6.23 to the
       Company's Annual Report on Form 10-KSB for the year ended
       July 31, 1997.                                                  *

6.24   Letter dated July 31, 1997 from Kelvin Bloom forfeiting
       his stock option and all amendments incorporated by
       reference to Exhibit 6.24 to the Company's Annual Report
       on Form 10-KSB for the year ended July 31, 1997.                *

6.25   Amendment to Promissory Notes from the Company to Saburo
       or Mitsue Maruyama for $3,600; Michael S. Nitta for
       $16,800; Keawe Resorts, Inc. for $122,000; M.K. & Sons,
       Inc. for $12,000; Shigeru Shinno for $6,000; and T.N.
       Group Hawaii, Inc. for $6,000 incorporated by reference
       to Exhibit 6.25 to the company's Annual Report on Form
       10-KSB for the year ended July 31, 1997.                        *

23.1   Consent of Coopers & Lybrand L.L.P.                            103


(b)  Financial Statement Schedules

     None

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Honolulu, State of Hawaii, on March 10, 1998.

                                   THE CASTLE GROUP, INC.
                                   a Utah corporation


                                   By:    /s/ Rick Wall
                                        ----------------------------------
                                        Rick Wall
                                        Chairman of the Board of Directors
                                        and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 10th day of March, 1998 in the capacities indicated.

      Name                                   Title

/s/ Rick Wall                 Chairman of the Board of Directors and
-------------------------     Chief Executive Officer and Director
Rick Wall

/s/ John Tedcastle            Vice Chairman of the Board of Directors
-------------------------     and Director
John Tedcastle

/s/ Judvihr Parmar            Director
-------------------------
Judvihr Parmar

/s/ Ryoji Takahashi           Director
-------------------------
Ryoji Takahashi

/s/ Kimo M. Keawe             Director
-------------------------
Kimo M. Keawe

/s/ Charles E. McGee          Director
-------------------------
Charles E. McGee

/s/ Hideo Nomura              Director
-------------------------
Hideo Nomura

/s/ Motoko Takahashi          Secretary and Director
-------------------------
Motoko Takahashi

/s/ Kelvin Bloom              Chief Operating Officer, Director,
-------------------------     and Senior Vice President
Kelvin Bloom

/s/ Michael S. Nitta          Chief Financial Officer and
-------------------------     and Vice President Finance
Michael S. Nitta

                                  EXHIBIT 1.1

                            THE CASTLE GROUP, INC.

          1,600,000 Shares of Common Stock, $.02 par value per share

                                    FORM OF
                          PLACEMENT AGENCY AGREEMENT

                               February 19, 1998

Fortress Financial Group, Limited
As Placement Agent
1204 Palm Blvd. - 2nd Floor
Isle of Palms, South Carolina 29451

Dear Sirs:

     The Castle Group, Inc., a Utah corporation (the "Company"), proposes to issue and sell, on a best efforts basis, a minimum of 800,000 shares of common stock and up to a maximum of 1,600,000 shares (the "Shares") of common stock, $.02 par value per share (the "Common Stock"), to certain investors (collectively, the "Investors"). The Company desires to engage you as its placement agent (the "Placement Agent") in connection with such issuance and sale. The Common Stock is more fully described in the Registration Statement (as hereinafter defined).

     The Company hereby confirms as follows its agreements with the Placement Agent.

     1. Agreement to Act as Placement Agent. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Placement Agent agrees to act as the Company's exclusive placement agent in connection with the issuance and sale, on a best efforts basis, by the Company of the Shares to the Investors. The Company shall (i) pay to the Placement Agent a commission equal to 10% of the gross proceeds received by the Company from the sale of the Shares as set forth on the cover page of the Prospectus (as hereinafter defined) and (ii) pay to the Placement Agent a 3% nonaccountable expense allowance. In the event that the offering is terminated, the Placement Agent will be reimbursed only for its actual out-of-pocket expenses.

     2. Delivery and Payment. Concurrently with the execution and delivery of this Agreement, the Company, the Placement Agent and American Stock Transfer & Trust Company, as escrow agent (the "Escrow Agent"), shall enter into an escrow agreement substantially in the form of Exhibit A attached hereto (the "Escrow Agreement"), pursuant to which an escrow account will be established, at the Company's expense, for the benefit of the Investors (the "Escrow Account").
Prior to the Closing Date (as defined below), (i) each of the Investors will deposit an amount equal to the price per share multiplied by the number of Shares purchased by it in the Escrow Account, (ii) the Investor's checks will be made payable in the name of the Escrow Agent and the Placement Agent will transmit all checks directly to the Escrow Agent by noon of the next business day after receipt; and (iii) the Escrow Agent will notify the Company and the Placement Agent in writing whether the Investors have deposited in the Escrow Account funds in the amount equal to the proceeds of the sale of all of the Shares offered hereby (the "Requisite Funds") into the Escrow Account. At 10:00 a.m., ______________ time, on ________________,
1998, or at such other time on such other date as may be agreed upon by the Company and the Placement Agent but in no event prior to the date on which the Escrow Agent shall have received all of the Requisite Funds (such date is hereinafter referred to as the "Closing Date"), the Escrow Agent will release the Requisite Funds from the Escrow Account for collection by the Company and the Placement Agent as provided in the Escrow Agreement and the Company shall deliver the Shares to the Investors, which delivery may be made through the facilities of _________________________. The closing (the "Closing") shall take place at the office of ____________________. All actions taken at the Closing shall be deemed to have occurred simultaneously.

     Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Placement Agent shall request by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to delivery to the Investors.

     3. Representations and Warranties of the Company. The Company represents and warrants and covenants to the Placement Agent that:

  (a) A registration statement (Registration No. 33-_____) on Form SB-2 relating to the Shares, including a preliminary prospectus relating to the Shares and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company, under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Commission has not issued any order preventing or suspending the use of the Prospectus or the Preliminary Prospectus (as defined below). The term "Preliminary Prospectus" as used herein means a preliminary prospectus relating to the Shares as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related Preliminary Prospectus have been delivered to the Placement Agent. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus relating to the Shares containing information permitted to be omitted at the time of effectiveness by Rule 430A


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
  will be filed by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations promptly after execution and delivery of this Agreement. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including all material incorporated by reference therein and any information deemed to be included by Rule 430A. The term "Prospectus" means the prospectus relating to the Shares as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus relating to the Shares included in the Registration Statement at the Effective Date, in either case, including all material, if any, incorporated by reference therein.

  (b) On the date that any Preliminary Prospectus was filed with the Commission, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent to and including the Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement, each Preliminary Prospectus and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did or will comply with all applicable provisions of the Act and the Rules and Regulations and did or will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, at the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has not distributed any offering material in connection with the offering or sale of the Common Stock, other than the Registration Statement, the Preliminary Prospectus and the Prospectus.

  (c) Each of the Company and its subsidiaries listed on Schedule I hereto (the "Subsidiaries") and at the Closing Date will be duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiaries has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus). Each of the Company and its Subsidiaries is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary. Except

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
  for the stock of the Subsidiaries and as otherwise disclosed in the Registration Statement, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the articles or certificate of incorporation and of the bylaws of each of the Company and its Subsidiaries and all amendments thereto have been delivered to the Placement Agent, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

  (d) The issued and outstanding shares of capital stock of the Company have been duly authorized, validly issued, are fully paid and nonassessable and are not subject to any preemptive or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus). The issued shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any security interests, liens, encumbrances, equities or claims. The description of the securities of the Company in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus) is, and at the Closing Date will be, complete and accurate in all respects. Except as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), neither the Company nor its Subsidiaries has outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

  (e) This Agreement has been duly authorized and validly executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms. The Escrow Agreement has been duly authorized and validly executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms. The Escrow Agreement will conform to the descriptions thereof set forth in the Prospectus.

  (f) The issuance and sale of the Shares have been duly authorized by the Company, and the Shares, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The holders of the Shares will not be subject to personal liability by reason of being such holders. The Shares, when issued, will conform to the respective descriptions thereof set forth in the Prospectus.

  (g) The consolidated financial statements and the related notes and schedules included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus) present fairly the financial condition of the Company, and its Subsidiaries, as of the date thereof and the results of operations, stockholders' equity (deficit) and cash flows of the Company and its Subsidiaries at the respective dates and for the respective periods covered thereby, all in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the entire period involved, except as otherwise disclosed therein. No other financial statements or schedules of the Company, its Subsidiaries or any other entity are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Coopers & Lybrand L.L.P. (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants with respect to the Company and its Subsidiaries, as required by the Act and the Rules and Regulations. The statements included in the Registration Statement with respect to the Accountants pursuant to Rule 509 of Regulation S-B of the Rules and Regulations are true and correct in all material respects. The consolidated financial statements of the Company and the related notes and schedules included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus) have been prepared in conformity with the requirements of the Act and the Rules and Regulations and present fairly the information shown therein.

  (h) The pro forma financial information included in the Registration Statement and the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus) has been prepared in conformity with the applicable published rules and regulations of the Commission with respect to pro forma financial information, all adjustments have been properly applied and the assumptions used in preparing such information are reasonable; and the other financial and statistical information and data included in the Registration Statement and the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its Subsidiaries, as the case may be.

  (i) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

  (j) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration
  Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company or its Subsidiaries other than nonmaterial changes in the ordinary course of business, or any material adverse change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, arising for any reason whatsoever,
  (ii) neither the Company nor any of its Subsidiaries has incurred nor will any of them incur any material liabilities or obligations, direct or contingent, nor has the Company entered into nor will it enter into any material transactions other than pursuant to this Agreement, the Registration Statement and the transactions referred to herein and therein, and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

  (k) Any real property and buildings held under lease to the Company or its Subsidiaries are held or leased by the Company or its Subsidiaries, as the case may be, under valid, binding and enforceable leases conforming to the description thereof set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), with such exceptions as do not interfere with the use made and proposed to be made of such property and buildings by the Company or its Subsidiaries.

  (l) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not required to be registered under the Investment Company Act.

  (m) Except as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), there are no actions, suits or proceedings pending or to the Company's best knowledge, threatened against or affecting the Company or any of its officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially adversely affect the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

  (n) Each of the Company and its Subsidiaries has, and at the Closing
  Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus), (ii) complied with all laws, regulations and orders applicable to either it or its business, where the failure to so comply would have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, and (iii) performed all its obligations required to be performed, and is not, and at the Closing Date will not be, to the Company's best knowledge, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument
  (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected, except as otherwise set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus) and except where such default would not have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, and, to the Company's best knowledge, no other party under any contract or other agreement to which it is a party is in default in any respect thereunder. None of the Company or its Subsidiaries is in violation of any provision of its organizational or governing documents.

  (o) The Company has all corporate power and authority to enter into this Agreement and the Escrow Agreement, and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection herewith and therewith have been obtained.

  (p) Neither (i) the issuance, offering and sale of the Shares pursuant hereto, nor (ii) the compliance by the Company with the other provisions hereof require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under state securities or Blue Sky laws or the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD") and, if the Registration Statement is not effective under the Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Act.

  (q) Neither the execution of this Agreement or the Escrow Agreement nor the issuance, offering or sale of the Shares, nor the consummation of any of the transactions contemplated herein, in the Escrow Agreement, nor the compliance by the Company with the terms and provisions hereof or thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or of its Subsidiaries pursuant to the terms of any contract or other agreement to which the Company or its Subsidiaries may be bound or to which any of the property or assets of the Company or of its Subsidiaries is subject; nor will such action result in any violation of the provisions of the Company's or of its Subsidiaries' organizational or governing documents, or any statute or any order, rule or regulation applicable to the Company or its Subsidiaries or of any court or of any Federal, state or other regulatory authority or other government body having jurisdiction over the Company or its Subsidiaries.

  (r) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company or its Subsidiaries are a party have been duly authorized, executed and delivered by the Company or its Subsidiaries, as the case may be, constitute valid and binding agreements of the Company or its Subsidiaries, as the case may be, and are enforceable against the Company or its Subsidiaries, as the case may be in accordance with the terms thereof.

  (s) No statement, representation or warranty made by the Company in this

  Agreement or the Escrow Agreement or made in any certificate or document required by this Agreement or the Escrow Agreement to be delivered to the Placement Agent, the Investors or the Escrow Agent was or will be, when made, inaccurate, untrue or incorrect in any material respect.

  (t) Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

  (u) No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Registration Statement, other than rights which are not exercisable due to the Placement Agent's determination to include only securities sold directly from the Company.

  (v) The Company has filed an application for the Common Stock to be listed on The Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "CAGU".

  (w) Neither the Company nor any of its Subsidiaries is involved in any material labor dispute nor is any such dispute threatened.

  (x) The Company has common law trademark rights in all material trademarks, service marks and trade names which are used in or necessary for the conduct of their respective businesses as described in the Prospectus. To the Company's best knowledge, none of such trademarks, service marks and trade names are subject to license or other agreements to or from other parties, and no other parties have any legal or contractual right to terminate or limit the Company's right to continue using such trademarks, service marks and trade names.

  (y) Neither the Company nor its Subsidiaries nor any of their respective employees or agents has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation of a character required to be disclosed in the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary
  Prospectus).

  (z) The Company and its Subsidiaries are insured by insurers against such losses and risks and in such amounts as are customary in the business; and neither the Company nor its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially adversely affect the Company or its Subsidiaries or their business, assets, prospects, condition (financial or otherwise) or results of operations.

  (aa) The business, operations and properties of the Company and its Subsidiaries have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environ-ment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto; and neither the Company nor any of its Subsidiaries has received any notice from any governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

  (bb) Each officer, director and security holder of the Company has delivered to the Placement Agent an agreement in the form of Attachment A hereto to the effect that he or she will not, for a period of 180 days after the date hereof, without the prior written consent of the Placement Agent, offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any shares of capital stock of the Company or securities convertible into, or exchangeable or exercisable for, shares of capital stock of the Company.

  (cc) Any certificate signed by any officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed a representation or warranty by the Company to the Placement Agent as to matters covered thereby.

   4. Agreements of the Company. The Company covenants and agrees with the Placement Agent as follows:

  (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Placement Agent within a reasonable period of time prior to the filing thereof and the Placement Agent shall not have objected thereto in good faith.

  (b) The Company will use its best efforts to cause the Registration Statement to become effective, and will notify the Placement Agent promptly, and will confirm such advice in writing,
  1) when the  Registration Statement has become effective and when any

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                                      77
  post-effective amendment thereto becomes effective, (2) of any request by the securities or other governmental authority (including, without limitation, the Commission) of any jurisdiction for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by any securities or other governmental authority (including, without limitation, the Commission) of any jurisdiction of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of Section 4( c) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the securities or other governmental authority (including, without limi-tation, the Commission) of any jurisdiction relating to any of the Registration Statement, any Preliminary Prospectus or the Prospectus. If at any time any securities or other governmental authority (including, without limitation, the Commission) of any jurisdiction shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement, pursuant to Rule 430A, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Placement Agent promptly of all such filings.

  (c) If, at any time when a Prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would, in the judgment of counsel to the Company or counsel to the Placement Agent, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would, in the judgment of counsel to the Company or counsel to the Placement Agent, include any untrue statement of a material fact or omit to state a mate-rial fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the judgment of counsel to the Company or counsel to the Placement Agent, at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Placement Agent and, subject to Section 4(a) hereof, will promptly prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Placement Agent, without charge, such number of copies thereof as the Placement Agent may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Placement Agent.

  (d) The Company will furnish to the Placement Agent and its counsel, without charge, (i) two signed copies of the registration statement described in Section 3(a) hereof and each pre-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and
  (ii) so long as a prospectus relating to the Shares is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Placement Agent may reasonably request.

  (e) The Company will comply with all the undertakings contained in the Registration Statement.

  (f) Prior to the sale of the Shares to the Investors, the Company will cooperate with the Placement Agent and its counsel in connection with the registration or qualification of the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Placement Agent may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

  (g) During the period of five years commencing on the Effective Date, the Company will furnish to the Placement Agent copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock and will furnish to the Placement Agent a copy of each annual or other report it shall be required to file with the Commission.

  (h) The Company will make generally available to holders of its securities, as soon as may be practicable, but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, a consolidated earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

  (i) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

  (j) The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds".

   5. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement (including each pre- and post-effective amendment thereto) and exhibits thereto, each Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, including all fees, disbursements and other charges of counsel to the Company, (2) the preparation and delivery of certificates representing the Shares, (3) furnishing (including costs of shipping and mailing) such copies of the Registration Statement (including all pre- and post-effective amendments thereto), the Prospectus and any Preliminary Prospectus, and all amendments and supplements to the Prospectus, as may be requested for use in connection with the direct placement of the Shares, (4) the listing of the Common Stock on the NASDAQ SmallCap Market, (5) any filings required to be made by the Placement Agent with the NASD, and the fees, disbursements and other charges of counsel for the Placement Agent in connection therewith, (6) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to
Section 4(f), including the reasonable fees, disbursements and other charges of counsel to the Placement Agent in connection therewith and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda and (7) the fees of the Escrow Agent. The Company shall reimburse the Placement Agent, on a fully accountable basis, for all travel, legal and other out-of-pocket expenses incurred in connection with the engagement hereunder.

   6. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder are subject to the following conditions:

  (a) Notification that the Registration Statement has become effective shall be received by the Placement Agent not later than 5:00 p.m., _____________________ time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Placement Agent and all filings required by Rule 424 of the Rules and Regulations and Rule 430A shall have been made.

  (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by any securities or other governmental authority (including, without
  limitation,  the Commission),  (iii)   any request for additional
  information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the
  Commission or such authorities, and  (iv)   after the date hereof no
  amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agent and the Placement Agent did not object thereto in good faith, and the Placement Agent shall have received certificates, dated the Closing Date and signed by the President and Chief Executive Officer or the Chairman of the Board of Directors of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

  (c) Since the respective dates as of which information is given in the

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
  Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration
  Statement and the Prospectus and (ii) neither the Company nor its Subsidiaries shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Placement Agent any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares to Investors at the public offering price.

  (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company, its Subsidiaries, or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries.

  (e) The representations and warranties of each of the Company and its Subsidiaries contained herein shall be true and correct in all material respects at the Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company or its Subsidiaries and all conditions herein contained to be fulfilled or complied with by the Company or its Subsidiaries at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

  (f) The Placement Agent shall have received an opinion, dated the Closing Date, of Davis Wright Tremaine, counsel for the Company, to the effect that:

   (i) each of the Company and its Subsidiaries has been duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), are duly licensed or qualified to do business and in good standing as a foreign organization under the laws of all other jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified does not amount to a material liability or disability to the Company or its Subsidiaries;


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
   (ii) the Company has the requisite power to conduct its business as described in the Registration Statement and the Prospectus, and the Company has the corporate power to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it;

   (iii) the Company has an authorized capitalization as set forth in the Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly authorized, validly issued, are fully paid and nonassessable and are not subject to any preemptive or similar rights; the Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus); the issued shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any security interests, liens,
  encumbrances,  equities or claims;    except as set forth in the
  Registration Statement and the Prospectus (or, if the Prospectus is not in
  existence, in the most recent Preliminary Prospectus),   neither the
  Company nor its Subsidiaries have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities; the Shares have been duly authorized for listing, subject to official notice
  of issuance, on the  NASDAQ SmallCap Market;   except as disclosed in the
  Registration Statement,   no holders of outstanding shares of capital
  stock of the Company are  entitled as such  to any preemptive or other
  rights to subscribe for any of  the Shares;   and no holders of
  securities of the Company are entitled to have such securities registered under the Registration Statement;

   (iv) the statements set forth under the heading "Description of Capital Stock" in the Prospectus, insofar as such statements purport to summarize certain provisions of the securities of the Company, provide a fair summary of such provisions;

   (v) the execution and delivery of this Agreement and the Escrow Agreement have been duly authorized and validly executed by all necessary action of the Company and each has been duly executed and delivered by the Company, and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganiza-tion and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity and in the case of this Agreement, except as rights to indemnity and contribution may be limited by Federal or state securities laws or the public policy
  underlying such  laws;   the  Escrow Agreement conforms to the
  descriptions thereof set forth in the Prospectus;

   (vi) except as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), there are no actions, suits or proceedings pending or to the Company's best knowledge, threatened against or affecting the Company or any of its officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially adversely affect the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole; and no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required;

   (vii) the Registration Statement is effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to such counsel's knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or threatened or are contemplated by the Commission;

   (viii) the Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined under the Investment Company Act, and is not required to be registered under the Investment Company Act;

   (ix) the statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as such statements constitute matters of law or legal conclusions, have been reviewed by such counsel and are accurate in all material respects;

   (x) the Registration Statement originally filed with respect to the Shares and each amendment thereto and the Prospectus (in each case, not including the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the respective Rules and Regulations of the Commission thereunder;

   (xi) no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which the Company is a party or by which the Company or its Subsidiaries is bound or may be affected, except where such default would not have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) of results of operations of the Company and its Subsidiaries, taken as a whole, and, to the Company's best knowledge, no other party under any contract or other agreement to which it is a party is in default in any respect thereunder; and none of the Company or its Subsidiaries is in violation of any provision of its organizational or governing documents; and

   (xii)  neither the execution of this Agreement or the Escrow Agreement

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                                      83
  nor the issuance, offering or sale of the Shares, nor the consummation of any of the transactions contemplated in the Agreement or in the Escrow Agreement, nor the compliance by the Company with the other terms and provisions of the Agreement or the Escrow Agreement do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained or such as may be required under state securities or Blue Sky laws, or (B) conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or of its Subsidiaries pursuant to the terms of any contract or other agreement to which the Company or its Subsidiaries may be bound or to which any of the property or assets of the Company or of its Subsidiaries is subject;
  nor will such action result in any violation of the provisions of the Company's or of its Subsidiaries' organizational or governing documents, or any statute or any order, rule or regulation applicable to the Company or its Subsidiaries or of any court or of any Federal, state or other regulatory authority or other government body having jurisdiction over the Company or its Subsidiaries.

   Such counsel shall also state that in the course of the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and representatives of the Company and with the Accountants, at which conferences the contents of the Registration Statement and the Prospectus were discussed and, on the basis of the foregoing, that they have no reason to believe that the Registration Statement, as of its effective date and as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or the date of such opinion, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

   In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials and, as to matters involving the application of laws of any jurisdictions in which such counsel are not admitted to practice, to the extent satisfactory in form and scope to counsel for the Placement Agent, upon the opinion of local counsel. The foregoing opinion shall also state that the Placement Agent is justified in relying upon such opinions of local counsel, and copies of such opinions shall be delivered to the Placement Agent and their counsel.

   References to the Registration Statement and the Prospectus in this paragraph (f) shall include any amendment or supplement thereto at the date of such opinion.

  (g) Concurrently with the execution and delivery of this Agreement, or, if the Company elects to rely on Rule 430A, on the date of the Prospectus, the Accountants shall have furnished to the Placement Agent a letter, dated the date of its delivery (the "Original

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                                      84

  Letter"), addressed to the Placement Agent and in form and substance satisfactory to the Placement Agent, confirming that (i) they are independent public accountants with respect to the Company and its Subsidiaries within the meaning of the Act and the Rules and Regulations;
  (ii) in their opinion, the financial statements and any supplementary financial information and schedules (and pro forma financial information) included in the Registration Statement and examined by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and  Regulations; (iii) on the
  basis of procedures. not constituting an examination in accordance with generally accepted auditing standards, set forth in detail in the
  Original Letter, including a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of each of the Company and its Subsidiaries, inspections of the minute books of each of the Company and its Subsidiaries since the latest audited financial statements included in the Prospectus, inquiries of officials of each of the
  Company and its Subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in the Original Letter to a date not more than five days prior to the date of the Original Letter, nothing came to their attention that caused them
  to believe that   (a) the unaudited financial statements and schedules of
  each of the Company and its Subsidiaries included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations, or are not fairly presented in conformity with GAAP applied on a basis substantially consistent with the basis for the audited financial statements included in the Prospectus; (b) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited financial statements included in the Prospectus; (c) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited financial statements referred to in clause (a) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (b) were to be determined on a basis substantially consistent with the basis for the audited financial statements included in the Prospectus; (c) the unaudited pro forma financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; (e) as of a specified date not more than five days prior to the date of the Original Letter, there have been any changes in the capital stock of any of the Company or its Subsidiaries or any increase in the long-term debt of any of the Company or its Subsidiaries or any decreases in net current assets or net assets or other items specified by the Placement Agent, or any increases in any items specified by the Placement Agent, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in the Original Letter; and (f) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (e), there were any decreases in revenues or the total or per share amounts of net income or other items specified by the Placement Agent, or any increases in any items specified by the Placement Agent, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Placement Agent, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in the Original Letter; and
  (iv) in addition to the examination referred to in their reports included in the Prospectus and the procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Placement Agent, which are derived from the general accounting, financial or other records of the Company and its Subsidiaries as the case may be, which appear in the Prospectus or in Part II of, or in exhibits or schedules to, the Registration Statement, and have compared such amounts, percentages and financial information with such accounting, financial and other records and have found them to be in agreement. At the Closing Date, the Accountants shall have furnished to the Placement Agent a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the Original Letter, that nothing has come to their attention during the period from the date of the Original letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date which would require any change in the Original Letter if it were required to be dated and delivered at the Closing Date.

  (h) At the Closing Date, there shall be furnished to the Placement Agent a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Placement Agent to the effect that:

  (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (a) as of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect;

   (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects;

   (iii) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely

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                                      86
  and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with;

   (iv) No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Securities and Exchange Commission; and

   (v) Subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company, except as set forth in or contemplated by the Prospectus.

  (i) The Shares shall be qualified for sale in such states as the Placement Agent may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

  (j) The Company shall have furnished to the Placement Agent such certificates, in addition to those specifically mentioned herein, as the Placement Agent may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Placement Agent.

  (k) Each officer, director and security holder of the Company shall have furnished to the Placement Agent an agreement in the form of Attachment A hereto.

7. Indemnification.

  (a) The Company shall indemnify and hold harmless the Placement Agent, the directors, officers, employees and agents of the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of
  Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, liabilities, expenses and damages, joint or several (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which it, or any of them, may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement made by the Company in
  Section 3 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in (a) any Preliminary
  Prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus and (b) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or

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                                      87

  Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application") or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus or any supplement to the Registration Statement or the Prospectus or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in the Registration Statement,
  any Preliminary Prospectus or the Prospectus;   and provided further, that
  such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Placement Agent (or any person controlling such Placement Agent) from whom the person asserting any such loss, claim, damage, liability or action purchased Shares which are the subject thereof to the extent that any such loss, claim, damage or liability (i) results from the fact that such Placement Agent failed to send or give a copy of the Prospectus (as amended or supplemented)
  to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the
  Act and  (ii)   arises out of or is based upon an untrue statement or
  omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (or any amendment or supplement thereto), unless such failure to deliver the Prospectus (as amended or supplemented) was the result of noncompliance by the Company with Section 5(d). This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of the Placement Agent, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought here-under (whether or not such Placement Agent or any person who controls such Placement Agent within the meaning of Section 15 of the Act or
  Section 20 of the Exchange Act is a party to each claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Placement Agent and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

  (b) The Placement Agent will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
  Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Placement Agent might otherwise have. The Company acknowledges that, for

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                                      88
  all purposes under this Agreement, the statements set forth under the heading "Plan of Distribution" in any Preliminary Prospectus and the Prospectus constitute the only information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus.

  (c) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or
  (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. The Company will not, without the prior written consent of the Placement Agent, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Placement Agent or any person who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Placement Agent and each such controlling person from all liability arising out of such claim, action, suit or proceeding. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

  (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Placement Agent, the Company and the Placement Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Placement Agent such as persons who control the Company within the meaning of the Act or the Exchange Act, officers of the Company who signed the Registration Statement and direc-tors of the Company, who also may be liable for contribution) to which the Company and the Placement Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting Company expenses) received by the Company as set forth in the table on the cover page of the Prospectus bear to the fee received by the Placement Agent hereunder. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Placement Agent on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offer-ing. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purpose of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Placement Agent shall not be required to contribute any amount in excess of the fee received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudu-lent misrepresentation. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Act or the Exchange Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

  8.    Termination.

  (a) The obligations of the Placement Agent under this Agreement may be terminated at any time prior to the Closing Date, by notice to the Company from the Placement Agent, without liability on the part of the Placement Agent to the Company if, prior to delivery and payment for the Shares, in the sole judgment of the Placement Agent (i) trading in the Common Stock of the Company shall have been suspended by the Commission, (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market's National Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on any of such exchanges, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such exchanges or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by Federal or South Carolina authorities, (iv) any material adverse change in the financial or securities markets in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Placement Agent, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

  (b) The obligations of the parties under this Agreement shall be automatically terminated in the event that the Requisite Funds have not been deposited by the Investors into the Escrow Account by the close of business on the Closing Date.

  9. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 745 Fort Street, Suite 1000, Honolulu, Hawaii

                                     -23-

96813, Attention: Rick Wall, Chairman and Chief Executive Officer, or (b) if to the Placement Agent, at the office of Fortress Financial Group, Limited, 1204 Palm Blvd., 2nd Floor, Isle of Palms, South Carolina 29451,
Attention: Gregory D. Walker, President. Any such notice shall be effective only upon receipt. Any notice under Section 9 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

  10. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Placement Agent set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Placement Agent or any controlling person referred to in Section 7 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 5 and 7 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

  11. Right of First Refusal. Subject to the sale of the entire 1,600,000, the Placement Agent shall have the right, but not the obligation, for a period of three years from the effective date of the Registration Statement to act as managing underwriter or managing placement agent (including the right to name co-managers if desirable) for the Company's private or public offerings of securities.

  12. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Placement Agent, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Sections 7(a) and (d) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Placement Agent and any person or persons who control the Placement Agent within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 7(b) and (d) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No Investor shall be deemed a successor because of such purchase.

  13. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF SOUTH CAROLINA, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.

  14. Counterparts.   This Agreement may be executed in two or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  Please confirm that the foregoing correctly sets forth the agreement between the Company and the Placement Agent.

                                Very truly yours,

                                THE CASTLE GROUP, INC.


                                By:_____________________________
                                   Rick Wall
                                   Chairman and Chief Executive
                                   Officer













Confirmed as of the date first above mentioned:

FORTRESS FINANCIAL GROUP, LIMITED


By: __________________________________
     Gregory D. Walker
     President










                                     -25-

                         Schedule I
                     List of Subsidiaries


       (1)  KRI, Inc. dba Hawaiian Pacific Resorts

       (2)  Castle Resorts and Hotels, Inc.

       (3)  HPR Advertising, Inc.

                                  EXHIBIT A

                              ESCROW AGREEMENT

         ESCROW AGREEMENT dated as of this 12th day of February, 1998 by and among THE CASTLE GROUP, INC., a Utah Corporation (the "Corporation"), FORTRESS FINANCIAL GROUP, LTD., a Delaware Corporation ("FORTRESS"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York Corporation (the "Agent").

                    W I T N E S S E T H :

        WHEREAS, the Corporation is offering a minimum of 800,000 (the "Minimum Offering") and a maximum of 1,600,000 (the "Maximum Offering") shares ("Shares")(the "Offering"), pursuant to a Prospectus dated February 19, 1998, as amended or supplemented from time to time.

        WHEREAS, the Prospectus provides that:

        a. The Offering will commence on March 2, 1998 and will continue until the earlier to occur of (i) the sale of all the Maximum Offering or (ii) sixty (60) days unless extended by the Corporation and Fortress for an additional thirty (30) (with an additional period of fourteen (14) days to permit the clearance of funds held in escrow) days (the "Offering Period");

        b. Once the Minimum Offering has been sold the Corporation will conduct a closing (the "Closing") on the sale of such Shares. Subsequent closings may be held at the discretion of the Corporation with respect to additional sales of Shares up to the Maximum Offering during the Offering Period, any of which Closings may be held up to fourteen (14) days thereafter;

        c. Tendered subscriptions for all Shares shall be subject to acceptance by the Corporation, which subscriptions may be reduced in the sole discretion of the Corporation and Fortress or rejected for any reason at the sole discretion of either the Corporation or Fortress; and

        d. Proceeds from the sale of Shares shall be held in escrow by the Agent pending a Closing on the Shares, and disbursed upon such closing; and if no such Closing is conducted, then such funds shall be returned to the subscribers, without interest to the extent obtained by the Corporation, after the termination of the Offering Period (the "Termination Date").

            NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

  1. Appointment of Agent. The Corporation hereby appoints American Stock Transfer & Trust Company of New York as escrow agent in accordance with the terms and conditions set forth herein, and the Agent hereby accepts such appointment.

  2. Delivery of Subscription Proceeds. All checks, drafts or other instruments received from subscribers for the Shares will be delivered by the Corporation to the Agent, made payable to "American Stock Transfer & Company", Special Account Re: The Castle Group, Inc. with, as to each subscriber, his name, address, social security number or employer identification number, number of Shares subscribed for, and the amount paid in connection with such subscription. The Agent is hereby empowered on behalf of the Corporation to endorse and collect all check, drafts, or other instruments received on account of subscriptions for Shares.

  3. Agent to Hold and Disburse Funds. The Agent will hold and disburse all funds received by it pursuant to the terms of this Escrow Agreement, as follows;

  3.1 In the event that prior to the Termination Date the Agent has received funds (and such funds are cleared within fourteen (14) days of the Termination Date) aggregating the proceeds from at least 800,000 shares from the sale of the Minimum Offering, the Agent will, on the date of such Closing (the "Closing Date"), pursuant to written instructions signed by the Corporation and Fortress; pay to the Corporation, and/or to any other person designated in such instruction, the proceeds received by the Agent from the sale of such Shares provided that the Corporation's counsel as confirmed in writing that a closing has taken place and that all conditions relating to the release of the funds have been met. After the Minimum Closing and prior to the Termination Date, if the Agent receives any funds from the sale of Shares, it will promptly, upon written instructions signed by the Corporation and Fortress, pay to the Corporation, and/or to any other person designated in such instruction, the proceeds received by the Agent from the sale of such Shares.

  3.2 All funds received by the Agent pursuant to the terms of this Escrow Agreement may be held in a bank money market account insured by the Federal Deposit Insurance Company.

  3.3 In the event that by the Termination Date the Agent has not received funds (and such funds are cleared within fourteen (14) days of the Termination Date) in the aggregate amount of the proceeds from the sale of the Minimum Offering, then the Agent shall, within 15 business days of the Termination date, return to the subscribers for the Shares the respective amounts which such subscribers have paid, without interest.

  3.4 If no written instructions are received by the Agent from the corporation and fortress relative to the admission of one or more subscribers to the Corporation within 14 days of the Termination Date, the Agent will return all subscriber funds to the subscribers, for which no written instructions were received, without interest.

  3.5 If the Corporation or Fortress reject any subscription for which the Agent has already collected funds, the Agent shall, within two (2) business days, issue a refund check to the rejected subscriber pursuant to written instructions signed by the Corporation and Fortress. If the Corporation or Fortress rejects any subscription for which the Agent has not yet received collected funds but has submitted the subscriber's check for collection, the Agent shall within two (2) business days, issue a check in the amount of the subscriber's check to the rejected subscriber after the Agent has cleared such funds. If the Agent has not yet submitted a rejected subscriber's check for collection, the Agent shall promptly remit the subscriber's check directly to the subscriber.

  4.     Exculpation and Indemnification of Agent:

  4.1 The Agent shall have no duties or responsibilities other than those expressly set forth herein. The Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under such document. Except for amendments to this Agreement referred to below, and except for instructions given to the Agent by the Corporation relating to the escrow deposit under this Agreement, the Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

  4.2 The agent shall not be liable to the Corporation or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgement. The Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Agent to be genuine and to be signed or presented by the proper person or persons. The Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms thereof, unless evidenced by a writing delivered to the Agent signed by the proper party and, if the duties or rights of the Agent are affected, unless it shall give its prior written consent thereto.

  4.3 The Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any documents or property of this Agreement. The Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Agent pursuant to the provisions hereof. The Agent shall not be liable to the Corporation or to anyone else for any loss which may be incurred by reason of any investment of any monies which it holds hereunder provided the Agent has complied with the provisions of Section 3.2 hereunder.

  4.4 The Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by the Agent does not exist or has nor occurred, without any action suffered by it to be taken or omitted, in good faith an din the exercise of its own best judgement, in reliance upon such assumption.

  4.5 The Agent will be indemnified and held harmless by the Corporation from and against any and all expenses, including reasonable counsel fees and disbursements, or loss claim, or in connection with any claim or demand, which in any way, directly or indirectly arises out of or relates to this Agreement, the services of the Agent hereunder, the monies or other property held by it hereunder.

  4.6 For the purposes hereof, the term "expense or loss" shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with express written consent of Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

  5.     Termination of Agreement and Resignation of Agent.

  5.1 This Escrow Agreement shall terminate on the final disposition of the monies and property held in escrow hereunder, provided that the rights of the Agent and the obligations of the other parties hereto under Sections 4 and 7 shall survive the termination hereof.

  5.2 The Agent may resign at any time and be discharged from its duties as Agent hereunder by giving the Corporation at least thirty (30) days written notice thereof. As soon as practicable after its resignation, the Agent shall turn over to a successor escrow agent appointed by the Corporation all monies and property held hereunder (less such amount as the Agent is entitled to retain pursuant to Section 7) upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new Agent is so appointed within the sixty (60 day period following such notice of resignation, the Agent may deposit the aforesaid monies and property with any court it deems appropriate.

  6.     Form of Payment by Agent.

  6.1 Any payments by the Agent to subscribers or to persons other than the Corporation pursuant to the terms of this Agreement shall be made by check, payable to the order of each respective subscriber or other person.

  6.2 All amounts referred to herein are expressed in United States Dollars and all payments by the Agent shall be made in such dollars.

  7. Compensation of Agent. For services rendered, the Agent shall receive as compensation all interest income earned on the funds received pursuant to this Agreement. The Agent shall also be entitled to reimbursement form the Corporation for all expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors and Agents fees and disbursements and all reasonable taxes or other governmental charges. It is anticipated that such disbursements shall not exceed $500 barring any unforseen circumstances.

  8.     Notices.   All notices, requests, demands and other communications
         provided for herein shall be in writing, shall be delivered by hand or by first-class mail, shall be deemed given when received and shall be addressed tot he parties hereto at their respective addresses listed below or to such other persons or addresses as the relevant party shall designate as to itself from time to time in writing delivered in like manner.


                    If to the Corporation:

                         The Castle Group, Inc.
                         745 Fort Street, 10th Floor
                         Honolulu, HI 96813
                         Attention: Rick Wall
                         Tel #:    808-524-0900
                         Fax #:    808-521-9994


                    If to the Agent:

                         American Stock Transfer & Trust Company
                         40 Wall Street
                         New York, NY 10005
                         Attention: Michael Karfunkle
                         Tel #:    212-936-5100
                         Fax #:    718-236-4588


                    If to Fortress:

                         Fortress Financial Group, Ltd.
                         1204 Palm Boulevard, 2nd FL
                         Isle of Palms, SC 29451
                         Attention: Gregory D. Walker
                         Tel #:    800-304-3181
                         Fax #:    803-886-5799

  9. Further Assurances. From time to time on and after the date hereof, the Corporation shall deliver or cause to be delivered to the Agent such further documents and instruments and shall do and cause to be done such further acts as the Agent shall reasonably request (it being understood that the Agent shall have no obligation to make any such requests) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

  10. Consent to Service of Process. The Corporation hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to the Corporation at its address for purposes of notices hereunder.

  11.    Miscellaneous.

  11.1 If for any reason the escrow deposit if not received by the Agent as contemplated herein, the Corporation shall reimburse the Agent for all expenses, including reasonable counsel fees and disbursements, paid or incurred by it in making preparations for providing the services contemplated hereby in an amount not to exceed $500.

  11.2 This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms "hereby", "hereto", "hereunder" and any similar terms as used in this Agreement refer to the Agreement in its entirety and not only to the particular portion of this Agreement where term is used. The word "person" shall mean any natural person, partnership, corporation, government and any other form of business or legal entity. All words or terms used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement. The rule of EJUSDEM GENERIS shall not be applicable herein to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

  11.3 This Agreement and the rights and obligations hereunder of the Corporation may be assigned by the Corporation only to a successor to the Corporation's entire business. This Agreement and the rights and obligations hereunder of the Agent may be assigned by the Agent only to a successor to its entire business. This Agreement shall be binding upon and inure to the benefit of each party's respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Agent, the Corporation and Fortress. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 11.3) their respective successors, heirs and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

  11.4 This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. The representations and warranties contained in this Agreement shall survive the executive and delivery hereof and any investigations made by any party. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

  12. Executions in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one of the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all the parties reflected hereon as the signatures.

  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

                                   AMERICAN STOCK TRANSFER & TRUST COMPANY


                                   By: _______________________________________
                                       Name:      Herbert J. Lemmer
                                       Title:     Vice President


                                   THE CASTLE GROUP, INC.


                                   By: _______________________________________
                                     Name:   Rick Wall
                                     Title:  Chief Executive Officer


                                   FORTRESS FINANCIAL GROUP, LTD.


                                   By: _______________________________________
                                     Name:   Gregory D. Walker
                                     Title:  President

                         ATTACHMENT A


  Fortress Financial Group, Limited
  As Placement Agent
  1204 Palm Blvd. - 2nd Floor
  Isle of Palms, South Carolina 29451

  Gentlemen:

       Reference is made to a Placement Agency Agreement (the "Placement Agency Agreement"), which will be executed between The Castle Group, Inc., a Utah corporation, and its subsidiaries listed on Schedule I hereto (collectively, the "Company"), and Fortress Financial Group, Limited (the "Placement Agent").

       In consideration of the Placement Agency Agreement, the undersigned hereby agrees not to, without the prior written consent of the Placement Agent, offer, sell or otherwise dispose of any shares of the Company's Common Stock, $.02 par value per share (the "Common Stock"), or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or acquire, Common Stock owned by the undersigned for a period of 180 days after the date of the Placement Agency Agreement.

  Dated:  _________________, 1998

                                     Very truly yours,

  COOPERS         Coopers & Lybrand L.L.P.        First Hawaiian Center
                  telephone (808) 531-3400        999 Bishop Street
                  facsimile (808) 531-3433        Suite 1900
  & LYBRAND       a professional services firm    Honolulu, Hawaii 96813



                     CONSENT OF INDEPENDENT ACCOUNTANTS


  We consent to the inclusion in this registration statement of The Castle Group, Inc. on Form SB-2/A-1 to be filed on or about March 10, 1998, of our report dated September 19, 1997, on our audits of the financial statements of The Castle Group, inc. and Subsidiary as of July 31, 1997 and 1996, and for the years then ended, which report is included in the 1997 Annual Report on Form 10-KSB and in this registration statement. We also consent to the reference to our firm under the caption "Experts."


                                               /s/ Coopers & Lybrand L.L.P.


  COOPERS & LYBRAND L.L.P.


  Honolulu, Hawaii
  March 10, 1998

DAVIS WRIGHT TREMAINE

Anchorage Bellevue Boise Charlotte Honolulu Los Angeles Portland San Francisco Seattle Washington, D.C. Shanghai

                                   1360 Pauahi Tower         Tel (808) 538-3360
                                   1001 Bishop Street        Fax (808) 526-0101
                                   Honolulu, Hawaii  96813   www.dwt.com

                                                                    EXHIBIT 5.1

March 10, 1998

The Castle Group, Inc.
745 Fort Street
10th Floor
Honolulu, Hawaii  96813

Ladies and Gentlemen:

We have acted as counsel to The Castle Group, Inc. (the "Company"), a corporation organized under the laws of the State of Utah, in connection with the preparation of a registration statement on Form SB-2 (as amended, the "Registration Statement") relating to the offer and sale of up to 1,600,000 shares of the common stock of the Company, par value $.02 per share (the "Common Stock"), to be sold by the Company.

We have examined copies of the certificate of incorporation and by-laws of the Company, and the amendments thereto, the Registration Statement, certain resolutions adopted by the Company's Board of Directors and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

Based on the foregoing, we are of the opinion that (i) the Common Stock to be sold by the Company, when duly sold, issued and paid for in accordance with the terms of the Prospectus included as part of the Registration Statement, will be validly issued, fully paid and nonassessable, and (ii) the Common Stock to be sold by the selling shareholders in accordance

March 10, 1998
Page 2


with the terms of the Prospectus included as part of the Registration Statement has been validly issued and is fully paid and nonassessable.

We are not admitted to practice in the State of Utah and, to the extent that our opinions expressed herein contain conclusions as to matters of Utah law, we have relied upon the opinion of even date herewith delivered to you by Leonard W. Burningham, counsel to the Company, a copy of which opinion is attached hereto. Our opinion is limited to the laws of the State of Hawaii and the federal laws of the United States of the typically applicable transactions contemplated by the proposed offering, and we do not express any opinion with respect to the laws of any other country, state or jurisdiction.

This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

We consent to being named in the Registration Statement and related Prospectus as counsel who are passing upon the legality of the Common Stock for the company and to the reference to our name under the caption "Validity of Shares" in such Registration Statement or any amendment thereto. In giving such consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very Truly Yours,


/s/ Davis Wright Tremaine

                           LEONARD W. BURNINGHAM
                                  LAWYER
                       HERMES BUIILDING - SUITE 200
                           455 EAST FIFTH SOUTH
                      SALT LAKE CITY, UTAH 84111-3323
                         TELEPHONE (801) 363-7411
                            FAX (801) 359-1242


March 10, 1998


The Castle Group, Inc.
745 Fort Street
10th Floor
Honolulu, Hawaii  96813

Re: Opinion respecting certain common stock (the "Common Stock") of The Castle Group, Inc., a Utah corporation (the "Company") to be included in a Form SB-2 Registration Statement filed with the Securities and Exchange Commission, with an expected "effective date" of March 10, 1998.

Ladies and Gentlemen:

I represent The Castle Group, Inc. (the "Company"), a corporation organized under the laws of the State of Utah. I am providing this opinion letter at the request of the Company in connection with the preparation of a registration statement on Form SB-2 (as amended, the "Registration Statement") by other counsel relating to the offer and sale of up to 1,600,000 shares of the common stock of the Company, par value $.02 per share (the "Common Stock") to be sold by the Company.

I have examined copies of the Certificate of Incorporation and Bylaws of the Company, and the amendments thereto; certain resolutions adopted by the Company's Board of Directors and other records and documents as I have deemed necessary or appropriate to form a basis for the opinion. I have also examined such other documents, papers, statutes and authorities as I have deemed necessary to or appropriate to form a basis for the opinion expressed herein. In my examination, I have assumed the geniuneness of all signatures and the conformity to original documents of all copies submitted to me.
As to various questions of fact material to my opinion, I have relied on statements and certificates of officers and representatives of the Company and public officials.

Based on the foregoing, I am of the opinion that (i) the Common Stock to be sold by the Company, when duly sold, issued and paid for in accordance with the terms of the Prospectus included as part of the Registration Statement, will be validly issued, fully paid and nonassessable, and (ii) the Common Stock to be sold by the selling shareholder in accordance with the terms of

The Castle Group, Inc.
Page 2
March 10, 1998


the Prospectus included as part of the Registration Statement has been validly issued and is fully paid and non assessable.

My opinion is limited to the laws of the State of Utah of the type typically applicable to transactions contemplated by the proposed offering, and I do not express any opinion with respect to the laws of any other state or jurisdiction.

This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. I undertake no responsibility to update or supplement this letter after the date hereof.

I consent to being named in the Registration Statement and related Prospectus as counsel who is passing upon the legality of the Common Stock for the Company and to the reference to my name under the caption "Validity of Shares" in such Registration Statement and Prospectus. I further consent to your filing copies of this opinion as an exhibit to the Registration Statement or any amendment thereto. In giving such consents, I do not hereby admit that I are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.



                                           Very Truly Yours,

                                           /s/ Leonard W. Burningham


LWB



                                  107
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